Notice of Fiscal 2023 Annual Meeting of Stockholders and
Proxy
Statement
Comtech Telecommunications Corp.
Virtual Webcast Only
December 14, 2023 at 10:00 a.m. Eastern Time
at www.virtualshareholdermeeting.com/CMTL2023

To attend the Annual Meeting, you will need a Control Number. See Part 1 – “Proxy Summary / About the Proxy Statement” for details on admission procedures to attend the Annual Meeting of Stockholders.

NOTICE OF FISCAL 2023 ANNUAL MEETING OF STOCKHOLDERS
F

November 16, 2023
Dear Fellow Stockholder:
On behalf of the Board of Directors (the “Board of Directors” or the “Board”) and management, we cordially invite you to attend the Fiscal 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting” or the “Annual Meeting”) of Comtech Telecommunications Corp. (“Comtech” or the “Company”), scheduled to be held on December 14, 2023 at 10:00 a.m. Eastern Time in a virtual meeting format only, via a live webcast. The Notice of Fiscal 2023 Annual Meeting of Stockholders, Proxy Statement and proxy card are enclosed.
Your Board recommends that you promptly vote “FOR” the election of each of the director nominees named in this proxy statement under Proposal 1, “FOR” each of Proposals 2, 4, and 5 and “ONE YEAR” for Proposal 3 on the enclosed proxy card. It is important that your shares are voted at the Annual Meeting. Whether or not you are able to attend the virtual Annual Meeting, the prompt execution and return of the enclosed proxy card in the envelope provided or submission of your proxy and voting instructions over the Internet or by telephone will assure that your shares are represented at the Annual Meeting. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Fiscal 2023 Annual Meeting of Stockholders to be Held on December 14, 2023.
Our Proxy Statement and Fiscal 2023 Annual Report are available at:
www.proxyvote.com and www.comtech.com.

Sincerely,

Ken A. Peterman
Chairman and Chief Executive Officer
Your vote is very important. If you have any questions about how to vote your Comtech shares, require any assistance voting your shares, or need additional copies of the proxy materials, please contact Comtech’s proxy solicitor:
Innisfree M&A Incorporated
Stockholders in the U.S. and Canada May Call Toll-Free: (877) 800-5195
From Other Locations Please Call: +1 (412) 232-3651
Banks and Brokers May Call Collect: (212) 750-5833

2023 Proxy Statement

NOTICE OF FISCAL 2023 ANNUAL MEETING OF STOCKHOLDERS

Date	December 14, 2023

Time	10:00 a.m. Eastern Time

Virtual Meeting
This year’s Annual Meeting will be held in a virtual meeting format only. You will be able to attend and participate in the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/CMTL2023, where you will be able to listen to the meeting live, submit questions, and vote.

Record Date
In order to vote, you must have been a stockholder at the close of business on October 16, 2023. Such stockholders are urged to submit the enclosed proxy card, voting “FOR” all the director nominees under Proposal 1, “FOR” each of Proposals 2, 4, and 5, and “ONE YEAR” for Proposal 3, even if your shares were sold after such date, or otherwise submit your proxy over the Internet or by telephone.

Proxy Voting
It is important that your shares be represented at the Annual Meeting regardless of the number of shares you hold in order that we have a quorum. Whether or not you plan to participate in the Annual Meeting, we hope you will vote as soon as possible so that your voice is heard. We urge you to vote TODAY by following the instructions on the enclosed proxy card to vote by the Internet or telephone or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. More information on voting your proxy card and attending the Annual Meeting can be found in the accompanying Proxy Statement.

YOUR VOTE IS VERY IMPORTANT
If you have any questions or require any assistance with voting your shares, please contact Comtech’s proxy solicitor:
Innisfree M&A Incorporated
Stockholders in the U.S. and Canada May Call Toll-Free: (877) 800-5195
From Other Locations Please Call: +1 (412) 232-3651
Banks and Brokers May Call Collect: (212) 750-5833

2023 Proxy Statement

NOTICE OF FISCAL 2023 ANNUAL MEETING OF STOCKHOLDERS

Items of Business
1.To elect the six directors named in this proxy statement to serve until the fiscal 2024 annual meeting of stockholders and until their successors are duly elected and qualified.
2.To approve, on an advisory basis, the compensation of our Named Executive Officers.
3.To conduct an advisory vote to approve the frequency of future advisory votes on the compensation of our Named Executive Officers.
4.To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending July 31, 2024.
5.To approve the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan.
We will also transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Board unanimously recommends that stockholders vote "FOR" the election of all director nominees under Proposal 1, “FOR” each of Proposals 2, 4, and 5 and “ONE YEAR” for Proposal 3, to be presented at the 2023 Annual Meeting using the enclosed proxy card.

Meeting Details	See Part 1 – “About the Proxy Statement - How Will the Annual Meeting be Conducted?” for details.

By Order of the Board of Directors, Donald E. Walther Chief Legal Officer and Corporate Secretary November 16, 2023

2023 Proxy Statement

2023 Proxy Statement

2023 Proxy Statement

2023 Proxy Statement

2023 Proxy Statement

Proxy Summary
Proxy Summary
This summary highlights information contained within this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

Annual Stockholders’ Meeting		Meeting Agenda

Date	December 14, 2023	Election of the six directors named in this proxy statement to serve until the fiscal 2024 annual meeting of stockholders and until their successors are duly elected and qualified
Time	10:00 a.m. Eastern Time
Approval, on an advisory basis, of the compensation of our Named Executive Officers
Place	www.virtualshareholdermeeting.com/CMTL2023
An advisory vote to approve the frequency of future advisory votes on the compensation of our Named Executive Officers
Record Date	Stockholders holding the Company’s Common Stock or Preferred Stock as of the close of business on October 16, 2023 are entitled to vote.
Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2024
When are the proxy materials first being sent or given to stockholders?	The Notice of the Annual Meeting, Proxy Statement and proxy card are being mailed starting on or about November 16, 2023.	Approval of the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan
Voting Matters and Vote Recommendation

Item	Board recommendation	Reasons for recommendation	More info

1.Election of the six directors named in this proxy statement to serve until the fiscal 2024 annual meeting of stockholders and until their successors are duly elected and qualified	FOR all director nominees
The Board of Directors (or the “Board”) and Nominating and Governance Committee believe that each of the Company's six (6) director nominees possesses the skills, experience, and diversity of background to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy and are best positioned to serve the interests of all of the Company's stockholders.
Page 81
2.Approval, on an advisory basis, of the compensation of our Named Executive Officers	FOR	Our executive compensation programs demonstrate the continuing evolution of our pay for performance philosophy and reflect the input of stockholders from our extensive outreach efforts.	Page 82
3.Advisory vote to approve the frequency of future advisory votes on the compensation of our Named Executive Officers	ONE YEAR	The Board believes the “say-on-pay” votes every year will provide the Board with valuable feedback from stockholders on the Company’s executive compensation policies and practices.	Page 83

2023 Proxy Statement	1

Proxy Summary

4.Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2024	FOR	The Audit Committee of the Board of Directors believes that the appointment of Deloitte & Touche LLP is in the best interests of the Company and its stockholders.	Page 84
5. Approval of Comtech Telecommunications Corp. 2023 Equity and Incentive Plan	FOR	The approval of the plan will allow us to grant equity-based awards to eligible participants to attract, motivate and retain such participants.	Page 85

Vote in advance of the Meeting			Vote at the Meeting

Vote Online During the Meeting
Internet	Telephone	Mail

Vote your shares via the Internet by going to the website address for Internet voting indicated on your proxy card and following the steps outlined on the secure website.	Call the toll-free number on your proxy card at any time and follow the recorded instructions.	Sign, date, and return the enclosed proxy card in the postage-paid envelope provided.	Vote your shares during the Annual Meeting at www.virtualshareholdermeeting.com/CMTL2023

2023 Proxy Statement	2

ABOUT THE PROXY STATEMENT
About Us
Comtech Telecommunications Corp. (“Comtech” or the “Company”) is a leading global provider of next-generation 911 emergency systems and secure wireless and satellite communications technologies. This includes the critical communications infrastructure that people, businesses, and governments rely on when durable, trusted connectivity is required, no matter where they are – on land, at sea, or in the air – and no matter what the circumstances – from armed conflict to a natural disaster. Our solutions are designed to fulfill our customers’ needs for secure wireless communications in the most demanding environments, including those where traditional communications are unavailable or cost-prohibitive, and in mission-critical and other scenarios where performance is crucial. We anticipate future growth in our business due to a trend of increasing demand for global voice, video and data usage in recent years, upgraded ground stations and related services resulting from the large quantities of satellites anticipated to be launched for new LEO and MEO constellations, digitization and virtualization of modems, the resurgence of troposcatter as a viable form of primary or backup communications, enhanced location positioning combined with data-rich geospatial intelligence, and the growth of 988 networks. We provide our solutions to both commercial and governmental customers within the converging satellite and space communications and terrestrial and wireless networking markets.
Questions and Answers
What is the purpose of the Annual Meeting of Stockholders (the “Annual Meeting”)?
At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:
a.Proposal No. 1 – Election of the six (6) directors named in this proxy statement to serve until the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) and until their successors are duly elected and qualified;
b.Proposal No. 2 – Approval, on an advisory basis, of the compensation of our Named Executive Officers;
c.Proposal No. 3 – Advisory vote to approve the frequency of future advisory votes on the compensation of our Named Executive Officers;
d.Proposal No. 4 – Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2024;
e.Proposal No. 5 – Approval of the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan; and
f.Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
What does our Board of Directors recommend?
The Board of Directors unanimously recommends that you vote on your proxy card as follows, whether or not you plan to attend the Annual Meeting:
1.Proposal No. 1 – FOR the election of all the Company’s director nominees named in this proxy statement: Ken A. Peterman, Rear Admiral (Ret.) Wendi B. Carpenter, Lieutenant General (Ret.) Bruce T. Crawford, The Honorable Ellen M. Lord, Mark R. Quinlan and Dr. Yacov A., Shamash, to serve as members of the Company’s Board of Directors until the Company’s 2024 Annual Meeting;
2.Proposal No. 2 – FOR the proposal to approve, on an advisory basis, the compensation of our Named Executive Officers;
3.Proposal No. 3 – ONE YEAR as the frequency of future advisory votes on the compensation of our Named Executive Officers;

2023 Proxy Statement	3

ABOUT THE PROXY STATEMENT
4.Proposal No. 4 – FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2024; and
5.Proposal No. 5 – FOR the approval of the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan.
How can I attend the Annual Meeting?
We will be hosting the Annual Meeting live via the Internet rather than in person.
You are entitled to participate in the Annual Meeting only if you were a holder or joint holder of Common Stock or Series A Convertible Preferred Stock (“Preferred Stock”) as of the close of business on the record date, October 16, 2023 (the “Record Date”), or you hold a valid proxy for the Annual Meeting. A stockholder can listen to and participate in the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/CMTL2023. You will need the control number included on your proxy card or voting instruction form provided by your bank or broker in order to be able to vote your shares or submit questions during the meeting. If you encounter any difficulties accessing the Annual Meeting via the Internet during the meeting time, please call the technical support number that will be available at www.virtualshareholdermeeting.com/CMTL2023.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on October 16, 2023, the Record Date for the Annual Meeting, are entitled to receive notice of and vote at the Annual Meeting. The Company urges all stockholders to vote their shares in advance of the Annual Meeting, whether or not they plan to attend online.

Why are you conducting a virtual-only Annual Meeting?
We are conducting this year’s Annual Meeting entirely online because a virtual meeting is more cost effective for both the Company and stockholders who wish to attend. In addition, the virtual meeting format provides stockholders who would not otherwise be able to attend the meeting the opportunity to do so. Like our prior in-person and virtual annual meetings, we will provide our stockholders with ample opportunity to ask questions or provide comments during the meeting.
How many shares are outstanding? What constitutes a quorum?
At the close of business on October 16, 2023, the Record Date for the Annual Meeting, 28,198,055 shares of Common Stock were outstanding and eligible to vote at the Annual Meeting and 100,000 shares of Preferred Stock were issued and outstanding and eligible to cast 4,681,319 votes at the Annual Meeting, which number is equal to the number of whole shares of Common Stock into which the holders’ shares of Preferred Stock could be converted on the Record Date, as if the shares of Preferred Stock were convertible on the Record Date. Holders of Preferred Stock are entitled to vote with the holders of our Common Stock as a single class on all of the proposals that will be submitted to stockholders at the Annual Meeting.
Business may not be conducted at the Annual Meeting unless a quorum is present. Under our Third Amended and Restated By-Laws (“By-Laws”), a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. “Abstentions” and “Withhold” votes are counted as shares present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum is present and broker non-votes will be counted toward a quorum.

2023 Proxy Statement	4

ABOUT THE PROXY STATEMENT
What are the voting rights of stockholders? How many votes do I have?
Holders of our Common Stock are entitled to one vote per share owned on each matter that is properly brought before the Annual Meeting and on which our common stockholders are entitled to vote. Holders of our Preferred Stock are entitled to vote with the holders of our Common Stock as a single class on all of the proposals that will be submitted to stockholders at the Annual Meeting. For the purpose of voting on the proposals at the Annual Meeting, holders of Preferred Stock are entitled to the number of votes equal to the number of whole shares of Common Stock into which the holder’s shares of Preferred Stock could be converted on the Record Date, as if the shares of Preferred Stock were convertible on the Record Date.
Cumulative voting is not permitted in the election of directors.
Why am I receiving this proxy statement?
We provided you this proxy statement because you were a holder of our Common Stock or Preferred Stock as of the Record Date, and the Board, on behalf of the Company, is soliciting your proxy to vote your stock on all matters scheduled to come before the Annual Meeting. By completing, signing, dating and returning the enclosed proxy card or voting instruction form, or by submitting your proxy and voting instructions via the Internet or by telephone, you are authorizing the proxy holders to vote your shares of our Common Stock or Preferred Stock at the Annual Meeting as you have instructed.
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Our Board has designated Ken A. Peterman, Chairman, President and Chief Executive Officer (“CEO”) of Comtech, Donald E. Walther, Chief Legal Officer (“CLO”) and Corporate Secretary of Comtech, and Nancy Stallone, Treasurer of Comtech, as the Company’s proxies for the Annual Meeting.
What if I have shares registered in my name AND also have shares in a brokerage account? How do I vote my shares?
Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank or other nominee provides you instructions on how to vote those shares on the enclosed voting instruction form.
How do stockholders vote?
If your shares are held directly in your own name, and you received printed or electronic copies of the proxy materials, you may vote your shares by proxy in advance of the Annual Meeting using the control number included on your proxy card or voting instruction form provided by your bank or broker in order to be able to vote your shares. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by doing one of the following:

Vote via the Internet: You can vote your shares via the Internet by going to the website address for Internet voting indicated on your proxy card, www.proxyvote.com.
Vote by Telephone: You can vote your shares by calling the phone number indicated on your proxy card at any time and following the recorded instructions.
Vote by Mail: You can vote your shares by mail by completing, signing, dating and returning your proxy card in the postage-paid envelope provided.

2023 Proxy Statement	5

ABOUT THE PROXY STATEMENT
If you are a beneficial owner, or you hold your shares in “street name,” please follow the instructions provided by your bank, broker or other holder of record with respect to voting your shares.
Stockholders may also vote by ballot while attending the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be available at www.virtualshareholdermeeting.com/CMTL2023. However, we still encourage all stockholders to vote their shares in advance of the Annual Meeting, in case they are unable to attend the Annual Meeting for any reason.
Your vote is very important. If you have any questions about how to vote your Comtech shares, require any assistance voting your shares, or need additional copies of the proxy materials, please contact Comtech’s proxy solicitor:
Innisfree M&A Incorporated
Stockholders in the U.S. and Canada May Call Toll-Free: (877) 800-5195
From Other Locations Please Call: +1 (412) 232-3651
Banks and Brokers May Call Collect: (212) 750-5833
If a stockholder gives a proxy, how are the shares voted?
The shares represented by any proxy card that is properly executed and received by the Company prior to or at the Annual Meeting will be voted in accordance with the specifications made on the card, whether it is returned by mail, telephone or Internet.
If you sign and return your proxy card, but do not give voting instructions, your shares will be voted by the persons named as proxies on your proxy card on each matter in accordance with the recommendation of the Board of Directors or, if no recommendation is made by the Board of Directors, in the discretion of the proxies. You may mark instructions with respect to any or all of the nominees in Proposal 1.
Under the rules that govern brokers and nominees who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), brokers and nominees generally have discretionary authority to vote such shares on “routine” matters, but not on other matters (“non-routine”). Accordingly, brokers and nominees will not have discretionary authority to vote on the following matters at the 2023 Annual Meeting:
a.The election of the six directors to serve until the 2024 Annual Meeting and until their successors are duly elected and qualified;
b.Approval, on an advisory basis, of the compensation of our Named Executive Officers;
c.Advisory vote to approve the frequency of future advisory votes on the compensation of our Named Executive Officers; and
d.The approval of the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan.
Since the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year (Proposal No. 4) is a matter that is considered “routine,” your broker will have discretionary voting authority with respect to Proposal No. 4 pursuant to applicable rules governing brokers and nominees.
If a broker or nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item, a “broker non-vote” occurs.

2023 Proxy Statement	6

ABOUT THE PROXY STATEMENT
It is possible that matters other than those described in this Proxy Statement may be brought before stockholders at the Annual Meeting. Since we did not have notice of any other matter before the deadlines set forth in our By-Laws, the proxies will vote your shares on the matter as recommended by the Board of Directors or, if no recommendation is given, the proxies will vote your shares in their discretion. In any event, the proxies will comply with the rules of the Securities and Exchange Commission (“SEC”) when acting on your behalf on a discretionary basis.
Our Board is not aware of any matters that are expected to come before the Annual Meeting other than those described in this proxy statement. If any other matter is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxy cards received by the Company will be voted with respect thereto at the discretion of the persons named as proxies on the enclosed proxy card.
How are proxies changed or revoked?
You may change any vote by proxy or revoke a proxy before it is exercised by submitting a duly executed later-dated proxy card by mail, telephone or via the Internet, by participating in the virtual Annual Meeting and voting by ballot, or by filing with the Corporate Secretary of Comtech a notice of revocation. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions with respect to such shares. Participation in the Annual Meeting will not by itself constitute revocation of a proxy; you must vote your shares at the Annual Meeting to revoke a previously-given proxy.
Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on your proxy card “FOR” all of the director nominees under Proposal 1, “FOR” each of Proposals 2, 4 and 5 and “ONE YEAR” for Proposal 3.
What vote is required to approve each item?
Proposal No. 1: Election of six directors to serve until the 2024 Annual Meeting and until their successors are duly elected and qualified. Pursuant to our By-Laws, directors will be elected at the Annual Meeting using a majority of votes cast standard. This means that in order to be elected, the votes cast for each nominee’s election must exceed the votes cast against such nominee’s election. You may vote “For,” “Against,” or “Abstain” with respect to each nominee for election under this proposal. Abstentions and broker non-votes are not considered votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.
Proposal No. 2: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers. In order to be approved on an advisory basis, this proposal must receive the affirmative vote of a majority of the shares of capital stock of the Company present in person or represented by proxy at the meeting and voting thereon. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions and broker non-votes are not considered votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.
Proposal No. 3: Advisory Vote to Approve the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers. Since this proposal is an advisory vote with multiple choices, the provisions of our By-Laws regarding the vote required to “approve” a proposal are not applicable to this matter. Abstentions and broker non-votes will not be counted as expressing any preference. We will consider the frequency that receives the highest number of votes cast by stockholders to be the frequency that has been selected by stockholders. However, because this vote is advisory and non-binding on us or our Board, our Board may decide that it is in our and our stockholders' best interests to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders.

2023 Proxy Statement	7

ABOUT THE PROXY STATEMENT
Proposal No. 4: Ratification of the Selection of Independent Registered Accounting Firm. The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year will require the affirmative vote of a majority of the shares of capital stock of the Company present in person or represented by proxy at the meeting and voting thereon. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are not considered votes cast on this proposal and will have no effect on the outcome of the vote on this proposal. Since this proposal is a matter that is considered "routine," your broker will have discretionary voting authority with respect to Proposal No. 4 pursuant to applicable rules governing brokers and nominees and there will not be any broker non-votes.
Proposal No. 5: Approval of the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan. The approval of the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan will require the affirmative vote of a majority of the shares of capital stock of the Company present in person or represented by proxy at the meeting and voting thereon. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions and broker non-votes are not considered votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.
Other Matters. Approval of any other matter that comes before the Annual Meeting generally will require the affirmative vote of a majority of the shares of capital stock of the Company present in person or represented by proxy at the meeting and voting thereon, although a different number of affirmative votes may be required depending on the nature of such matter.
How will I be able to participate at the Virtual Annual Meeting?
The virtual Annual Meeting is accessible on any Internet-connected device and stockholders will be able to submit questions and comments and to vote online during the meeting. We believe these benefits of a virtual meeting are in the best interests of our stockholders. In the event of a technical malfunction or other problem that disrupts the Annual Meeting, the Company may adjourn, recess, or expedite the Annual Meeting, or take such other action that the Company deems appropriate considering the circumstances. If you encounter any difficulties accessing the virtual meeting or during the meeting, a toll-free telephone number will be provided to address any questions.
Only holders of our Common Stock and Preferred Stock at the close of business on the record date will be permitted to ask questions during the Annual Meeting. If you wish to submit a question, on the day of the Annual Meeting, you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/CMTL2023, and type your question for consideration into the field provided in the web portal. Stockholders may begin submitting written questions at 9:45 a.m. Eastern Time on December 14, 2023. To allow us to answer questions from as many stockholders as possible, we may limit each stockholder to two (2) questions. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.
Where can I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results based on the advice of our proxy tabulator at the Annual Meeting. We will report voting results based on the Inspector of Election’s final, certified report on a Current Report on Form 8-K that we will file with the SEC within the applicable deadline.
What happens if the Annual Meeting is adjourned?
Unless a new Record Date is fixed, your proxy will still be valid and may be used to vote shares of our Common Stock or Preferred Stock at any adjournment of the Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.

2023 Proxy Statement	8

ABOUT THE PROXY STATEMENT
Who can help answer any other question I may have?
If you have any questions or require any assistance with voting your shares, please contact Comtech’s proxy solicitor:
Innisfree M&A Incorporated
Stockholders in the U.S. and Canada May Call Toll-Free: (877) 800-5195
From Other Locations Please Call: +1 (412) 232-3651
Banks and Brokers May Call Collect: (212) 750-5833

2023 Proxy Statement	9

ABOUT THE PROXY STATEMENT
Other Business and Information
We have enclosed our Annual Report for fiscal 2023 together with this proxy statement.
As noted above, it is possible that matters other than those described in this proxy statement may be brought before stockholders at the Annual Meeting, although we are not aware of any other such matters at the time of the printing and mailing of this proxy statement. If other matters are properly introduced for action at the Annual Meeting, the persons named on the accompanying proxy card will vote your shares on any such matter as recommended by the Board of Directors or, if no recommendation is given, the proxies will vote your shares in their discretion.
A complete list of stockholders entitled to vote at the Fiscal 2023 Annual Meeting of Stockholders will be available for inspection beginning December 4, 2023 at the Company’s headquarters located at 68 South Service Road, Suite 230, Melville, New York 11747.
Costs of the Solicitation
Proxies may be solicited by mail, email, fax, telephone, telegram, and personally by directors, officers and other employees of Comtech who will not receive incremental pay as a result of any potential solicitation. The Company has also engaged Innisfree M&A Incorporated (“Innisfree”) to assist it in connection with soliciting proxies and has agreed to pay Innisfree a fee not to exceed $20,000, plus reimbursement of expenses. The Company has agreed to indemnify Innisfree against certain liabilities relating to or arising out of the engagement.
The Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to beneficial owners of shares held of record by such persons and obtain their voting instructions. The Company will reimburse such persons at approved rates for their expenses in connection with the foregoing activities. The cost of soliciting proxies will be borne by the Company.
Participants in the Solicitation
Under applicable regulations of the SEC, the Company, our directors and certain of our executive officers are “participants” in connection with this proxy solicitation on behalf of the Board of Directors related to the matters to be considered at the 2023 Annual Meeting. For more information about our directors and executive officers, please see their biographical information and professional qualifications beginning on page 19 of this Proxy Statement. Other than the persons described in this Proxy Statement, no regular employees of the Company have been or are to be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

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ABOUT THE PROXY STATEMENT
Forward-Looking Statements
This proxy statement contains forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would,” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our future performance and financial condition, plans and objectives of our management and our assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under our control which may cause our actual results, future performance and financial condition, and achievement of our plans and objectives of our management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the possibility that the expected synergies and benefits from acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses will not be integrated successfully; the possibility of disruption from acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that we will be unsuccessful in implementing our “One Comtech” transformation and integration of individual businesses into two segments; the risk that we will be unsuccessful in implementing a tactical shift in our Satellite and Space Communications segment away from bidding on large commodity service contracts and toward pursuing contracts for our niche products and solutions with higher margins; the nature and timing of our receipt of, and our performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and/or procurement strategies; changes in prevailing economic and political conditions, including as a result of Russia’s military incursion into Ukraine; changes in the price of oil in global markets; changes in prevailing interest rates and foreign currency exchange rates; risks associated with our legal proceedings; customer claims for indemnification, and other similar matters; risks associated with our obligations under our credit facility; risks associated with our large contracts; risks associated with the COVID-19 pandemic and related supply chain disruptions; and other factors described in this and our other filings with the SEC. Additional risks and uncertainties, not currently known to us or that do not currently appear to be material, may also materially adversely affect our business, financial condition and/or operating results in the future. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors” (Part 1, Item 1A), “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (Part II, Item 7) and “Quantitative and Qualitative Disclosures about Market Risk” (Part II, Item 7A) of our Annual Report on Form 10-K filed with the SEC on October 12, 2023. We do not intend to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.
Incorporation by Reference
To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “Audit Committee Report” will not be deemed incorporated unless specifically provided otherwise in such filing, to the extent permitted by the rules of the SEC. Such section shall also not be deemed to be “soliciting material” or to be “filed” with the SEC. Website references and links to other materials are for convenience only, and the content and information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing that we make with the SEC.

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ABOUT THE PROXY STATEMENT
Additional Information
Our Internet website is www.comtech.com, and we make available on our website our filings with the SEC including annual reports, quarterly reports, current reports and any amendments to those filings. We also make announcements regarding company developments and financial and operating performance through our blog, Signals, at www.comtech.com/signals. We use our website to disseminate other material information to our investors (on the Home Page and in the “Investor Relations” section). Among other things, we post on our website our press releases and information about our public conference calls and webcasts (including the scheduled dates, times and the methods by which investors and others can listen to those calls and webcasts), and we make available for replay webcasts of those calls and other presentations for a limited time.
We use social media channels to communicate with customers and the public about our Company, our products, services and other issues, and we use social media and the Internet to communicate with investors, including information about our stockholder meetings. Information and updates about our 2023 Annual Meeting have been and will continue to be posted on our website at www.comtech.com in the "Investors" section. The reference to our website address, blog or any other website does not constitute incorporation by reference of any other information contained therein into this Proxy Statement.
Stockholder Proposals and Director Nominations for the Fiscal 2024 Annual Meeting
Eligible stockholders wishing to have a proposal for action by the stockholders at the Fiscal 2024 Annual Meeting included in our proxy statement pursuant to Rule 14a-8 of the SEC’s proxy rules must submit such proposal at the principal offices of Comtech, and such proposal must be received by us not later than July 19, 2024. The proposal must comply with the SEC rules regarding eligibility for inclusion in our proxy statement, and should be addressed to Comtech Telecommunications Corp., Attention: Corporate Secretary, 68 South Service Road, Suite 230, Melville, NY 11747.
Under our By-Laws, a stockholder nomination for election to our Board of Directors may not be made at the 2024 Annual Meeting unless notice (including all information required under Article II, Section 8 of our By- Laws) is delivered in person or mailed to Comtech and received by us not earlier than August 16, 2024 or later than September 15, 2024; provided, however, that if the 2024 Annual Meeting is not held within 30 days before or after the anniversary date of the 2023 Annual Meeting, such notice must be received not more than 90 days prior to the 2024 Annual Meeting or less than 60 days prior to the 2024 Annual Meeting.
In addition, a stockholder proposal (other than a nomination for election to our Board of Directors or a stockholder proposal that may be made pursuant to Rule 14a-8) may not be made at the 2024 Annual Meeting unless notice thereof (including all information required under Article II, Section 9 of our By-Laws) is delivered in person or mailed to Comtech and received by us not earlier than September 15, 2024 or later than October 15, 2024; provided, however, that if the 2024 Annual Meeting is not held within 30 days before or after the anniversary date of the 2023 Annual Meeting, such notice must be received not more than 90 days prior to the 2024 Annual Meeting or less than 60 days prior to the 2024 Annual Meeting.
In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 15, 2024.
Under the SEC’s proxy rules, proxies solicited by our Board of Directors for the 2024 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any stockholder proposal not included in our proxy statement if we do not receive notice of such proposal within the aforementioned dates.
It is suggested that any such stockholder proposals or nominations be submitted to the Company by certified mail, return receipt requested.

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ABOUT THE PROXY STATEMENT
Householding
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, unless we have received contrary instructions from a stockholder, we satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to the address of those stockholders. Each stockholder who participates in householding will continue to receive a separate proxy card. This procedure reduces our printing costs, postage fees, and environmental footprint.
If you are currently receiving multiple copies of our proxy solicitation materials, and wish to participate in householding for future annual meetings, or are currently participating in householding and wish to receive separate copies of the proxy materials for the 2023 Annual Meeting or future annual meetings, then please contact the Corporate Secretary of the Company by writing to 68 South Service Road, Suite 230, Melville, New York 11747 or calling (631) 962-7000.
We will promptly deliver separate copies of the proxy materials for the 2023 Annual Meeting upon receiving your request. Stockholders who hold their shares in street name should contact their broker, bank or other nominee regarding combined mailings.
Other Business at the Annual Meeting
Our Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to our Board of Directors, no matters are to be brought before the Annual Meeting, except as specified in the Notice of Annual Meeting.
It is possible that matters other than those described in this Proxy Statement may be brought before stockholders at the Annual Meeting. The proxies will vote your shares on any such matter as recommended by the Board of Directors or, if no recommendation is given, the proxies will vote your shares in their discretion.
Strategic Growth Investment
On October 18, 2021, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with affiliates of White Hat Capital Partners LP (“White Hat”), an investment firm focused on sustainable value creation in technology companies serving mission-critical applications, and Magnetar Capital LLC (“Magnetar”), a leading alternative investment manager with approximately $13.8 billion of assets under management at that time (collectively, the “Strategic Investors”), relating to the issuance and sale of up to 125,000 shares of Series A Convertible Preferred Stock (“Preferred Stock”) for an aggregate purchase price of up to $125 million (the “Preferred Stock Transaction”). The initial issuance of the Preferred Stock Transaction was completed on October 19, 2021 for an initial aggregate purchase price of $100 million.
Pursuant to the Subscription Agreement and the related Certificate of Designations, as long as the Strategic Investors own beneficially and of record at least 50% of the shares of Preferred Stock purchased pursuant to the Subscription Agreement, including any shares of Preferred Stock previously held that were subsequently converted into shares of Common Stock, the Strategic Investors representing at least a majority of the outstanding shares of Preferred Stock will have the right to nominate one person for election to serve on the Board (the “Investor Nominee”). In addition, so long as such condition is met, the Investor Nominee may only be removed by written consent of the Strategic Investors, and any subsequent vacancy in the office of the Investor Nominee (other than vacancies before the initial election and designation of the Investor Nominee) shall only be filled by the written consent of the Strategic Investors and the Company shall cause such Investor Nominee to fill such resulting vacancy.
In support of the Company’s vision and continued transformation, Comtech, White Hat and Magnetar jointly agreed to appoint Mark R. Quinlan as the Investor Nominee to the Company’s Board. Mr. Quinlan assumed his role as a director on January 3, 2022.

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STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
Table of Principal Stockholders
This table provides the number of shares beneficially owned by principal stockholders who the Company believes beneficially own more than five percent of our outstanding Common Stock or Preferred Stock, as of the date stated in the below footnotes.
The information in this table is based upon the latest filings of Form 13-F or Schedule 13G or 13G/A as filed by the respective stockholder with the SEC or upon information provided to us by the applicable stockholder.
We calculate the stockholder’s percentage of the outstanding class assuming the stockholder beneficially owned that number of shares on October 16, 2023.
Unless otherwise indicated below, the stockholder had sole voting and sole dispositive power over the shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Percent of Voting Power (1)
Common Stock (2)
	BlackRock, Inc. (3)	1,818,348	6.4%	5.4%
	50 Hudson Yards
	New York, NY 10001

	Dimensional Fund Advisors, L.P. (4)	1,515,471	5.4%	4.3%
	Building One, 6300 Bee Cave Road
	Austin, TX 78746

	Archon Capital Management LLC (5)	1,488,072	5.3%	4.5%
	1301 5th Avenue, Suite 3008
	Seattle, WA 98101

Preferred Stock
	Magnetar Financial LLC (6) (7)	80,000	80.0%	11.5%
	1603 Orrington Avenue, 13th Floor
	Evanston, IL 60201

	Affiliates of White Hat Capital Partners LP (6) (8)	20,000	20.0%	2.9%
	520 Madison Avenue, 33rd Floor
	New York, NY 10022
(1)The percentage of beneficial ownership is based on 28,198,055 outstanding shares of Common Stock and 100,000 shares of Preferred Stock as of the Record Date, October 16, 2023. The number of shares of Preferred Stock, if convertible to Common Stock, would represent 4,744,575 shares of Common Stock as of the Record Date and are entitled to that number of votes in the aggregate. The percentage of voting power reflects the number of votes held as of the Record Date on all matters submitted to a vote of our stockholders at the Annual Meeting.

(2)Based on a Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group, Inc. reported beneficial ownership of 1,848,009 shares of the Company’s outstanding Common Stock as of December 30, 2022. This would represent beneficial ownership of approximately 6.6% of the Company’s outstanding Common Stock, based on the outstanding shares of Common Stock as of the Record Date. However, the Vanguard Group, Inc. subsequently filed a Form 13-F with the SEC on August 14, 2023, reporting beneficial ownership of 1,351,700 shares of the Company’s outstanding Common Stock as of June 30, 2023, which would represent beneficial ownership of approximately 4.8% of the Company’s outstanding Common Stock, based on the outstanding shares of Common Stock on the Record Date. Accordingly, the Company has reason to believe that, as of the Record Date, the Vanguard Group, Inc. does not own 5% or more of the Company’s outstanding Common Stock, and the Vanguard Group, Inc. has therefore been excluded from the table above.

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STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
(3)The information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC, reporting beneficial ownership as of June 30, 2023. Of the shares reported in the table as beneficially owned, BlackRock, Inc. had sole voting power over 1,784,859 shares and sole dispositive power over 1,818,348 shares. The Schedule 13G also discloses that BlackRock Fund Advisors, an affiliate of BlackRock, Inc., is the beneficial owner of more than five percent of the Company's outstanding Common Stock.

(4)The information is based upon a Form 13-F filed by Dimensional Fund Advisors, L.P. with the SEC, reporting beneficial ownership as of June 30, 2023. Of the shares reported in the table as beneficially owned, Dimensional Fund Advisors, L.P. had sole voting power over 1,412,525 shares and sole dispositive power over all of the shares. Based on a Schedule 13G/A filed by Dimensional Fund Advisors with the SEC on February 10, 2023, as of December 30, 2022, Dimensional Fund Advisors beneficially owned 1,525,113 shares of the Company’s outstanding common stock, including (a) 1,487,907 shares over which it had sole voting power and (b) 1,525,113 shares over which it had sole dispositive power.
(5)The information is based upon a Form 13-F filed by Archon Capital Management LLC. (“Archon”) with the SEC, reporting beneficial ownership as of June 30, 2023. Of the shares reported in the table as beneficially owned, Archon had sole voting power over all of the shares and sole dispositive power over all of the shares. Archon has not yet filed a Schedule 13G with the SEC for purposes of reporting beneficial ownership of the Company’s outstanding Common Stock.
(6)Affiliates of Magnetar Financial LLC ("Magnetar Financial") and an affiliate of White Hat Capital Partners LP (i) hold 80,000 and 20,000 shares of Preferred Stock, respectively, which, on an as-converted basis, represents 3,795,660 and 948,915 shares of Common Stock, respectively, subject to adjustments as provided in the Certificate of Designations for the shares of Preferred Stock.
(7)Magnetar Financial shares voting and dispositive power with Magnetar Capital Partners LP, Supernova Management LLC and Alec N. Litowitz with regard to the reported shares. These shares are held for Magnetar Structured Credit Fund, LP, Magnetar Longhorn Fund LP, Purpose Alternative Credit Fund - F LLC, Purpose Alternative Credit Fund - T LLC, and Magnetar Lake Credit Fund LLC (the “Magnetar Funds”). The 80,000 shares of Preferred Stock currently outstanding are held as follows: Magnetar Lake Credit Fund LLC, 35,440 shares; Magnetar Structured Credit Fund LP, 22,080 shares; Purpose Alternative Credit Fund - F LLC, 15,200 shares; Magnetar Longhorn Fund LP, 4,880 shares; and Purpose Alternative Credit Fund - T LLC, 2,400 shares. Magnetar Financial serves as the investment adviser to the Magnetar Funds, and as such, Magnetar Financial exercises voting and investment power over the Common Stock held for the Magnetar Funds’ accounts. Magnetar Capital Partners LP serves as the sole member and parent holding company of Magnetar Financial. Supernova Management LLC is the general partner of Magnetar Capital Partners LP. The manager of Supernova Management LLC is Alec N. Litowitz. The address of the principal business office of each of Magnetar Financial, Magnetar Capital Partners LP, Supernova Management LLC and Alec N. Litowitz is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201. Magnetar disclaims beneficial ownership of any shares of Common Stock issuable upon conversion of the Preferred Stock to the extent that upon such conversion the number of shares beneficially owned by all reporting persons hereunder, in the aggregate, would exceed the Ownership Cap.
(8)The securities reported herein are held by White Hat Strategic Partners LP. White Hat Strategic Partners LP and White Hat Strategic Partners II LP hold 347,639 shares of Common Stock, and the aggregate voting power of its shares of Preferred Stock and Common Stock held as of the Record Date is 3.9%. White Hat Capital Partners LP serves as the Investment Manager of White Hat Strategic Partners LP and White Hat Strategic Partners II LP. White Hat Capital Partners GP LLC is the General Partner of White Hat Capital Partners LP. Mark R. Quinlan and David Chanley serve as Managing Members of White Hat Capital Partners GP LLC. White Hat Strategic Partners LP, White Hat Strategic Partners II LP, White Hat Capital Partners GP LLC, Mr. Quinlan and Mr. Chanley each disclaim any beneficial ownership of these securities.

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STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
Table of Shares Beneficially Owned by Directors and Named Executive Officers
The table below shows the beneficial ownership of our Common Stock of each of our directors, our Chief Executive Officer, our Chief Financial Officer, the three highest paid executive officers, other than our Chief Executive Officer or our Chief Financial Officer, serving at the end of our fiscal year (collectively, the “Named Executive Officers” or “NEOs”) and all current directors and executive officers as a group, as of October 16, 2023.
Unless otherwise indicated, our directors and executive officers had sole voting and sole dispositive power over their shares.

Name	Shares of Common Stock Beneficially Owned on October 16, 2023 (1)	Percent of Class

Non-employee Directors (listed alphabetically):
Wendi B. Carpenter	15,825	*
Judy Chambers	12,518	*
Bruce T. Crawford	—	*
Lisa Lesavoy	51,264	*
Ellen M. Lord	—	*
Mark R. Quinlan	11,319	*
Dr. Yacov A. Shamash	56,089	*
Lawrence J. Waldman	54,857	*

Named Executive Officers:
Ken A. Peterman	58,136	*
Michael A. Bondi	97,376	*
Maria Hedden	11,731	*
Donald E. Walther	1,000	*
Nancy M. Stallone	50,720	*
Michael D. Porcelain	336,515	1.2%

All current, former and retiring directors and executive officers as a group (14 persons)	757,350	2.7%
_______________________
*Less than one percent
(1)Includes: (i) 12,518 restricted stock units held by Ms. Chambers, 8,166 restricted stock units held by Ms. Lesavoy, 26,154 restricted stock units held by Dr. Shamash, 26,422 restricted stock units held by Mr. Waldman, 11,319 restricted stock units held by Mr. Quinlan, 11,319 restricted stock units held by Ms. Carpenter, 495 restricted stock units held by Mr. Peterman and 430 restricted stock units held by Mr. Bondi; and (ii) the following shares of our Common Stock underlying stock options with respect to which such persons have the right to acquire beneficial ownership within 60 days from October 16, 2023: Dr. Shamash and Mr. Waldman each held 9,000 shares; Mr. Bondi 24,340 shares; Ms. Stallone 6,330 shares; and all current directors and executive officers as a group 48,670 shares. We calculated the percentage of the outstanding class beneficially owned by each person and by the group treating their shares subject to this right to acquire within 60 days as outstanding.

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STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
Directors and Executive Officers

Name	Principal Occupation	Age	For Term Expiring In	Served As Director Since
Directors nominated by the Company/Board for election at 2023 Annual Meeting:
Ken A. Peterman	Chairman, President and CEO of Comtech	66	2024	2022
Wendi B. Carpenter	Founder and Principal of Gold Star Strategies LLC	67	2024	2022
Bruce T. Crawford (1)	Lieutenant General (Retired)	60	2024	2023
Ellen M. Lord (1)	Former Under Secretary of Defense for Acquisition and Sustainment	64	2024	2023
Mark R. Quinlan	Co-Founder and Managing Partner of White Hat Capital Partners	51	2024	2022
Dr. Yacov A. Shamash	Professor of Electrical and Computer Engineering at Stony Brook University	73	2024	2016
Continuing Directors:
Judy Chambers	Managing Principal and a Member of the Board of Meketa Investment Group	52	2024	2021
Lawrence J. Waldman	Non-Executive Chairman of the Board of CVD Equipment Corporation	76	2024	2015
Retiring Director (2):
Lisa Lesavoy	Owner of Lesavoy Financial Perspectives, Inc.	69	-	2020
Executive Officers Other than Mr. Peterman:
Michael A. Bondi	Chief Financial Officer	50	-	-
Maria Hedden	Chief Operating Officer	54	-	-
Donald E. Walther	Chief Legal Officer and Corporate Secretary	55	-	-
Nancy M. Stallone	Treasurer	63	-	-
(1)Lieutenant General (Retired) (“LTG (Ret.)”) Bruce T. Crawford and The Honorable Ellen M. Lord were appointed to the Board of Directors effective June 2, 2023.
(2)Ms. Lesavoy has notified the Board of her retirement from the Board effective immediately prior to the 2023 Annual Meeting, and the size of the Board will be accordingly reduced to eight (8) directors, effective as of such time.
We believe that our director nominees collectively provide an appropriate mix of experience and skills relevant to the size and nature of our business.

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STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
Comtech's Board Skills and Diversity Matrix for Continuing Directors is shown below as of November 16, 2023:

Continuing Directors	Judy Chambers	Wendi B. Carpenter	Bruce T. Crawford	Ellen M. Lord	Ken A. Peterman	Mark R. Quinlan	Dr. Yacov A. Shamash	Lawrence J. Waldman
Knowledge, Skills and Experience
Academia/Education		•					•	•
Accounting and Audit	•							•
Corporate Governance	•	•			•	•	•	•
Executive Experience	•	•	•	•	•	•	•	•
Financial	•			•		•	•	•
HR/Compensation		•		•		•		•
Legal/Regulatory								•
Mergers and Acquisitions	•	•		•	•	•	•	•
Operations		•	•	•	•		•	•
Public Company Board Experience	•	•	•	•	•	•	•	•
Risk Management	•	•	•	•	•	•		•
Strategic Planning/Oversight	•	•	•	•	•	•	•	•
Technology & Cyber	•	•	•	•	•	•	•	•
Wireless/Telecomm Industry
•Satellite and Space Communications		•	•	•	•	•	•	•
•Terrestrial and Wireless Networks			•		•	•	•	•
Demographics
Race/Ethnicity
African American	•		•
Asian/Pacific Islander
White/Caucasian		•		•	•	•	•	•
Hispanic/Latino
Gender
Male			•		•	•	•	•
Female	•	•		•
Board Tenure
Years	2	1	—	—	1	1	7	8
Key metrics of our Continuing Directors are as follows:

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STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
Our Nominees’ Biographies and Director Qualifications
Ken A. Peterman (Chairman, President and Chief Executive Officer)

Mr. Peterman serves as Comtech’s Chairman, President and CEO. After joining the Board as an independent director in May 2022, Mr. Peterman was later elected Chairman, and became President and CEO in August 2022. Mr. Peterman has enjoyed a distinguished career as a thought leader and innovator in the challenging aerospace and defense technology sector, successfully leading large, complex, global enterprises to achieve differentiated growth in a variety of diverse market environments. Mr. Peterman has won multiple awards for his innovative leadership, including:

•TOP 10 MOST INNOVATIVE CEOs: CIO Views Magazine 2022
•TEN BEST INNOVATIVE BUSINESS LEADERS: Industry Tech Outlook 2020
•BUSINESSMAN OF THE YEAR: Battlespace Magazine 2018
•GAME CHANGER AWARDEE: Vanguard Magazine 2018
As President, Viasat Government Systems (2013-2021), Mr. Peterman led a global defense business to greater than $1 billion in annual revenue, establishing market leadership in assured high-capacity satellite communications, mobile networking, datalinks, information assurance and cybersecurity, hybrid adaptive networking, and blended air/ground situational awareness. Under Mr. Peterman’s leadership, Viasat built a culture that passionately focused on customer outcomes in unprecedented ways, enabling Viasat to become the fastest organically growing U.S. defense company for six consecutive years.
As Founder and CEO of the SpyGlass Group (2012-2022), Mr. Peterman led an innovative thought-leading organization that helped strategically shape aerospace and defense technology trajectories in the mobile networking, cybersecurity and satellite technology sectors. In this role, Mr. Peterman advised small and mid-size businesses, as well as U.S. Department of Defense and congressional leaders and established a highly effective technology incubator that enabled start-ups to accelerate their business trajectory across the government and commercial market segments.

As President, ITT (and then Exelis) Communications and Electronic Warfare Systems (2007-2013), Mr. Peterman led a global defense and aerospace business of greater than $1 billion in annual revenue. The portfolio included tactical and satellite communications, information assurance and cybersecurity, global positioning systems, electronic protection and counter improvised explosive devices systems, and integrated command, control, communications and computer systems. A passionate, creative, and visionary leader, Mr. Peterman serves in a variety of advisory positions, helping unleash innovation, create constructive technology disruption, improve customer outcomes and accelerate business and financial growth trajectories.
Mr. Peterman received a Bachelor of Science in Electrical Engineering (high honors) from Tri-State University (now Trine) and completed executive programs at Stanford University Graduate School of Business and Pennsylvania State University.

Director Qualifications
With his extensive experience with the technology and in the industry that Comtech serves, Mr. Peterman brings to our Board technical and operational expertise that is relevant for growing Comtech’s business.

Mr. Peterman currently is a member of the Executive Committee of the Board of Directors and during fiscal 2023 also served as a member of the Strategic Committee and the Science and Technology Committee.

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STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
Rear Admiral (Ret.) Wendi B. Carpenter

Wendi B. Carpenter is a retired U.S. Navy Rear Admiral (2 star) and a trailblazer for women in Naval Aviation. In October 2011, she completed a distinguished and highly decorated 34-year career, having been the first woman aviator selected to Flag rank. As an aviator, she operated as a mission and aircraft commander in specialized communications aircraft, deploying with her 18-member crew throughout the Pacific in support of the United States’ strategic nuclear triad. At more senior ranks, her duty assignments included serving as deputy in large and complex organizations, often leading thousands of personnel while overseeing worldwide maritime and air operations and logistics (Navy Pentagon), facilities management (Deputy, Navy Region Southeast), and training of strike group and joint forces (Vice Commander SJFHQ, U.S. Joint Forces Command and Deputy, U.S. Second Fleet). She also served in key advisory roles and board positions with private, education, and government organizations and agencies, as well as being heavily involved in developing the Navy’s Strategic Plan (regional and global risk assessment and asset allocation). Her final assignment in the Navy was as “Navy’s Innovator” – the Commander of the Navy Warfare Development Command (“NWDC”). At the helm of NWDC, she spearheaded the systems development and deployment of unmanned vehicles (air, surface and sub-surface), small satellites, cloud cyber and simulation capability, and other highly sophisticated classified technology innovation. With high level clearances, she also oversaw a major R&D budget, partnering closely with NASA, government agencies, the Navy Research Lab, the Warfare Centers, and major university labs to take technology innovation from concept to manufacture. Rear Admiral (Ret.) Carpenter was also often called upon to speak or represent the Navy at key defense industry forums and in coalition and international engagements.
Noted for her work with Women in Aviation International, Women in Sea Services Organization, and the U.S. Institute of Peace, she was also a “right-hand” and advisor to the Navy Chief and Vice Chief of Naval Operations on roadmaps and strategies for women and minority recruitment, retention, and career opportunity.
Rear Admiral (Ret.) Carpenter served as the tenth President of the State University of New York Maritime College from 2011 to 2013 and as Special Envoy for Maritime Matters from 2011 to 2013. She was instrumental in developing a concept for new training ships for the state maritime colleges and initiated pivotal and foundational legislative engagements which resulted in Congressional funding for such institutions. Rear Admiral (Ret.) Carpenter served as a Strategic Advisor to the Secretary General World Maritime Organization and World Maritime University Board of Governors, a post-graduate research institution in maritime and ocean-related studies, from October 2013 to May 2015.
Rear Admiral (Ret.) Carpenter is a member of the Board of Advisors of Kokes Marine Technologies LLC, a marine research and component testing and evaluation company. She previously served on the board of directors of SkyWater Technology, Inc. (Nasdaq: SKYT), a United States-based semiconductor engineering facility and foundry, where she was Chair of the Compensation Committee and strategic advisor on government sector opportunities. From 2016-2019, she served as a Member of the Affordable Housing Advisory Council to the Federal Home Loan Bank of Atlanta, a United States Federal Home Loan Bank and regularly spoke at forums designed to promote greater opportunity in housing and education for underserved populations. She has recently joined the Secretary of the Navy Seapower for Education Advisory Board and the Board of Nassau (Florida) Habitat for Humanity.
Rear Admiral (Ret.) Carpenter holds a Bachelor of Science in Psychology from the University of Georgia, a Master of Arts in International Relations from Salve Regina University, and she is a distinguished graduate of the U.S. Naval War College, with an emphasis in strategic studies. Rear Admiral (Ret.) Carpenter has also completed numerous executive courses in business, organizational transformation, and diplomacy, including the Capstone Program at the National Defense University and the Senior Policy Course at the NATO School.
Rear Admiral (Ret.) Carpenter is the Principal and Founder of Gold Star Strategies LLC, a boutique consulting firm specializing in executive development, governance, strategic planning, fund-raising work with nonprofits, and business development / legislative strategies on behalf of small companies.

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STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
Director Qualifications
With her years of experience at senior levels in the U.S. Navy, Rear Admiral (Ret.) Carpenter brings to our Board expertise in dealing with U.S. federal agencies (including, their technology procurement and development needs, as well as their security concerns) and in breaking ground for diversity in historically homogenous environments. She meets the independence guidelines established by the Board of Directors and the applicable Nasdaq listing standards, and is currently a member of the following Committees of the Board of Directors:

•Compensation Committee;
•Nominating and Governance Committee; and
•Technology, Innovation & Cyber Committee
During fiscal 2023, Rear Admiral (Ret.) Carpenter was also the Chairperson of the Strategic Committee.

Rear Admiral (Ret.) Carpenter was appointed to the Board in connection with an agreement entered into between the Company and stockholder Outerbridge Capital Management and its affiliates in December 2021.
LTG (Ret.) Bruce T. Crawford

Lieutenant General Bruce T. Crawford (Ret.) became the Army Chief Information Officer (CIO)/G-6 on August 1, 2017 and served through July 2020.
As the CIO, LTG (Ret.) Crawford was the principal advisor to the Secretary of the Army, setting strategic direction and objectives for the Army network, and supervising all Army C4 (command, control, communications, and computers) and Information Technology functions. As the G-6, he advised the Chief of Staff of the Army on the network, communications, signal operations, cybersecurity, force structure, and equipping.

LTG (Ret.) Crawford recently served as a Senior Vice President at Jacobs Solutions Inc., an international technical professional services firm and a Fortune 500 company, starting in November 2000 and later served as Chief of Innovation from February 2022 until January 2023. He has also held board positions in both public and private companies, bringing prior corporate board experience to Comtech. He was a board member at Avalara, Inc. from 2021 until it went private in October 2022.

A native of Columbia, South Carolina, LTG (Ret.) Crawford was commissioned through South Carolina State University’s Reserve Officer Training Corps program on May 28, 1986, after graduating as a Distinguished Military Graduate with a Bachelor of Science in Electrical Engineering. He also holds a Master of Science in Administration from Central Michigan University, and a Master of Science in National Resource Strategy from the Industrial College of the Armed Forces.

During his 33 years of service, LTG (Ret.) Crawford has served in a variety of leadership positions at the tactical, operational, and strategic levels. In his previous assignment, he served as a Special Assistant to the Director of the Army Staff, Pentagon, Washington, D.C. Prior to that, he served as the 14th Commander, U.S. Army Communications-Electronics Command and Aberdeen Proving Ground Senior Mission Commander, Aberdeen, Maryland. Prior to that, he served in the posts of J6, Director of C4/Cyber and Chief Information Officer, U.S. European Command; Commanding General, 5th Signal Command (Theater); and G-6, U.S. Army Europe in Wiesbaden, Germany. His command assignments include the 516th Signal Brigade, Fort Shafter, Hawaii; 82nd Signal Battalion, 82nd Airborne Division, Fort Bragg, North Carolina, and Operation IRAQI FREEDOM, Iraq; and B Company, 51st Signal Battalion, 35th Signal Brigade, XVIII Airborne Corps, Fort Bragg, North Carolina.

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His key staff assignments include Director of the Coordination Group for the Chief of Staff of the Army, Pentagon, Washington D.C.; Division Chief of LandWarNet Integration for the Army CIO/G-6, Pentagon, Washington D.C.; Division Chief for Net Centric Assessments/Analysis Branch, later Executive Assistant to the J6, Joint Chiefs of Staff, Washington D.C.; and Assistant Operations Officer, and later Corps Emergency Deployment Readiness Officer, for the 35th Signal Brigade, XVIII Airborne Corps, Fort Bragg, North Carolina, and Operations DESERT SHIELD and DESERT STORM, Saudi Arabia.

LTG (Ret.) Crawford’s awards and decorations include the Distinguished Service Medal (with one Oak Leaf Cluster), the Defense Superior Service Medal, the Legion of Merit, the Bronze Star Medal, the Defense Meritorious Service Medal (with one Oak Leaf Cluster), the Meritorious Service Medal (with four Oak Leaf Clusters), the Army Commendation Medal (with one Oak Leaf Cluster), and the Army Achievement Medal (with four Oak Leaf Clusters). LTG (Ret.) Crawford is authorized to wear the Combat Action Badge, the Master Parachutist Badge, the Ranger Tab, the Joint Chiefs of Staff Identification Badge, and the Army Staff Identification Badge.

Director Qualifications

LTG (Ret.) Crawford brings over 37 years of leadership, executive management, national security, enterprise information technology and cybersecurity experience to our Board of Directors. Having recently served as a Senior Vice President at a Fortune 500 company and holding board positions in both public and private companies, he also brings prior corporate board experience to Comtech.

He meets the independence guidelines established by the Board of Directors and the applicable Nasdaq listing standards and currently is a member of the following Committees of the Board of Directors:

•Technology, Innovation & Cyber Committee (Chairperson); and
•Nominating and Governance Committee
The Honorable Ellen M. Lord

Senate Confirmed in August 2017, the Honorable Ellen M. Lord formally served as the Under Secretary of Defense for Acquisition and Sustainment (A&S) through January 2021. In this capacity, she was responsible to the Secretary of Defense for all matters pertaining to acquisition; developmental testing; contract administration; logistics and materiel readiness; installations and environment; operational energy; chemical, biological, and nuclear weapons; the acquisition workforce; and the defense industrial base.

Prior to this appointment, from October 2012 to June 2017, Ms. Lord served as the President and Chief Executive Officer of Textron Systems Corporation, a subsidiary of Textron Inc. In this role, she led a multi-billion dollar business with a broad range of products and services supporting defense, homeland security, aerospace, infrastructure protection, and customers around the world.

Ms. Lord has more than 30 years of experience in the defense industry, serving in a variety of capacities, to include Senior Vice President and General Manager of Textron Defense Systems, now Weapon & Sensor Systems; and Senior Vice President and General Manager of AAI Corporation, now known as Textron Systems’ Electronic Systems, Support Solutions, and Unmanned Systems businesses. Earlier in her career, Ms. Lord served as Vice President of Integration Management for Textron Systems and Vice President of Intelligent Battlefield Systems for Textron Defense Systems, in addition to other business and operations positions.

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Ms. Lord is a former Vice Chairman of the National Defense Industrial Association, as well as a former Director of the U.S. – India Business Council. She has served on the industry steering committee for the Center for New American Security’s (CNAS) task force on “Strategy, Technology and the Global Defense Industry,” as well as CNAS’s DoD-Industry collaborative project “Future Foundry: Forging New Industries for Defense,” which was formed to examine key technological trends and challenges facing the global defense industry. Ms. Lord has also served on the Board of Trustees of the U.S. Naval Institute Foundation. Ms. Lord also serves on the boards of AAR Corp and Parsons Corporation.

Ms. Lord earned a Master of Science degree in chemistry from the University of New Hampshire, as well as a Bachelor of Arts degree in chemistry from Connecticut College.

Director Qualifications

With her extensive background, experience and leading roles in the defense industry, Ms. Lord brings in-depth knowledge and expertise to our Board which is instrumental to our strategies to build and support our government business.

She meets the independence guidelines established by the Board of Directors and the applicable Nasdaq listing standards and currently is a member of the following Committees of the Board of Directors:

•Audit Committee;
•Compensation Committee; and
•Technology, Innovation & Cyber Committee

Mark R. Quinlan

Mr. Quinlan is a senior investment professional with more than 20 years of experience in the technology sector.

In 2016, Mr. Quinlan co-founded White Hat Capital Partners, a private investment firm focused on building sustainable value in technology companies serving mission-critical applications. White Hat makes concentrated, value-oriented investments in publicly- traded companies. White Hat constructively partners with its portfolio companies to improve strategy and capital allocation decisions, implement operational efficiencies, and strengthen governance, all with a view to improving corporate competitiveness and creating shareholder value.
Prior to founding White Hat, Mr. Quinlan was Managing Director and Co-Head of the Global Technology Investment Banking Group at Stifel. In addition, he served as a Member of the firm’s Investment Banking Management Committee as well as the Fairness Committee. Mr. Quinlan joined Stifel in 2010 through its merger with Thomas Weisel Partners. Mr. Quinlan joined Thomas Weisel Partners in 2000 from Merrill Lynch and was promoted to Partner in 2006. He joined Merrill Lynch in 1996 following two years with Brown Brothers Harriman & Co.
During his investment banking career, Mr. Quinlan advised numerous corporate boards on a broad range of strategic and corporate finance decisions. He maintains extensive senior executive relationships across the technology, investment management and financial services sectors.
Mr. Quinlan received an A.B. in Economics and a Certificate in Political Economy from Princeton University in 1994.

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Director Qualifications
Mr. Quinlan brings strategic and corporate finance expertise as well as experience working with technology companies to build shareholder value to our Board of Directors.
He meets the independence guidelines established by the Board of Directors and the applicable Nasdaq listing standards, and currently is a member of the following Committees of the Board of Directors:
•Compensation Committee (Chairperson)
During fiscal 2023, Mr. Quinlan also served as a member of the Strategic Committee.

Mr. Quinlan was appointed to the Board in January 2022 in connection with the Subscription Agreement entered into by and among the Company, White Hat and Magnetar, as described in the “Strategic Growth Investment” section beginning on page 13 of this Proxy Statement.

Dr. Yacov A. Shamash

Dr. Yacov A. Shamash has been a director of Comtech since October 2016. He has been a professor of Electrical and Computer Engineering at Stony Brook University since 1992 where he is the founder of two New York State Centers of Excellence entrusted with hundreds of millions of dollars in government and industry funding, one in Wireless and Information Technology and another in Advanced Energy Research and Technology. Each center is at the forefront of research and development for critical services in its respective fields, such as cyber security of the electrical grid.
Dr. Shamash previously supervised incubators for multiple technology companies at Stony Brook University and served as the Vice President for Economic Development, the Dean of Engineering and Applied Sciences and the Dean of the Harriman School for Management and Policy.
Prior to joining Stony Brook University, Dr. Shamash developed and directed the National Science Foundation Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits (with 12 member companies including The Boeing Company, Motorola Solutions and HP Inc.) and served as Chairman of the Electrical and Computer Engineering Department at Washington State University. He is a member of the Board of Directors of KeyTronic Corporation and Applied DNA Sciences, Inc. He served as a member of the Board of Directors for the New York State Office of Science, Technology and Academic Research (NYSTAR) until its merger with the New York Empire State Development Corporation. He has served on the boards of three public companies until their strategic sales. He was a co-Founder of the Long Island Software & Technology Network and the Long Island Angel Network. Dr. Shamash holds a Ph.D. degree in Electrical Engineering from Imperial College of Science and Technology in London, England.
Director Qualifications
With an extensive background in the development of emerging wireless and information technologies, Dr. Shamash brings to our Board an expansive view of those rapidly evolving areas and the potential commercial opportunities for Comtech in that space, which is instrumental to our strategies to both our terrestrial and wireless and satellite and space communications businesses.
Dr. Shamash meets the independence guidelines established by the Board of Directors and the applicable Nasdaq listing standards, and currently is a member of the following Committees of the Board of Directors:

•Audit Committee;
•Nominating and Governance Committee; and
•Technology, Innovation & Cyber Committee

During fiscal 2023, Dr. Shamash also served as Chairperson of the Science and Technology Committee.

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Continuing Directors’ Biographies and Director Qualifications
Judy Chambers

Ms. Chambers has been a director of Comtech since August 2021. She serves as a Managing Principal and a member of the Board of Meketa Investment Group, which provides global investment advisory and discretionary outsourced chief investment officer consultant services with more than 200 clients and assets under advisement of approximately $1.9 trillion. Ms. Chambers works with some of the largest institutional investors in the United States including public pension plans, corporations, endowments, foundations, and insurance companies.
Ms. Chambers focuses on the private equity and infrastructure asset classes and evaluates investment managers that invest in the technology, telecommunications, financial services, infrastructure services and energy sectors. She has authored research on the developing global infrastructure sector. In addition, she has expertise in developing special investment vehicles and diverse and emerging manager programs within private markets for institutional investors. At Meketa, she is a member of the Private Markets Research, Emerging and Diverse Manager, Diversity Leadership and Marketing Committees. In addition, she serves on the limited partner advisory committee for several private equity and venture capital funds.
Previously, Ms. Chambers served as Managing Director and Board Member of Pension Consulting Alliance from 2007 to 2019, prior to its combination with Meketa Investment Group Ms. Chambers has also held senior roles with Caswell Capital Partners, a merchant bank that served small and middle market sized companies and at Lehman Brothers where she originated and executed transactions in high yield bonds, leveraged loans and bridge financings related to mergers and acquisitions, leveraged buyouts and recapitalizations. Ms. Chambers’ completed transactions span various industries including natural resources, media, financial institutions, industrial and consumer services.
Ms. Chambers is dedicated to serving the needs of the poor and is committed to providing educational opportunities to underserved communities. As a result, she served as a member of the Board of Trustees for Community Service Society of New York, an organization that is an advocate for the poor in New York City. Currently, as the chair of the Advisory Board of the Robert Toigo Foundation, Ms. Chambers assists the organization to change the face of finance by providing opportunities to underrepresented talented students. In addition, Ms. Chambers is on the Advisory Board of the Jazz Foundation of America. Ms. Chambers holds a Bachelor of Arts from Duke University and a Master of Business Administration from the Kellogg School of Management at Northwestern University.
Director Qualifications
With her extensive experience in corporate finance and in the investment advisory services industry, Ms. Chambers brings to our Board expertise in dealing with regulatory and public authorities in infrastructure projects that are relevant for 911 related development, structuring acquisitions, addressing institutional investor concerns, focusing on diversity and making financial decisions. She meets the independence guidelines established by the Board of Directors and the applicable Nasdaq listing standards, and currently is a member of the following Committees of the Board of Directors:
•Nominating and Governance Committee (Chairperson); and
•Audit Committee

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Lawrence J. Waldman (Lead Independent Director)

Mr. Waldman has been a director of Comtech since August 2015 and Lead Independent Director since December 2021. Since his time serving as Audit Committee Chairperson, he has successfully overseen the complex accounting associated with the Company's acquisitions. He currently serves as the non-executive Chairman of the Board Chairman of the Audit Committee of CVD Equipment Corporation, a technology company listed on Nasdaq that provides custom equipment to commercial, defense and research customers. Mr. Waldman is a member of the board of directors and Lead Independent Director and Audit Committee Chairperson at APYX Medical, a Nasdaq-listed advanced energy medical technology company. Mr. Waldman has served as Senior Advisor at First Long Island Investors, LLC since 2016 and was previously an Advisor to the accounting firm of EisnerAmper LLP following his role as Partner-in-Charge of Commercial Audit Practice Development for Long Island.
Mr. Waldman served as the Managing Partner of the Long Island office of KPMG LLP from 1994 through 2006, the accounting firm where he began his career in 1972. During his tenure at KPMG, Mr. Waldman served as audit partner to a number of public and privately held technology and defense companies including, Audiovox Corporation, a pioneer in wireless cellular technology and Aeroflex, a manufacturer of test equipment, RF microwave integrated circuits, components and systems used for wireless communications.
Mr. Waldman is currently Chairman of the Board of Directors of the Long Island Association and a member of the boards of directors of the Long Island Angel Network and the Advanced Energy Research Center at Stony Brook University. Through October 21, 2018, Mr. Waldman was a member of the board of directors of Northstar/RXR Metro Income, Inc., an SEC registered non-traded real estate investment trust.
Mr. Waldman has extensive experience serving multi-billion-dollar organizations, which includes serving as the Chairman of the Audit Committee of the State University of New York's Board of Trustees, the largest state university system in the United States. Mr. Waldman previously served as Chairman of the Audit and Finance Committee Board of Trustees of the Long Island Power Authority, the second largest government utility in the United States, and as the Chairman of the Board of that organization. Mr. Waldman also served as an adjunct professor at Hofstra University, teaching graduate courses in advanced accounting theory and advanced auditing. Mr. Waldman is a certified public accountant in New York State. He is a member of the American Institute of Certified Public Accountants and the New York State Society of CPAs. Mr. Waldman holds a Bachelor of Science and a Master of Business Administration from Hofstra University in Hempstead, New York.
Director Qualifications
Mr. Waldman has significant experience leading public company boards and as a valued business advisor to both technology and defense companies. His extensive relevant industry and financial and accounting expertise and experience with complex accounting as a member of a variety of public company and civic boards allows him to bring both a pertinent and diverse perspective to our Board.
Mr. Waldman meets the independence guidelines established by the Board of Directors and the applicable Nasdaq listing standards and currently is a member of the following Committees of the Board of Directors:

•Audit Committee (Chairperson); and
•Compensation Committee
During fiscal 2023, Mr. Waldman also served as a member of the Strategic Committee.

Mr. Waldman is the only financial expert, as defined by SEC rules, on the Company's Audit Committee.

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STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
Executive Officers Other than Mr. Peterman
Michael A. Bondi

Mr. Bondi has been Chief Financial Officer of Comtech since October 2018 overseeing Comtech's accounting and finance, taxation, treasury and risk management, mergers and acquisitions, investor relations, SEC reporting and internal control functions. Prior to that, he served as Vice President, Controller of Comtech since January 2004. Prior to joining Comtech, Mr. Bondi served as Assistant Controller at EDO Corporation, which designed and manufactured products for defense, intelligence and commercial markets and provided engineering and professional services.
Prior to Comtech and EDO, Mr. Bondi worked at the accounting firm, KPMG LLP, from September 1993 to September 2002. As a Senior Manager at KPMG, Mr. Bondi served a variety of public and private companies primarily in the technology and defense markets. Mr. Bondi is a certified public accountant in New York State and holds a Bachelor of Business Administration in Accounting from Hofstra University.
Maria Hedden

Ms. Hedden joined Comtech as Chief Operating Officer in March 2022. Prior to joining Comtech, she served as Senior Vice President of Operational Transformation for Leidos, a defense, aviation and research company, where she was responsible for establishing manufacturing excellence for a multi-billion dollar product portfolio beginning in May 2021. She also served as Senior Vice President, Security Detection and Automation Operation at Leidos from May 2020 to May 2021. Prior to Leidos, Ms. Hedden held several roles at L3Harris Technologies, an aerospace and defense company, including most recently as Vice President GM Security and Detection Systems from July 2019 to May 2020 and President, Combat Propulsion Systems, from May 2017 to July 2019. Ms. Hedden has over 20 years of executive P&L management experience working with some of the largest names in defense and mission-critical communications, including BAE Systems and L3Harris. Ms. Hedden received a Master of Science in Manufacturing Systems from the University of Minnesota and a Bachelor of Science in Industrial Engineering from Pennsylvania State University.
Donald E. Walther

Mr. Walther was appointed the Chief Legal Officer at Comtech in January 2023. Mr. Walther is responsible for driving enterprise-wide legal strategy, contract administration and global trade functions. Prior to his current role, Mr. Walther supported the rapid scaling of founder-owned and PE-owned businesses in ground autonomy and RF components as Chief Legal Officer of Robotic Research, a global technology company, beginning in 2022 and prior to that position as General Counsel at Spectrum Control, an aerospace and defense company, starting in 2020. He also served as General Counsel and Corporate Secretary for TopBuild Corp. (NYSE: BLD), a leading installer and specialty distributor of insulation and related building material products, from 2019 to 2020, General Counsel for Esterline Technologies Corp. (NYSE: ESL), an aerospace and defense company, from 2018 to 2019, General Counsel and Corporate Secretary for The Heico Companies, LLC, an aerospace and electronics company, from 2011 to 2018 and was a founding partner in the Chicago office of Perkins Coie, an AmLaw50 law firm, before joining his largest client - The Boeing Company - as in-house counsel and Assistant Corporate Secretary. Mr. Walther is a member of the National Association of Corporate Directors and Society for Corporate Governance. He earned a Bachelor of Arts from Duke University and a JD and MBA from the University of Chicago.

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Nancy M. Stallone

Ms. Stallone has been Treasurer at Comtech since April 2021. Prior to that she was Vice President of Finance at Comtech from 2006 to 2016 and Corporate Secretary through October 2023. Prior to joining Comtech, Ms. Stallone served in key leadership financial positions including Vice President, Internal Audit at Atkins Nutritionals, Inc., a diet program provider, and Chief Financial Officer of North America for Techpack America, Inc., a division of Albéa Group, a global packaging manufacturer and wholesaler. Previously, Ms. Stallone was Senior Manager at the accounting firm, Deloitte & Touche
LLP, where she served a number of public and private companies. Ms. Stallone is a certified public accountant in New York State and holds a Bachelor of Science in Accounting from Long Island University and an Executive MBA from St. Joseph's University, where she previously served as an adjunct professor in accounting.
The Board’s Oversight Role
Our Board oversees the management of our business, in accordance with Delaware General Corporation Law, our Restated Certificate of Incorporation and By-Laws, and our Corporate Governance Policy and Guidelines. Members of our Board are kept informed of our business through discussions with our CEO and other officers by reviewing materials provided to them, and by participating in regular and special meetings of our Board of Directors and its committees. Based on this information, the Board undertakes a continual inquiry into whether the delegation of authority to management is reasonable (and whether the information in-hand is sufficient to support each delegation), while addressing governance matters for which it retains discretion—e.g., CEO compensation and succession, retention and oversight of the independent auditor, approval of major transactions and approval of bylaw amendments.

The Board and its committees also confer, as needed, with independent financial, executive compensation and other advisors. In addition, to promote open discussion among our non-employee directors, those directors meet in scheduled executive sessions without the participation of any member of management, including our CEO. Areas of particular oversight include strategic initiatives, financial performance, risk management, mission-critical compliance and the integrity of financial statements.
Board Refreshment
Our Board—and more specifically, the Nominating and Governance Committee thereof—regularly revisits the composition of our Board and compares the skills sets of our Directors to both current needs of the Company and the five-year strategic plan.

In May 2022, Ken Peterman was appointed to the Board and succeeded our former Chairman of the Board, Fred Kornberg, in July 2022, following the appointments of Mark Quinlan and Wendi B. Carpenter in January 2022.

More recently, the Hon. Ellen M. Lord, former Under Secretary of Defense for Acquisition and Sustainment, and LTG (Ret.) Bruce T. Crawford, former U.S. Army Chief Information Officer were appointed in June 2023. Both directors were originally identified as candidates by our CEO and thoroughly evaluated by our Nominating and Governance Committee through standard procedures.

On June 2, 2023, Lisa Lesavoy notified the Board of her intention to retire as a director from the Company’s Board effective immediately preceding the Annual Meeting. Effective immediately prior to the Annual Meeting, the size of our Board will be reduced to eight members, seven of whom are independent. These changes in the Board’s composition have the effect of lowering the average tenure of our independent directors to approximately three years, and has substantially completed the Board’s multi-year refreshment process.

Our Board’s refreshment initiative was a thoughtful and purposeful undertaking to support our five-year strategic plan. The goal is to position our Company to exploit the emerging growth opportunities across our terrestrial and satellite global communications end-markets, by driving improved operational performance, elevating our technology leadership and domain expertise, and accelerating our ability to realize sustainable, differentiated operational performance and growth.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
At the Fiscal 2021 Annual Meeting of Stockholders of the Company, stockholders approved the Board’s proposal to amend the Company’s Restated Certificate of Incorporation to phase out the classified Board of Directors of the Company (the "Declassification Amendment”). Previously, our Charter provided for a Board divided into three classes of directors, with each class elected for three-year staggered terms.
In developing the Declassification Amendment proposal, which was approved by our stockholders, the Board, including all members of our Nominating and Governance Committee, considered the widespread preference among investors, particularly in the institutional investor community, for annual elections of all directors on boards. The Board recognizes that many investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and hold management accountable for implementing those policies. The Board also considered the benefits of classified boards, such as their ability to foster stability and continuity on boards, with respect to long-term planning and in the overall business of a company, in proposing a Declassification Amendment that phases out over several years the classified board structure.
With the approval of the Declassification Amendment to the Company’s Charter the phase out of our classified Board structure began at the Fiscal 2022 Annual Meeting. As such, all directors who are up for election at an annual meeting of stockholders will be elected to serve for a term of one year and until such directors’ successors are duly elected and qualified or until such directors’ earlier death, resignation or removal. Moreover, the Declassification Amendment provides that (i) directors elected to serve for one-year terms may be removed by stockholders either with or without cause and (ii) directors elected to serve for three-year terms prior to the 2024 Annual Meeting may be removed by stockholders for cause only.
The Declassification Amendment also provides that directors elected to fill any vacancy on the Board, or to fill newly created director positions resulting from an increase in the number of directors, in each case before the Fiscal 2024 annual meeting of stockholders, would serve the remainder of the term for the class to which they are elected.
Finally, the Declassification Amendment clarifies language that the number of directors that shall constitute the entire Board shall be subject to the rights of holders of a series of preferred stock to elect or appoint one or more directors pursuant to any provisions contained in any certificate of designation creating such series of preferred stock. As discussed in more detail above in this proxy statement, pursuant to the Preferred Stock Transaction, our newly created and issued Preferred Stock provides the right to the holders of such stock to designate a member of our Board.
Our Governance Policies and Guidelines
Our Board of Directors has adopted our Corporate Governance Policy and Guidelines. These policies and guidelines, in conjunction with the Company’s Restated Certificate of Incorporation and By-Laws, and the charters of the committees of the Board of Directors, form the framework for the governance of the Company.
The following is a summary of the key components of our Corporate Governance Policy and Guidelines (which can be found on our web site at https://comtech.com/investors/governance/):
•The Board of Directors oversees and provides policy guidance on the business and affairs of Comtech. Among other things, the Board of Directors monitors overall corporate performance. The Board of Directors selects the Chairman of the Board, the Lead Independent Director, and the Chief Executive Officer and elects other corporate officers.
•A substantial majority of the directors must be independent within the meaning of independence as established under the rules of the Nasdaq Stock Market.
•Directors should have high professional and personal ethics and values and should have experience in areas of particular significance to the long-term creation of stockholder value.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
•Directors must have sufficient time to carry out their duties and limit their service on public company boards to no more than four (inclusive of the Company). All directors should obtain Board approval prior to agreeing to serve on the board of any other public or for-profit company.
•Each member of our Board of Directors must, at all times, exhibit high standards of integrity and ethical behavior and adhere to our Standards of Business Conduct. We require directors as well as employees to certify in writing on an annual basis that they have read and will abide by such standards.
•Directors must avoid any conflict between their own interests and the interests of the Company in dealing with suppliers, customers, and other third parties, and in the conduct of their personal affairs (including, without limitation, any charitable contributions or any business or nonprofit entity or organization in which the director is a general partner, controlling stockholder, officer, manager, or trustee, or materially financially interested).
•Directors are required to sign a confidentiality agreement that protects the proprietary information that they have access to in connection with the performance of their duties.
•The Board of Directors proposes nominees to the Board for consideration each year. Between annual meetings, the Board of Directors may appoint directors to serve until the next annual meeting.
•Any incumbent director who is not re-elected in an election in which majority voting applies shall tender his or her resignation to the Board promptly following certification of the stockholder vote. The Nominating and Governance Committee shall consider the tendered resignation and make a recommendation to the Board as to whether to accept or reject the resignation or whether other action should be taken. The Board shall act on the recommendation and publicly disclose its decision.
•The Nominating and Governance Committee shall review the appropriateness of a director’s continued service on the Board in light of a significant change in their personal circumstances, including a change in their principal employment, and make a recommendation to the Board as to whether to seek and accept a director’s offer to tender his or her resignation.
•Unless requested by the Board of Directors to remain, an employee director is expected to resign from the Board of Directors at the time employment terminates.
•The Board of Directors shall hold executive sessions of independent directors as necessary, but at least once a year.
•The Board of Directors shall regularly consider succession plans addressing the potential resignation or unavailability of our CEO and shall regularly consider and discuss with our CEO his or her plans addressing the potential resignation or unavailability of the executive officers reporting to our CEO. These plans are discussed by the Board of Directors at least annually.
•Directors are encouraged to talk directly to any member of management regarding any questions or concerns the directors may have, and members of senior management are invited to attend Board meetings, as appropriate.
•It is the policy of the Board that as a general matter management should speak for the Company. The Lead Independent Director generally speaks for the Board. Individual directors will only speak with investors, analysts, the press or customers about the Company if expressly authorized by the full Board and in accordance with the policies of the Company.
•The Board of Directors and each committee of the Board has the authority to retain and discharge independent advisors as the Board of Directors and any such committee deems necessary, including the sole authority to approve the advisors’ fees.

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•The Board of Directors and each committee conducts a self-evaluation, including its practices, policies and charters, annually. The Nominating and Governance Committee oversees each such annual self-evaluation.
•Non-employee directors are required to hold an equity ownership interest in Company stock with a market value of at least six times their respective annual cash retainer. Our CEO is required to hold an equity ownership interest in Company stock with a market value of at least three times his annual base salary. All other executive officers are required to hold an equity ownership interest of at least 20,000 shares or shares with a market value of at least two times their respective annual base salary, whichever is less. Until applicable equity ownership guidelines are met, non-employee directors and executive officers are required to hold any shares received from the exercise of stock options or the delivery of shares pursuant to a restricted stock-based award or similar awards issued in fiscal 2011 or later, less the number of shares used for the payment of any related exercise price and applicable taxes.
•The Audit Committee of the Board of Directors maintains guidelines for the review, approval or ratification and disclosure of “related person transactions” as defined by SEC rules.
•The Chairperson of the Nominating and Governance Committee (and if different, our Lead Independent Director) shall receive copies of stockholder communications directed to non- management directors.
Independent Directors
Our Board of Directors is committed to sound and effective corporate governance, the foundation of which is our Board’s policy that a substantial majority of our directors should be independent. We have one director who is an employee of the Company, our Chairman of the Board, CEO and President, Mr. Peterman. Mr. Waldman continues to serve as our Lead Independent Director, providing a robust governing balance to our combined Chair and CEO leadership structure.
Our Board of Directors has determined that each of our directors other than Mr. Peterman has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each otherwise meets the independence requirements of the Nasdaq. Immediately preceding the Fiscal 2023 Annual Meeting, we anticipate that the size of Comtech’s Board of Directors will be decreased from nine (9) members to eight (8), seven (7) of whom will be independent. The Board of Directors regularly evaluates expanding its size to make room for additional potential candidates with relevant experience that would enhance the Board’s performance.
Executive sessions of the independent directors occur without the presence of the CEO and Chairman. The Board believes that executive sessions of the independent directors and the existence of a Lead Independent Director play important roles in the governance structure of Comtech.
In fiscal 2023, the independent directors held 18 executive sessions. These sessions included discussion on a wide range of strategic matters.
Board Leadership Structure
The Chairman of the Board is Ken A. Peterman. As President and CEO, Mr. Peterman is responsible for general oversight of our businesses and the various executive management teams that are responsible for our day-to-day operations and is accountable directly to the full Board of Directors.
As Chairman, Mr. Peterman’s in-depth knowledge of our Company’s strategic priorities and operations enables him to facilitate effective communication between management and the Board and see to it that key issues and recommendations are brought to the attention of the Board. Our Board believes that, in light of our two complementary business segments, this streamlined leadership structure is currently appropriate for our Company as it enhances the ability of our business segments to operate flexibly to maximize responsiveness to our customers.

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Lawrence J. Waldman has served as our Lead Independent Director since the Fiscal 2021 Annual Meeting of Stockholders. The Lead Independent Director presides at meetings of the Board in the absence, or upon the request, of the Chairman; presides at executive sessions of the independent directors with authority to call additional executive sessions or meetings of the independent directors (and communicate with our President and CEO, as appropriate, concerning matters arising from such executive sessions); approves Board meeting dates and agendas, as well as certain information packages provided to directors, and in consultation with the Chairman, President and CEO, recommends matters for the Board to consider; serves as a liaison between independent directors and the members of senior management; and evaluates, along with the members of the Compensation Committee of the Board, the performance of the Company’s President and CEO.
We believe our overall Board leadership structure has allowed, and will continue to allow, the Board to appropriately perform its oversight functions.

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Committees of the Board of Directors
Oversight
In connection with its oversight responsibilities, the Board of Directors establishes certain committees to exercise oversight, as appropriate. Such Committees include the Audit Committee, Nominating and Governance Committee and Compensation Committee. In addition, the Strategic Committee and the Science and Technology Committee regularly advised on strategic matters and potential opportunities while assessing the various significant risks that we faced throughout fiscal 2023. These risks include financial, competitive, operational, compensation-related and technological risks. Any such risk oversight that is not specifically assigned to a Committee comes within the purview of the Audit Committee. The Compensation Committee is responsible for reviewing and assessing potential risk arising from the Company’s compensation policies and practices. The Board (and its various Committees) administers its risk oversight responsibilities through our CEO, Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”) and our Chief Legal Officer (“CLO”) who, together with our other NEOs and other management of the Company’s operating subsidiaries, review and assess the operations of the businesses as well as management's identification, assessment and mitigation of the material risks affecting our operations. The Board (and its various Committees) also periodically engages outside advisors who help assess risk.
Nominating and Governance
The Nominating and Governance Committee is responsible for, among other things, identifying and evaluating candidates for election as members of our Board of Directors, reviewing matters concerning corporate governance policy, including responding to any stockholder concerns about corporate governance, overseeing the Board of Directors and committee self-evaluations that are conducted annually, developing and overseeing an orientation program for new directors and a continuing education program for all directors, and overseeing the Company’s environmental, sustainability, and governance efforts, progress, and disclosures.
In seeking and evaluating prospective members of our Board of Directors, our Nominating and Governance Committee considers the nature and scope of our business activities and the capacity of our Board of Directors to provide oversight and positive contributions in areas of particular significance to the long-term creation of stockholder value. Areas of experience and capability that our Nominating and Governance Committee particularly believes should be represented on our Board of Directors include operational, financial reporting, finance, governance, technology expertise and experience related to our business.
The Nominating and Governance Committee identifies nominees first by evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Governance Committee will identify the required skills, background and experience of a new nominee, taking into account prevailing business conditions, and will source relevant candidates and present candidates to the Board of Directors. In connection with the identification of possible new directors, the Nominating and Governance Committee seeks diversity of professional experience, education, skill, gender, sexual orientation, race, ethnic or national origin, age and other qualities and attributes as compared to the current Board members. These factors are important as a diverse Board can provide different perspectives to Board discussions and decisions. As such, when an open position of the Board is available, the Board is committed to having a diverse selection of candidates prior to the selection of the final candidate.
In evaluating director candidates, the Nominating and Governance Committee generally considers the following factors:
•our needs in relation to the particular competencies and experience of our other directors;
•the knowledge, skills and diverse backgrounds of candidates;
•familiarity with our business and businesses similar or analogous to ours; and
•financial acumen and corporate governance experience.

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Our Nominating and Governance Committee also believes that individual candidates should demonstrate high levels of commitment, adequate availability to actively participate in our Board of Directors’ affairs, and high levels of integrity, ethics and sensitivity to current business and corporate governance trends. Before recommending a candidate to our Board of Directors, all members of our Nominating and Governance Committee will participate in interviews with the candidate and our Nominating and Governance Committee will seek to arrange meetings between the candidate and other members of our Board of Directors. Candidates are typically identified by our Board of Directors, including with the assistance of a global search firm experienced in director candidate searches. Our Nominating and Governance Committee will consider individuals recommended by stockholders. A stockholder who wishes to recommend a candidate for consideration by the Nominating and Governance Committee should do so in writing addressed to the Nominating and Governance Committee Chairperson at Comtech Telecommunications Corp., 68 South Service Road, Suite 230, Melville, NY 11747 or ComtechBoard@comtech.com. Candidates recommended by stockholders will be considered according to the same standards of perceived Comtech need and potential individual contribution as are applied to candidates from other sources.
Our Board of Directors has determined that each member of our Nominating and Governance Committee meets the independence requirements of Nasdaq. Our Nominating and Governance Committee’s Charter and our Corporate Governance Policy and Guidelines are available on our website at www.comtech.com, under the link for “Governance” in the “Investors” section. During fiscal 2023, our Nominating and Governance Committee held eight meetings.
Audit
Our Audit Committee’s functions include assisting the Board in fulfilling its oversight responsibilities relating to (i) the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements (including, related risk management), (iii) the qualifications and independence of the Company’s external auditor and (iv) the performance of the Company’s internal auditing function and independent auditor. The Audit Committee engages and discharges our independent registered public accounting firm and approves services to be performed by such firm and related fees; directs, as necessary, investigations into accounting, finance and internal control matters; reviews the plan and results of audits with our independent registered public accounting firm; oversees our internal audit function; reviewing with management our internal accounting controls; and evaluates related party transactions.
Our Board of Directors has determined that all members of our Audit Committee are qualified to be members of the Committee in accordance with Nasdaq requirements and meet the independence criteria set forth in the rules of the SEC. Our Board of Directors has determined that Mr. Waldman qualifies as an “audit committee financial expert,” as defined by SEC rules, based on his education, background and experience.
Our Audit Committee’s Charter is available on our website at www.comtech.com under the link for “Board of Directors” in the “Investors” section. During fiscal 2023, our Audit Committee held five meetings.
Compensation
Our Compensation Committee considers and authorizes remuneration arrangements for our executive officers and the compensation policies for all of our employees. The Compensation Committee also administers our stock incentive plans. The Compensation Committee determines the terms of performance-based awards for our executive officers and negotiates the terms of any employment-related agreements with our executive officers. In addition, the Compensation Committee monitors the aggregate share usage under our stock incentive programs and potential dilution of our equity-based programs, except with respect to the application of our stock incentive plans to non-employee directors, which the Compensation Committee reviews and, with respect to which, may make recommendations to the full Board. The Compensation Committee also reviews the results of any advisory stockholder votes on executive compensation and considers whether to recommend adjustments to the Company’s executive compensation policies and practices in light of such votes. In addition, the Compensation Committee reviews the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity and inclusion, employee engagement and talent development.

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From time to time, the Compensation Committee retains executive compensation consulting firms to advise and assist it with respect to certain executive and director compensation matters.
The Compensation Committee often requests our senior executives to be present at meetings where executive compensation and corporate and individual performance are discussed and evaluated by the Compensation Committee or the Board of Directors. At these meetings and at other times, these executives provide insight, suggestions and recommendations, as requested by the Compensation Committee, regarding executive compensation matters. The Compensation Committee also meets with our CEO to discuss his respective compensation package and his recommendations for other executives, and recommends for approval by the independent directors the compensation of the CEO, including salary, non-equity incentives and equity-based or other long-term incentive awards, and other compensation and benefits. Ultimately, decisions regarding compensation for our Named Executive Officers (other than the CEO) are made by the Compensation Committee.
Only Compensation Committee members vote on decisions regarding executive compensation, and these votes generally take place during the “executive session” portion of the Compensation Committee meetings, when members of management are not present.
Our Board of Directors has determined that each member of the Compensation Committee meets the independence requirements of Nasdaq and the Exchange Act. The Compensation Committee’s Charter is available on our website at www.comtech.com under the link for “Board of Directors” in the “Investors” section. The Compensation Committee held 13 meetings during the past fiscal year.
Science and Technology
Our Science and Technology Committee was established during fiscal 2017 to assist the Board of Directors with respect to its general oversight of significant scientific and technological aspects of the Company's businesses and operations. The Committee's functions have included reviewing the Company's overall technology strategy and effectiveness of its research, development and manufacturing programs; scientific and technological aspects of new product development; receiving management reports on emerging science and technology issues that may impact the Company's overall business strategy; and reviewing the science and technology aspects of significant business development opportunities.
Our Board of Directors determined that all members of our Science and Technology Committee were qualified to be members of the Committee based on their scientific and technological backgrounds and experience. During fiscal 2023, our Science and Technology Committee held four meetings. In fiscal 2024, the Strategic Committee and the Science and Technology Committee were merged to form the Technology, Innovation and Cyber Committee.
Strategic
Our Strategic Committee was formed in fiscal 2023. The primary duties and responsibilities of the Strategic Committee were to (i) provide a forum for in-depth discussion with Company management of strategic plans, long-term goals, business objectives and capital allocation decisions; and (ii) assist and advise on the strategic planning process for the Company and in developing long-term strategic plans for the Company which will maximize stockholder value; including, with respect to market trends, opportunities, risks and competitor activity, potential strategic acquisitions, divestitures, partnerships, joint ventures and business combinations, and strategic investments and other capital allocation decisions.

During fiscal 2023, our Strategic Committee held 12 meetings. In fiscal 2024, the Strategic Committee and the Science and Technology Committee were merged to form the Technology, Innovation and Cyber Committee.
Executive
Except as limited by law, our Executive Committee has the authority to act upon all matters requiring Board of Directors approval. In practice, our Executive Committee has been tasked, when necessary, with finalizing the logistics and administrative tasks associated with decisions that have been vetted by the full Board of Directors. During fiscal 2023, the Executive Committee did not hold any meetings.

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Attendance
Our Board of Directors has adopted a policy which encourages directors, if practicable and time permitting, to attend our annual meetings of stockholders, either in person, by telephone or by other similar means of live communications (including video conference or webcast). All incumbent directors, who were serving as directors at the time, attended our Fiscal 2022 Annual Meeting of Stockholders virtually.
Our Board of Directors held 18 meetings during fiscal 2023, including regularly scheduled and special meetings.
During fiscal 2023, all of our incumbent directors attended more than 90% of the meetings held by the Board of Directors and all committees on which they served.
Engagement With Stockholders
Both our Board of Directors and our executive management team value stockholders' opinions and feedback. Maintaining an active and ongoing dialogue with our stockholders is consistent with our accountability to our stockholders and our drive to enhance stockholder value. In addition to actively engaging with investors and potential investors to answer questions and proactively provide information necessary for their analysis, we develop, implement and manage a comprehensive, strategic investor relations program that communicates the Company’s value proposition to all constituents, including analysts and stockholders, and provides an opportunity to hear and discuss investors' concerns. Finally, management regularly briefs our Board of Directors on stockholder engagement so they may act on investor recommendations in a timely manner.
Our stockholder outreach includes post-earnings communications with our CFO and Head of Investor Relations, conference participation by our CEO and CFO, one-on-one and group meetings with our CEO, CFO and Head of Investor Relations and general availability to respond to stockholder inquiries, during which we engage directly with stockholders to hear unfiltered concerns and perspectives that shape our strategy and develop a mutual understanding and trust between our stockholders and our Board of Directors and executive management team.
In fiscal 2023, the Company held its first ever Investor Day at our new state-of-the-art technology and manufacturing center in Chandler, Arizona. Some of our largest stockholders were in attendance in addition to other institutional investors and analysts. The day included a series of presentations by members of our senior management team in addition to tours of the Chandler facility. It provided us the opportunity to discuss, in depth, our “One Comtech” transformation and to highlight some of the growth markets we are embarking on over the next few months and years.
Our Internet website is www.comtech.com, at which you can find our filings with the SEC, including investor letters, press releases, annual reports, quarterly reports, current reports, and any amendments to those filings.
We also make announcements regarding company developments and financial and operating performance through our corporate blog, Signals, at www.comtech.com/signals. We also use our website to disseminate other material information to our investors (on the Home Page and in the "Investors" section). Among other things, we post on our website our press releases and information about our public conference calls (including the scheduled dates, times and the methods by which investors and others can listen to those calls), and we make available for replay webcasts of those calls and other presentations for a limited time.
We use social media channels to communicate with customers and the public about our Company, our products, services, and other issues, and we use social media and the Internet to communicate with investors, including information about our stockholder meetings. Information and updates about our Annual Meetings will continue to be posted on our website at www.comtech.com in the "Investors " section.
None of the information on our website, blog or any other website identified herein is incorporated by reference in this annual report and such information should not be considered a part of this annual report.

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Environmental, Social and Governance (“ESG”) Commitments
As part of Comtech’s transformational journey, in fiscal 2023 we renewed and enhanced our focus on Environmental, Social, and Governance issues, enabled by a refreshed leadership team as well as newly created positions to advance progress in these areas. Our stockholders, employees, customers, regulators, and other stakeholders are all increasingly focused on the importance of effective engagement and action on ESG topics. We are committed to conducting our business in ways that are principled, transparent, and accountable. The foundation of these commitments is expressed in our Standards of Business Conduct (described below), which require not only legal compliance, but also broader commitments to address ethical business practices, diversity and inclusion, and human rights.
We also aim to hold ourselves accountable by enhancing our public reporting on our policies, practices, and performance on our website, social media and regulatory filings to provide visibility into how we are meeting our commitments and responsibilities.
We recognize the need for driving corporate responsibility within our organization, throughout our supplier network and in our communities. To drive this responsibility, we will continue to target sustainability, effective corporate governance, ethical behavior in the workplace and social responsibility, while also updating and enhancing this focus with various initiatives, including several described below. We intend to report on the progress of such initiatives throughout the year.
Environment, Sustainability and Climate Change
At Comtech, sustainability sits at the core of who we are as a company and implementing a comprehensive sustainability strategy is one of our top priorities. As we continue to transform our operations, we are enhancing sustainability across the enterprise. Throughout fiscal 2023, we coordinated across the Company in preparation for the submission of our first climate change report to Carbon Disclosure Project (in September 2023), which includes a baseline greenhouse gas inventory for company-wide Scope 1 and 2 emissions for calendar year 2022. This carbon footprint baseline established a foundation to advance our sustainability strategy, set emissions reduction goals, and use data-based decision-making to develop targeted carbon reduction projects.
In June 2023, we completed the relocation of our satellite earth station product line to Chandler, Arizona to support our long-term vision for our Satellite and Space Communications segment. The new Chandler facility provides for greater operational efficiency compared to the former facilities in Tempe, Arizona. The new site allows for the consolidation of production lines, consolidation of several buildings into one, a new chilled water facility, energy-efficient LED lighting and reduced commuting time for our employees. Additionally, a diesel-fueled generator is no longer required for back-up power, as the Chandler facility has redundant power sources via connection to multiple electrical substations.
Comtech offers its employees incentives to promote greener commuting options such as company-sponsored mass transit cards and rideshare programs. Where appropriate, we also consider work from home arrangements to eliminate commuting altogether. In 2023, we celebrated Earth Day in our company by encouraging our global employees to participate in environmentally-focused initiatives and share their activities on social media.
Comtech incorporates environmentally sound business practices and an efficient use of materials across our technological innovation and manufacturing operations and fosters environmental awareness among our employees, customers, suppliers and other key stakeholders to help protect our planet.

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Social and Workplace Policies
Commitment to excellence is fundamental to the philosophy of Comtech—our management and employees share a common set of objectives and benefit from the achievement of those objectives.
•Social Responsibility - We take responsibility for how our products impact communities. As an essential provider of critical wireless communication and location-based solutions to the U.S. government, the emergency 911 community and MNOs around the world, good citizenship, data security and compliance with laws are priorities for the Company. We encourage our employees to act as role models for social responsibility in both their communities and in the workplace. We are evaluating incentive programs to reward employees for volunteerism. We also are in the process of establishing focused employee committees such as community service, diversity, equity, inclusion and belonging, and charitable giving. We intend to drive our employees’ volunteer activities specific to the culture and needs of the communities near our employees.
•Standards of Business Conduct - We have adopted a written Standards of Business Conduct that applies to our Board of Directors, principal executive officer, principal financial officer, principal accounting officer, controller and to all our other employees. These standards are a guide that set our "tone at the top" and help ensure compliance with our high ethical standards. A copy of the Standards of Business Conduct is maintained on our website at www.comtech.com, under the link “Investors.”
◦We have a long-standing reputation for lawful and ethical behavior, a reputation to which our employees and customers, both past and present, have contributed since our beginning. Our reputation is one of our most important assets and so we continue to expand our business on the basis of integrity and trust by upholding ethical standards in all of our activities. These standards apply to all of the Company’s activities in every market that it serves. We expect all our employees and directors to perform their work with honesty, truthfulness, and integrity, and we strive to do business with customers and suppliers of sound business character and reputation.
◦Our Standards of Business Conduct reinforce the Company’s ethical climate and provide basic guidelines. Our Board of Directors monitors the Company’s adherence to our Standards of Business Conduct and oversees the Company's performance in ethical business practices, diversity, inclusion, sustainability and employee health and safety.
◦Comtech’s Standards of Business Conduct prohibits unethical activity and defines how we conduct business by providing guidance for situations in which ethical issues may arise. For example, reporting of unethical activity is encouraged through our anonymous third-party OpenLine reporting system.
◦All employees receive training when they start and are annually required to complete the Standards of Business Conduct certification training.
◦To reinforce and align our executives to such policies, a portion of the operational performance component of our annual incentive compensation program for executives has been tied to satisfying goals of compliance and ethical behavior.
◦We intend to post on our website, as required, any amendment to, or waiver from, any provision in our Standards of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and that relates to any element of the standards enumerated in the rules of the SEC.

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•Whistleblower Policy - Honesty and integrity are integral to Comtech’s ability to successfully manage and operate our business. We look to our employees to participate in upholding those ideals, by informing management of situations which they believe in good faith violate our Standards of Business Conduct. In order to encourage employees to actively participate in maintaining these ideals, Comtech provides a safe method for the good faith reporting of concerning or questionable activity. The policy provides several alternatives for employees to make reports, including contacting his or her immediate supervisor, local human resources team member, local subsidiary president or the Company’s Corporate Compliance Officer, or by anonymously reporting either by telephone or through a web-based hotline managed by an outside service. Comtech is committed to fairly investigating any allegations made under the whistleblower policy and taking whatever corrective action is determined to be necessary as a result of such an investigation.
•Diversity - We believe a diverse, equitable, inclusive workplace is critical to our ability to develop innovative solutions and is key to the future of our success. We encourage employees to be inspired and strive for them to feel like they belong which is communicated through blogs, messages, activities and engagement opportunities on our redesigned company-wide Intranet. We focus on expanding our diverse workforce by reaching out to institutions promoting the employment of minorities, attending recruiting events aimed at attracting talent of diverse heritage and veteran backgrounds, as well as by considering diversity of our workforce during our talent, promotion, and succession planning. During fiscal 2023, we successfully launched The Exchange program, which brings women of all ages together to spark new ideas, inspire the next generation of women leaders, and create opportunities for current leaders to learn from future leaders.
•Comtech launched its first Internship Program in the spring of 2023. This program attracted talent from nearly a dozen universities with 66% of our interns identifying from a nationally underrepresented group. Our internship program focused not only on application of their studies in our workplace, but also the importance of mentorship, leadership, and culture. Interns participated in weekly “lunch and learns” to build relationships with our executive leaders and learn about our business strategies.
•Our leadership team identified several company-wide diversity initiatives such as celebrating Black History Month (inviting employees to attend webinars led by renowned Black leaders), Asian American Pacific Islander Heritage Month, International Women’s Day, Breast Cancer Awareness Month and Pride Month, in which employees and their families are encouraged to participate, celebrate, and showcase their views, culture, and history on our social media and our company-wide Intranet. For our Veterans, we celebrated “Honor Week” recognizing each of the armed forces and wearing their colors each day of the week. We launched an employee recognition award “Above and Beyond” to showcase our employees’ volunteerism within their communities and award them for their outstanding efforts. To unify and showcase our diverse cultures, we created a company-wide cookbook highlighting family recipes from employees around the globe. Ultimately, when unique stories are celebrated, we believe employees feel connected in meaningful ways and support each other to reach our full potential.
•With employees and contractors spanning the world, we endeavor to build a diverse workforce to better support our global customer base. We realize that our employees are one of our most valuable assets and believe our success depends on the talent we attract and retain, which is why we are developing our first ever People Strategy. We are passionate about building meaningful employee engagement and happiness in a variety of ways that will be addressed in our People Strategy, including providing a foundation for a diverse, inclusive and equitable workplace where employees feel they belong; developing and promoting talent; supporting a competitive benefits program; and enforcing the importance of our employees’ health, safety and wellness.

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◦As a U.S. federal contractor, we are subject to regular audits of our employment practices when hiring, firing, promoting, transferring, or compensating employees. Several of our facilities were in the past year subject to audits by the Office of Federal Contract Compliance Programs, which found no violations or discriminatory practices.
◦We actively recruit minorities, the disabled and veterans. We hire our employees based on their individual skills, qualifications and experience, treating them with respect and dignity. We focus on expanding our diverse workforce by reaching out to institutions promoting the employment of minorities, attending recruiting events aimed at attracting talent of diverse heritage and veteran backgrounds, as well as by considering diversity of our workforce during our talent, promotion, and succession planning.
◦We have also implemented diversity in hiring at the highest levels of Comtech’s leadership, both on our Board of Directors and in our executive management. During fiscal 2023, we hired five new executives to the leadership team adding a cumulative 118 years of experience to help build our vision and drive strategic goals. We also appointed two new members to our Board of Directors, both of whom identify as a member of a minority group.
◦Our Board’s Compensation Committee has been tasked with supporting the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity and inclusion, employee engagement and talent development.
◦We believe in our directors, officers, employees and contractors taking responsibility for, and working together to contribute to, Comtech’s success, which is tied to cultivating, fostering and advancing a culture of equity and inclusion.
◦We tasked our Chief People Officer to drive diversity, equity, and inclusion efforts and culture across the enterprise.
•Talent - To meet and execute our strategic business goals, we are focused on sourcing, attracting, and retaining top talent, especially those with engineering, science, and technical backgrounds. We recognize and reward performance while continually developing, engaging and retaining high-performing employees. We have made significant investments to provide ongoing training and career development by offering courses on our online learning management system. We offer job-specific skills training to promote and develop advancement within the organization and to enhance skills. Training in and compliance with our Standards of Business Conduct, Cyber Security, and Trade and Foreign Corrupt Practices Act compliance is also mandatory among our employees.
•Through certain government contracts that we participate in, we partner with our end customer to provide enlisted, active military personnel (whose service is expected to end within 6 months) onsite training to help them with a successful transition to a civilian life.
•At July 31, 2023, we had 1,718 employees (including temporary employees and contractors), 1,132 of whom were engaged in production and production support, 305 in research and development and other engineering support, and 281 in marketing and administrative functions. None of our U.S. based employees are represented by a labor union. Of our 1,718 employees (including temporary employees and contractors), 384 employees are based outside of the United States, including 120 employees in the United Kingdom, 91 employees in India and 123 employees in Canada. We believe that our employee relations are good which is evident in the reduction of our voluntary turnover rate each quarter in all business segments.
•Safety and Wellness - Comtech is developing a company-wide Environmental, Health, and Safety Management System to foster a culture of continuous improvement and engage employees at all levels of the organization in the prevention of work-related injuries and illnesses, and minimization of environmental impacts. Comtech is committed to providing a workplace which values the health, safety, and wellbeing of our employees, contractors, and visitors to our facilities.

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•We continue to review our business models to support flexible working arrangements, where possible, to meet the needs of our employees and our business. We continue to review CDC guidelines to monitor safety measures in all facilities in light of the lessons learned during the COVID-19 pandemic.
•Employee wellness is important to Comtech. All employees and their households have access to an employee assistance program, as well as a health advocate program to help with all aspects of benefits, family life, financial concerns, legal issues and transition to retirement. Assistance is available 365 days per year, 24 hours per day. We rigorously review our benefit and compensation plans to maintain competitive packages that reflect the wellness needs of our workforce and the marketplace. These programs include 401(k) plans, health and welfare benefits, among many others. We support and strive for pay equity for all employees within the same geographic area, experience level, and performance standards. This year we were able to provide enhanced benefits to our employees without increasing the employee payroll contribution.
•Harassment-Free Workplace - We are committed to providing a fair and harassment-free working environment. We expect that all relationships among persons in the workplace will be businesslike and free of unlawful bias, prejudice and harassment. It is our policy to promote equal employment opportunities without discrimination or harassment on the basis of race, color, national origin, religion, sex, age, disability, or any other status protected by law. We prohibit and will not tolerate any such discrimination or harassment. Employees are required to read, understand and comply with our nondiscrimination and anti-harassment policies and to promote full compliance, from time to time, employees may be required to attend training.
•Responsible Supply Chain - We select partners and employees that align with our standards and expectations of implementing a supply chain that is reliable, socially responsible, and sustainable. We utilize a screening process for prospective employees, suppliers, contractors, representatives, and customers to ensure that we conduct business with individuals and partners that meet our requirements and share the same values. In 2022, we hired a Senior Director of Global Procurement who is responsible for evaluating our current, and potential, suppliers with a focus on strategic sourcing and ensuring a sustainable supply chain supported by metrics and goals that promote continuous improvement.
•Data Security - As an important supplier of emergency 911 systems and U.S. government communications systems, we employ sophisticated cybersecurity solutions and controls to help thwart cyberattacks, hacks and breaches of our systems. When new threats or vulnerabilities are identified, we aim to react quickly to prevent and or remedy system compromises. Although no system is foolproof, we believe we appropriately and proactively manage and control vulnerabilities as they arise. Extensive technical controls are employed throughout our physical and virtual infrastructure to reduce the risk of unauthorized access. We employ sophisticated monitoring solutions, manned 365 days per year, 24 hours per day, to detect potentially malicious activity, and leverage our advanced incident response capabilities to respond quickly and neutralize potential threats.
•Board Engagement - Given social trends and global initiatives to both monitor and reduce impact on the environment and to ensure workplace sustainability, health and safety, our Board of Directors is fully committed to a policy of promoting such initiatives. To that end, our Board has established an enterprise-wide ESG task force supervised by our Nominating and Governance Committee.
Communications with Our Board of Directors
Stockholders may communicate with our Board of Directors, our Lead Independent Director or any other individual director by writing to us at Comtech Telecommunications Corp., Attention: Corporate Secretary, 68 South Service Road, Suite 230, Melville, NY 11747 or by sending us a message through our website at https://www.comtech.com/contact-us/.

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Director Compensation
The following table provides information regarding the compensation of our outside directors for fiscal 2023. Neither Mr. Peterman nor Mr. Porcelain received any additional compensation in fiscal 2023 for their services as directors and, accordingly, they have each been excluded from the table. Please see the “Summary Compensation Table – Fiscal 2023” for the compensation received by Messrs. Peterman and Porcelain with respect to fiscal 2023.

For fiscal year 2023, the Board approved an increase in non-employee director compensation in consultation with our independent third-party compensation consultant as set forth below:

Table of Director Compensation for Fiscal 2023

Name	Fees Earned or Paid in Cash	Stock Awards (3)(4)	All Other Compensation	Total
Wendi B. Carpenter	$80,000	$130,000	$—	$210,000
Judy Chambers	80,000	130,000	—	210,000
Bruce T. Crawford (1)	7,726	20,657	—	28,383
Lisa Lesavoy (2)	65,000	130,000	—	195,000
Ellen M. Lord (1)	7,726	20,657	—	28,383
Mark Quinlan	80,000	130,000	—	210,000
Dr. Yacov Shamash	85,000	130,000	—	215,000
Lawrence J. Waldman	127,500	130,000	—	257,500
(1)LTG (Ret.) Bruce T. Crawford and The Honorable Ms. Lord were appointed to the Board effective June 2, 2023.
(2)Ms. Lesavoy notified the Board of her intention to retire from the Board, effective immediately preceding the Fiscal 2023 Annual Meeting.
(3)These amounts represent the aggregate grant date fair value of restricted stock or restricted stock units granted on August 12, 2022 (i.e., shortly after the end of fiscal 2022) to each of the then-serving members of the Board in respect of their services on the Board, which was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). Assumptions used in the calculation of these amounts are discussed in Note 10 to our consolidated audited financial statements for the fiscal year ended July 31, 2023, included in our Annual Report on Form 10-K filed with the SEC on October 12, 2023. At that date, each of our directors received 10,718 restricted stock units, each with a grant date fair value of $12.13. On June 15, 2023, LTG (Ret.) Crawford and Ms. Lord were granted 2,332 restricted stock units, each with a grant value of $8.86.
(4)At July 31, 2023, Dr. Shamash and Mr. Waldman each held 9,000 outstanding stock options. At July 31, 2023, Mr. Quinlan and Ms. Carpenter each held 13,122 unvested restricted stock units; Ms. Lesavoy held 6,885 unvested restricted stock units; Ms. Chambers held 14,320 unvested restricted stock units; LTG (Ret.) Crawford and Ms. Lord each held 2,332 unvested restricted stock units; and Dr. Shamash and Mr. Waldman each held 10,718 unvested restricted stock units. At July 31, 2023, Dr. Shamash and Mr. Waldman each held 9,619 unvested shares of restricted stock; and Ms. Lesavoy held 14,299 unvested shares of restricted stock.
Each director received cash for services based on their applicable annual retainer and fees for committees on which they served as outlined in the table below, pro-rated in the case of LTG (Ret.) Crawford and Ms. Lord to reflect their partial year of service. Annual cash retainers are paid in quarterly installments. Directors may elect to receive fully-vested stock units in lieu of cash retainer amounts. For fiscal 2023, all directors elected to receive cash. No meeting fees are paid. Directors are reimbursed reasonable expenses for attending meetings. In addition, during fiscal 2023, each non-employee director received a grant of restricted stock units with a grant date fair value of $130,000, pro-rated for partial years of service.

2023 Proxy Statement	42

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

For fiscal 2023, cash fees for service as a non-employee director were as set forth in the table below. The annual equity retainer and cash fees approved by the Board with respect to fiscal 2023 represented, in some cases with respect to cash fees, an increase as compared to the fiscal 2022 director compensation program, which increases were approved in order to further align with the competitive market following consultation with our independent third party compensation consultant.

	$	Wendi B. Carpenter	Judy Chambers	Bruce T. Crawford	Lisa Lesavoy	Ellen M. Lord	Mark R. Quinlan	Dr. Yacov A. Shamash	Lawrence J. Waldman
Director’s Annual Retainer	60,000	✓	✓	✓	✓	✓	✓	✓	✓
Lead Independent Director Retainer	32,500								✓
Committee Chair Fees
Audit Committee	25,000								✓
Compensation Committee	15,000						✓
Nominating and Governance Committee	10,000		✓
Science and Technology Committee	10,000							✓
Strategic Committee	10,000	✓
Committee Member Fees
Audit Committee	10,000		✓					✓
Compensation Committee	5,000	✓			✓				✓
Nominating and Governance Committee	5,000	✓						✓
Strategic Committee	5,000						✓		✓
Restricted stock units and restricted stock granted to non-employee directors prior to August 2022 have a vesting period of five years, subject to accelerated vesting upon the death of the director or a change-in-control of the Company. Commencing in August 2022, restricted stock units and restricted stock granted to non-employee directors have a vesting period of one year to coincide with the director’s term in office and to better align with market practices. Following vesting, restricted stock units are convertible into shares of Common Stock on a one-for-one basis, generally at the time of termination of service as a director, or earlier in certain circumstances. Stock options granted to non-employee directors in fiscal 2020 have a vesting period of five years, with 20% of the options subject to the award vesting on each of the first five anniversaries of the grant date, subject to accelerated vesting upon the death of the director or a change-in-control of the Company.

2023 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION & ANALYSIS
INTRODUCTION
Fiscal 2023 has been a year of significant change for Comtech, as virtually every aspect of the way we do business has transformed. We have a new CEO, an expanded leadership bench, and have committed to a new culture, brand, strategy, and focus. This holistic transformation, called “One Comtech,” is foundational to our expansion into new markets; the systematic up-tiering of our systems, solutions, and services; and the introduction of new “as-a-service” business models.
“One Comtech” is working—our turnaround is driving results. Our improved performance in fiscal 2023 demonstrated the unwavering focus of our people during a time of significant leadership transition, as well as strategic and organizational changes across our business.
By bringing the Company together under a common strategy, targeting a shared view of the future, and providing common business and operational tools to lower costs, expand margins, and, most importantly, share ideas and intelligence throughout the organization, we are positioning the Company for success.
These changes were driven, in part, by our investors’ keen sense of urgency — an urgency shared by the Board of Directors. In a very short period, we have introduced an almost entirely new, reorganized leadership team, and re-segmented our business. The strategic and tactical organizational changes made over the course of 2023 have reenergized our Company and culture and have directly impacted and elevated our financial performance – as evidenced by sequential improvements in both consolidated net revenues and Adjusted EBITDA margins in every quarter of fiscal 2023.
In this context, this Compensation Discussion & Analysis ("CD&A”) explains our executive compensation program for our NEOs listed below. This CD&A also describes the Compensation Committee’s process for making NEO compensation decisions, as well as its rationale for specific decisions related to fiscal 2023.

Name	Principal Position
Ken A. Peterman*	Chairman, President and Chief Executive Officer (“CEO”)
Michael A. Bondi	Chief Financial Officer
Maria Hedden	Chief Operating Officer
Donald E. Walther**	Chief Legal Officer and Corporate Secretary
Nancy Stallone	Treasurer
Michael D. Porcelain*	Former CEO and President
*As disclosed in our 2022 Proxy Statement, on August 10, 2022, the Company announced that Mr. Peterman had been appointed President and Chief Executive Officer immediately succeeding Mr. Porcelain. Please see “Michael Porcelain Compensation Arrangements” section later in this CD&A for a discussion of Mr. Porcelain’s fiscal 2023 compensation arrangements as reported in our fiscal 2022 Proxy Statement.
** Mr. Walther joined the Company as Chief Legal Officer on April 23, 2023.
RESPONSE TO SAY-ON-PAY AND STOCKHOLDER FEEDBACK
From an executive compensation standpoint, fiscal 2023 was a unique year. We onboarded a new CEO (see next page of this CD&A) while conducting investor outreach to better understand the concerns and perspectives of our stockholders in response to our fiscal 2022 say-on-pay vote. As part of this outreach, our Compensation Committee chair and Nominating and Governance Committee chair, together with representatives from our investor relations team, held numerous meetings with various stockholders throughout the fiscal year to listen to, receive and implement feedback on our executive compensation programs and other matters. Also, as part of our response to fiscal 2022's say-on-pay vote and in an effort to promote new perspectives from the vantage point of a large investor, in fiscal 2023, Mark Quinlan was appointed as the new chairperson of the Compensation Committee of our Board of Directors.

2023 Proxy Statement	44

COMPENSATION DISCUSSION AND ANALYSIS

What We Heard	What We Did
Consistent with historic feedback, our largest stockholders were generally supportive of our overall executive compensation program and its focus on alignment of pay and performance.
As part of our commitment to good corporate governance and to support the continued alignment that our program continues to be aligned with stockholder interests and best practices, the Compensation Committee worked closely with our independent compensation consultant to conduct a competitive review of our program, including our severance arrangements. We validated that our new CEO’s arrangement is competitive with organizations with whom we compete for executive talent and aligned with market practice. Please see the “Employment Agreements, Severance and Change-In-Control Practices” section later in this CD&A for more information.

No stockholders expressed specific concerns about our severance payments to former executive officers. Understandably, however, there was interest about our approach to structuring severance arrangements during a time of unprecedented change in leadership.	Getting our leadership structure right was the Board’s key focus in early 2023. Based on the specific facts and circumstances of the transitioning executives, our stockholders understood that the severance payments made to the former executives were one-time in nature and were necessary to effectuate a smooth leadership transition and minimize business disruptions during a time of significant organizational transformation.
The Compensation Committee remains committed to keeping an open dialogue with the investor community. We regularly meet with our stockholders to discuss business topics, seek feedback on our performance, and address other matters, such as executive compensation, providing our Compensation Committee, as well as our full Board, with a clear understanding of investor expectations.

Winter/Spring	Summer	Fall
•Review changes to our largest stockholders’ proxy voting policies and perspectives •Plan for outreach to our largest stockholders and smaller institutional investors with active engagement programs
•Conduct engagements with our largest investors and smaller institutional investors
•Share feedback with our Board
•Review and refresh governance practices and disclosures
•Investor Day (described in section “Engagement With Stockholders”)

•Conduct additional engagement with investors as needed/requested and share feedback with our Board
•Hold annual stockholder meeting
•Review feedback from annual stockholder meeting and determine future priorities

2023 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS
ONBOARDING MR. PETERMAN TO THE EXECUTIVE TEAM: CEO PAY AT-A-GLANCE
As announced by the Company in August 2022, Ken A. Peterman (who joined Comtech’s Board as an independent director in May 2022 and was later elected Chairman) was appointed President and CEO effective August 9, 2022. In setting Mr. Peterman’s annual compensation as well as his sign-on grants, the Compensation Committee considered factors including, but not limited to, his extensive industry experience, leadership roles requiring innovation and thought leadership, technical acumen and the compensation of CEOs at similarly situated publicly traded companies. The following is an overview of his compensation:
2023 Annual Target Direct Compensation. Mr. Peterman’s regular annual target direct compensation is comprised of base salary and target annual and long-term equity compensation opportunities as follows:

Base salary:	$750,000
Target annual incentive award opportunity:	$750,000 (100% of base salary)
Target annual long-term equity incentive award opportunity:
$1,250,000
•$750,000 awarded using long-term performance shares (“LTPS”) which vest based on the achievement of Company Adjusted EBITDA and revenue goals, as well as relative Total Stockholder Return (“rTSR”) as compared to the S&P 600 Index
•$500,000 awarded using restricted stock units (“RSUs”), which vest in equal installments over three years subject to Mr. Peterman’s continued employment

One-Time Sign-On Grants. In addition to offering Mr. Peterman a competitive annual compensation package, the Board approved one-time sign-on grants focused on the goal of creating long-term stockholder value. This included a one-time “turnaround” equity grant comprised entirely of LTPS subject to aggressive stock price performance conditions, and a cash bonus as follows:

Grant Type	Award Provisions
Equity
200,000 performance-based restricted stock units (“PSUs”), which vest subject to the achievement of certain volume weighted average price (“VWAP”) targets (the “VWAP PSUs”). The VWAP PSUs will be eligible to vest on or before the third anniversary of the grant date in four tranches of 50,000 shares if the Company’s 60-day VWAP reaches the following stock price thresholds: $30, $40, $50, and $60. The closing stock price on September 12, 2022, the date of Mr. Peterman’s VWAP PSU grant, was $11.76.

Cash	$1,000,000 to be used to purchase shares of the Company’s Common Stock in open market transactions. If Mr. Peterman’s employment with the Company is terminated by the Company for Cause or by Mr. Peterman without Good Reason, in each case, before the one-year anniversary of his hire date, Mr. Peterman would immediately be required to repay 100% of the after-tax sign-on bonus to the Company.

2023 Proxy Statement	46

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
FISCAL 2023 COMPENSATION HIGHLIGHTS
Our executive compensation program has three primary elements: base salary, annual incentives, and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs to focus on long-term sustainable stockholder value creation. The Compensation Committee made the following executive compensation decisions for fiscal 2023:
Base salaries. Approved base salary increases for Mr. Bondi, Ms. Hedden and Ms. Stallone of between 5% and 10%, in order to improve alignment with market pay levels. The initial base salaries for Messrs. Peterman and Walther were established when each joined the Company based on a review of market pay levels. None of the other NEOs received base salary adjustments in fiscal 2023 (see ‘‘Base Salary’’ in this CD&A for details).
Annual incentives. In light of the extensive changes to our business strategy and leadership team as described above, the Compensation Committee took a holistic view of the Company’s financial, operational and strategic performance results in determining final award payouts. While financial metrics were initially considered at the start of fiscal 2023, the Compensation Committee ultimately concluded that it was not appropriate or realistic to measure overall performance against those metrics because (i) such metrics were formulated prior to the extensive changes to our business strategy and leadership team, and (ii) such metrics did not reflect the subsequent overhaul and restructuring activities related to the Company’s revised business plan and long-term strategy implemented during fiscal 2023. As such, the Compensation Committee approved annual incentive payouts ranging between 134% - 175% of target to each of the NEOs (see “Annual Incentive Plan Awards” in this CD&A for details).
For fiscal 2024, the Compensation Committee intends to return to its formulaic approach to determining annual incentive award payouts. The CEO’s annual incentive award opportunity will be based 100% on the achievement of financial goals, while each of the other NEOs’ annual incentive award opportunity will be based on a combination of financial and personal goals weighted at 75% and 25%, respectively, as follows.

Fiscal 2024: CEO Incentive Award Payout Formula
Annual Incentive Target Opportunity ($)	x	Financial Performance Payout (%)	=	Annual Incentive Award Payout ($)

Fiscal 2024: Other NEOs Incentive Award Payout Formula
Annual Incentive Target Opportunity ($)	x	Financial Performance Payout (%)	x	75%	+	Personal Performance Payout (%)	x	25%	=	Annual Incentive Award Payout ($)
Long-term incentives. To continue to strengthen alignment with stockholders, the long-term equity incentive awards were granted to the new CEO and new Chief Legal Officer using a mix of 60% in LTPS and 40% in RSUs. The equity incentive awards for all other NEOs were comprised of 50% LTPS and 50% RSUs. The Compensation Committee also approved the addition of rTSR as a performance metric applicable to the LTPS.

2023 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS

FISCAL 2023 BUSINESS HIGHLIGHTS
Our progress toward “One Comtech” is delivering results to our stakeholders through streamlined operations, improved collaboration and accelerated innovation. In fiscal 2023, we refreshed our leadership team and Board of Directors to support our strategic plan more directly. With a leaner cost structure, we shifted resources toward accelerating product development. And we enjoy more collaborative relationships with industry partners thanks to our innovation foundry, EVOKE (which added four partners in fiscal 2023). Despite a challenging economic environment, we remain intensely focused on managing the factors we can control, and continue to deliver improved top- and bottom-line performance.
Comtech is a very different company than it was in fiscal 2022. Our new leadership team has set the tone for our ongoing progress. In their short tenure, the Company has already achieved critical financial and strategic milestones, all of which factored into the pay decisions made by the Compensation Committee.

Fiscal 2023 Financial Highlights. Over the course of the past four quarters, our work has resulted in consolidated net sales increasing, sequentially, every quarter of the fiscal year. Our Adjusted EBITDA margins have also increased, sequentially, every quarter of the fiscal year. In addition, we have identified and are implementing significant near-term annual profit improvement initiatives. These incremental results over the course of fiscal 2023 speak to the progress of our ongoing transformation. Following are key financial results:

$550.0M Net Sales	$184.5M Gross Profit
$594.1M Net Bookings	33.5% Gross Margin
–$14.6M Operating Loss	$53.5M / 9.7% Adj. EBITDA(1)
(1) For a definition and explanation of "Adjusted EBITDA" (a Non-GAAP financial measure) as well as reconciliations to GAAP and Non-GAAP measures, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Comparison of Fiscal 2023 and 2022 - Adjusted EBITDA” in our Fiscal 2023 Annual Report on Form 10-K, filed with the SEC on October 12, 2023.

2023 Proxy Statement	48

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2023 Non-Financial Accomplishments. We believe that the financial outcomes reflected above validate that Comtech’s operations, supply chain management, and processes and controls continue to strengthen, positioning us to capitalize on short-term opportunities and plan for the future. Charged with leading this transformation, our Executive Team delivered in fiscal 2023 and charted an aggressive course forward for fiscal 2024.

Below are highlights of the some of the most significant achievements over the last year that contributed to our results:

Operational
•Brought 14 siloed businesses together to form two cohesive and collaborative operating segments.
•Audited and improved all our significant functional processes to better understand our costs, pricing, and customer needs.
•Unified our operations and sourcing and implemented common business systems to improve risk management, financial forecasting, and make life easier for everyone at Comtech to generate revenue.
•Rolled out our first ever company-wide long range Strategic Goal Deployment (SGD) with clear accountability at every level.
•Made difficult but necessary decisions to reduce headcount to reconcile our cost structure with our operating profile and strategic goals.
•Completed our migration to our state-of-the-art Chandler, Arizona facility and set our UK facility in Basingstoke on a path to profitability.

Strategic
•Conceived of and launched the EVOKE innovation foundry, securing key partnerships with proven technology leaders to develop a next generation set of products and services based on Comtech technologies.
•Initiated a transition from an equipment supplier to software solutions and “as a service” business models that can create value in unprecedented ways across all our addressable markets.

Leadership & Governance
•Refreshed the Board with multiple new independent directors and a new Chairman.
•Reorganized our Leadership Team and re-segmented our business.
•Developed and implemented a formal people strategy to ensure we have the right talent in the right functions to help drive growth, revenues, and profitability.
•Implemented and advanced a new slate of ESG initiatives.

Culture & Brand
•Implemented “One Comtech,” bringing the Company together under a common strategy, targeting a shared view of the future, and providing everyone with a common business and operational machinery to lower costs, expand margins, and most importantly, share ideas throughout the organization.
•Rebranded Comtech as a business: we are perceived as innovators and thought leaders, and our expertise and opinions are routinely sought at industry conferences, events, and in key trade publications.
•Completely modernized our branding, including our website and logo, to visibly represent the significant transformation at our company.

2023 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION GOVERNANCE PRACTICES & POLICIES
We believe the following practices and policies promote sound compensation governance and are in the best interests of our stockholders and executives:

What We Do	What We Don’t Do
Place a significant emphasis on performance-based, variable compensation	We do not allow repricing of underwater stock options without stockholder approval
Maintain robust stock ownership guidelines	We do not have excessive perquisites
Annual say-on-pay vote	We do not allow hedging or short sales or pledging of our securities
Double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan	We do not pay dividends or dividend equivalents on unearned performance-based awards
Maintain a recoupment (“clawback”) policy	We do not have tax gross ups
Use an independent, external compensation consultant	We do not maintain employment agreements, except for with the CEO
WHAT GUIDES OUR PROGRAM
COMPENSATION PHILOSOPHY AND GUIDING PRINCIPLES
The principal goals of our executive compensation program are to help us attract, motivate and retain the talent required to develop and achieve our strategic and operating goals, with a view to maximizing stockholder value. Our compensation philosophy is driven by the following guiding principles that underpin the critical connections between performance, long-term value creation, talent management and compensation governance:

Performance-Driven and Stockholder Aligned	Competitively Positioned	Responsibly Governed
A meaningful portion of an NEO’s total compensation should be variable (“at-risk”) and linked to the achievement of specific short- and long-term performance objectives and designed to drive stockholder value creation.	Target compensation should be competitive with that being offered to individuals in comparable roles at other companies with which we compete for talent to help us attract and retain the best people to lead our success.	Decisions about compensation should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making.

2023 Proxy Statement	50

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION ELEMENTS
The following primary elements of compensation support our executive compensation philosophy and are intended to strike an appropriate balance across top-line growth, profitability, non-financial business imperatives and cash flow generation, as well as drive stockholder value creation.

Element		Objective
Fixed	Base Salary	Provide market-competitive base pay, reflective of an NEO’s role, responsibilities, and individual performance to attract and retain top talent
Variable / At-Risk	Annual Incentives	Motivate and reward eligible NEOs for their efforts and contributions to our business success, based upon Comtech’s financial and operational performance metrics
	Long-Term Equity Incentives	Align our NEOs’ awards with the long-term interests of our stockholders, as well as Comtech’s long term business strategy and leadership talent retention goals
PAY MIX
The charts below show the target annual total direct compensation (excluding one-time new hire grants) of Mr. Peterman and our other NEOs (excluding Mr. Porcelain) for fiscal 2023. These charts illustrate that a majority of executive compensation is at-risk (73% for Mr. Peterman and an average of 54% for our other NEOs, excluding Mr. Porcelain).

2023 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS
THE DECISION-MAKING PROCESS
The Role of the Compensation Committee. The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee comprises independent, non-employee members of the Board. The Compensation Committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the independent members of the full Board, based upon recommendations of the Compensation Committee. The Compensation Committee’s responsibilities are specified in its charter, as further described in the “Board of Directors and Corporate Governance—Committees of the Board of Directors” section of this Proxy Statement.
In making decisions regarding our executive officer compensation, Compensation Committee members also draw upon their general knowledge and understanding of what executive officers of other companies are earning, particularly in our industry, using data derived from publicly available information such as other public company SEC filings, published reports on executive compensation and, in the past, the Company’s participation in benchmark studies.
The Role of Management. Members of our management team attend regular meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated. Only the Compensation Committee members are allowed to vote on decisions regarding NEO compensation. The Chairman and CEO reviewed his recommendations pertaining to other executives' pay with the Compensation Committee. The Chairman and CEO did not participate in the deliberations of the Compensation Committee or Board regarding his own compensation. Independent members of the Board make all final determinations regarding the compensation of the Chairman and CEO.
The Role of the Independent Compensation Consultant. During fiscal 2023, the Compensation Committee engaged an independent compensation consultant to provide expertise on competitive pay practices, and program design. Pursuant to authority granted to it under its charter, the Compensation Committee retained Pearl Meyer & Partners, LLC ("Pearl Meyer”) as its independent consultant. Pearl Meyer reports directly to the Compensation Committee. Pearl Meyer did not provide any additional services to management. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules and determined that the services rendered by Pearl Meyer did not raise any conflicts of interest.
The Role of the Peer Group. The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at peer companies. For purposes of setting fiscal 2023 compensation levels, the Compensation Committee, with the support of Pearl Meyer, conducted an in-depth peer group analysis to determine a formal group of peer companies. We believe this peer group reflects our labor market for executive talent and uses a balanced combination of direct and broader industry peers. The peer group is intended to reflect companies of a similar size, scope of operations, complexity, and footprint as Comtech.
For 2023, the Compensation Committee approved a peer group of comparably-sized communications and satellite companies that served as the primary basis for our market-based compensation studies. It will be reviewed annually for continued appropriateness.

2023 Proxy Statement	52

COMPENSATION DISCUSSION AND ANALYSIS
As such, the Compensation Committee considered publicly-available data from industry compensation surveys and proxy statements from the group of 15 peer companies listed below. Data was collected from US-based, publicly-traded, communications equipment/telecommunication services companies with revenues and market capitalization generally between 0.4x and 2.5x that of Comtech. Based on the above criteria, the fiscal 2023 compensation peer group was comprised of the following companies, as approved by our Compensation Committee:

Fiscal 2023 Compensation Peer Group
ADTRAN, Inc.	Casa Systems, Inc.	Harmonic Inc.
ATN International, Inc.	Digi International Inc.	Infinera Corporation
Aviat Networks	Ducommun Incorporated	NETGEAR, Inc.
CalAmp Corp.	DZS Inc.	Ribbon Communications Inc.
Cambium Networks Corporation	Extreme Networks, Inc.	TESSCO Technologies Incorporated
As part of its analysis, the Compensation Committee also evaluated the appropriateness of each NEO’s compensation based on factors such as Company and business unit performance, job scope, individual performance, time in position, and alignment with comparable positions at companies in the peer group. While the Compensation Committee believes setting target total direct compensation around the market median is appropriate, target total direct compensation levels can range from below to above-market based on factors such as experience and performance of the individual and the Company or applicable business unit over time. To the extent the Compensation Committee deems that the compensation level associated with a NEO’s position versus the market (one measure of which is the peer group) is not aligned with the relevant factors, the Compensation Committee may choose to modify one or more of the NEO’s compensation components. With input from its independent compensation consultant, the Compensation Committee intends to annually review the compensation peer group to evaluate whether it continues to meet the Company’s objectives, and may modify it in the future, as appropriate.

FISCAL 2023 EXECUTIVE COMPENSATION PROGRAM IN DETAIL
BASE SALARY
Base salaries paid to our executive officers are intended to be generally competitive with those paid to executives holding comparable positions at comparably sized companies in our industry. The Compensation Committee reviews base salaries each year and, as appropriate, makes adjustments based on the Compensation Committee’s assessment of the executive officer’s individual performance, taking into consideration the operating and financial performance of our operations for which the executive is responsible. The Compensation Committee also considers the budgeted level of merit increases for all employees generally in determining salary adjustments for executive officers.
The Compensation Committee reviews public information regarding competitive levels of salary in our industry but has not established a policy of targeting a particular benchmarked level. While the Compensation Committee’s determinations regarding salary reflect a degree of subjectivity and business judgment as to the performance and competitiveness of salary levels for each individual NEO’s position, adjustments for fiscal 2023 were informed by a comprehensive competitive market study conducted by our independent compensation consultant.

2023 Proxy Statement	53

COMPENSATION DISCUSSION AND ANALYSIS
The base salary increases for Mr. Bondi, Ms. Hedden and Ms. Stallone were made in order to improve alignment with market pay levels, while the initial base salaries for Messrs. Peterman and Walther were established when each joined the Company based on a review of market pay levels. The table below shows the base salary rates for fiscal 2023:

Name	Fiscal 2022	Fiscal 2023	% Change
Ken A. Peterman*	N/A	$750,000	N/A
Michael A. Bondi	$351,488	$386,636	10%
Maria Hedden	$485,000	$509,250	5%
Donald E. Walther*	N/A	$475,000	N/A
Nancy Stallone	$333,102	$366,412	10%
*Messrs. Peterman and Walther were not NEOs in fiscal 2022.
ANNUAL INCENTIVE PLAN AWARDS
Annual incentive awards are designed to reward individuals for Company and personal performance. Each NEO is assigned an annual incentive target established based upon their size and scope of responsibility, ability to impact overall results, internal equity and relevant market data. Actual awards may range from zero to 200% of target, depending on performance results, and the Compensation Committee retains discretion to further adjust the award upward or downward based on its assessment of Company and/or individual performance. Total payouts shall not exceed 200% of each NEO’s stated target award opportunity.
Fiscal 2023 Results and Award Payouts. Historically, the Compensation Committee determined financial metrics and/or personal goals at the beginning of the year, and failure to achieve the threshold performance levels for any of the metrics or goals resulted in no payout being delivered for that component, whether it be financial or personal. In fiscal 2023, however, the CEO transition prompted an extensive reevaluation of the business landscape as well as the roles and responsibilities of the management team. Upon careful examination, it became apparent to the Compensation Committee that the original financial plan and metrics, established largely before the extensive changes to our business strategy and leadership team, and prior to the rollout of the “One Comtech” vision and lean initiatives and restructuring activities, were not fully aligned with the Company’s new strategic direction and priorities.

The initial fiscal 2023 financial metrics considered pre-tax profit, as defined, of $5,000,000, Adjusted EBITDA (a Non-GAAP measure defined under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Comparison of Fiscal 2023 and 2022 - Adjusted EBITDA” in our Fiscal 2023 Annual Report on Form 10-K, filed with the SEC on October 12, 2023) of $50,000,000, and free cash flows, as defined, of $10,000,000. Our actual fiscal 2023 pre-tax profit and free cash flows did not meet the threshold requirements for payouts to each of our NEOs; however, our Adjusted EBITDA achievement was at 107.0% of the targeted amount which would have resulted in 175.1% payout for that specific metric.

2023 Proxy Statement	54

COMPENSATION DISCUSSION AND ANALYSIS
Therefore, in light of the extensive changes to our business strategy and leadership team at the onset of fiscal 2023, the Compensation Committee determined to take a holistic view of the Company’s financial, operational and strategic performance results in determining final award payouts at the end of the year — as it was unrealistic to determine and establish new financial metrics and goals while the Company was simultaneously overhauling its short-term business plan and long-term strategy. Specific financial, strategic and operational accomplishments considered in the determination of the fiscal 2023 annual incentive payouts included, but were not limited to:

Financial	Strategic	Operational
•Identified and implemented material near-term annual profit improvement initiatives	•Rolled out “One Comtech” initiative and strengthened Executive Leadership Team	•Successfully transitioned CEOs
•Rebuilt trust with U.S. government customers and agencies, increasing pipeline of revenue opportunities	•Inspired first ever EVOKE innovation foundry, securing key partnerships and access to proven technologies	•Advanced position as a global leader in troposcatter technologies, growing domestic and international pipeline opportunity
•Achieved sequential quarterly net sales and Adjusted EBITDA growth (including positive GAAP operating income for the fourth quarter of fiscal 2023; an important accomplishment given the significant restructuring activities that took place in fiscal 2023 and given that the Company had not realized a positive quarterly operating income since Q4 fiscal 2021)
	•Created new business/convergence opportunities in emerging markets for Comtech, e.g., geospatial	•Brought 14 siloed businesses together to form two cohesive and collaborative segments; modernized global Comtech presence with refreshed logo and social media
•Successfully renewed Credit Facility in November 2022	•Successfully advanced Board “refresh” objectives and ESG initiatives	•Completed migration to Chandler, AZ facility
Our Executive Team delivered in fiscal 2023 and charted an aggressive course forward for fiscal 2024. But our journey toward “One Comtech” is far from over—our customers increasingly demand solutions (vs. products) and seek insight (vs. raw data). Accordingly, we must continue to attract and retain the talent required to meet these demands as we anticipate market shifts and implement a durable growth strategy.

Recognizing both the boldness of “One Comtech” and the tenacity of our Executive Leadership Team in delivering for our stakeholders, the Compensation Committee approved annual incentive payouts to each of the NEOs ranging from 134% to 175% of target, as follows:

Name	Target Award Opportunity ($)	Actual Award (% of Target)	Actual Award ($)*
Ken. Peterman	$750,000	175%	$1,312,501
Michael A. Bondi	$352,419	175%	$616,736
Maria Hedden	$270,375	175%	$473,163
Donald E. Walther**	$237,500	173%	$135,005
Nancy Stallone	$96,800	134%	$130,010
*Amounts rounded to the nearest whole share.
** Mr. Walther’s actual annual incentive award was prorated based on his date of hire.

2023 Proxy Statement	55

COMPENSATION DISCUSSION AND ANALYSIS
For fiscal 2024, the Compensation Committee intends to return to its formulaic approach to determining annual incentive award payouts. The CEO’s annual incentive award opportunity will be based 100% on the achievement of pre-established financial goals which historically consisted of equally weighted metrics of pre-tax profit, adjusted EBITDA and free cash flow. Each of the other NEOs’ annual incentive award opportunity will be based on a combination of financial and personal goals weighted at 75% and 25%, respectively.
LONG-TERM EQUITY INCENTIVE AWARDS
Equity compensation directly aligns the interests of the NEOs with those of our stockholders. The Compensation Committee considers a mix of equity vehicles as follows:

Award Type	Design At-a-Glance
LTPS
LTPS are designed to align executive pay with achievement of financial metrics that are viewed as most impactful to stockholders. Performance is measured against both relative and absolute metrics to provide a comprehensive and balanced evaluation of our long-term business performance. NEOs can earn between 0% and 200% of their target award opportunity.
If the performance goals are achieved and the executive remains employed by the Company, LTPS vest at the end of the three-year performance period.

RSUs	RSUs granted to NEOs in fiscal 2023 vest in equal installments each year on the first three anniversaries of the grant date.
To continue to strengthen alignment with stockholders, the long-term equity incentive awards were granted to the new CEO and new Chief Legal Officer using a mix of 60% LTPS and 40% RSUs. The equity incentive awards for all other NEOs were comprised of 50% LTPS and 50% RSUs. In consultation with our executive compensation consultant and in furtherance of enhancing our compensation strategies to be more in line with market, the Compensation Committee also approved the addition of rTSR as a performance metric for the LTPS awards.
Fiscal 2023 Annual Grants. For fiscal 2023, the NEOs received long-term incentive awards as follows (excluding any one-time grants or awards):

Name	Value of RSUs ($)	Target Value of LTPS ($)	Estimated Fair Value of Awards (1) ($)
Ken A. Peterman(2)	$500,000	$750,000	$1,250,000
Michael A. Bondi	$176,210	$176,210	$352,420
Maria Hedden	$135,188	$135,188	$270,376
Donald E. Walther(3)	$159,125	$237,500	$396,625
Nancy Stallone	$48,400	$48,400	$96,800
(1)For each of the then-serving NEOs, amounts were determined based on the closing price of our Common Stock on the date of grant on August 12, 2022, which was $12.13. Mr. Peterman’s award was granted on September 12, 2022, with a grant date fair value per share of $11.76. Mr. Walther’s award was granted on April 28, 2023, with a grant date fair value per share of $10.35.
(2)Mr. Peterman also received a one-time sign-on grant on September 12, 2022 of 200,000 VWAP PSUs with a grant date fair value of $588,500 which is not included in the table above. This amount was determined based on an average grant date fair value per share of $2.94. This award will vest on the third anniversary of the grant date based upon the achievement of certain stock price targets for the Company’s Common Stock. For details on the market conditions of this award, please see “Onboarding Mr. Peterman to the Executive Team: CEO Pay At-A-Glance” in this CD&A.
(3)Mr. Walther also received a one-time, new hire grant of RSUs with a grant date fair value of $300,000, which is not included in the table above. This amount was determined based on the closing price of our Common Stock on the date of the grant on April 28, 2023, with a grant date fair value per share of $10.35. This award will vest 100% on the third anniversary of the grant, subject to Mr. Walther’s continued employment through the vesting date.

2023 Proxy Statement	56

COMPENSATION DISCUSSION AND ANALYSIS
In determining the actual amount of annual grants of long-term equity awards for each NEO, the Compensation Committee considered each individual NEO’s past and expected overall performance and his or her potential impact on our future success and held a view toward maintaining aggregate internal pay equity.
A Closer Look at LTPS. The Compensation Committee believes that LTPS provide appropriate incentives for management to focus on long-term financial results, and that these performance goals correlate with the value of our Common Stock. NEOs can earn between 0% and 200% of their target award opportunity. The actual number of LTPS that are earned and vested is based on the achievement of predetermined metrics at the end of a three-year performance period, as outlined below:

Fiscal 2023 LTPS (August 1, 2022-July 31, 2025)
Metric	Weighting	Detail
Revenue	33.3%	•Revenue incentivizes the delivery of an appropriate level of top-line growth
Adjusted EBITDA	33.3%
•Adjusted EBITDA focuses on profitable growth, while continuing to provide strong accountability for returns and continues to be viewed as a core driver of the Company’s performance and stockholder value creation

Relative TSR	33.3%	•Measured relative to the S&P 600 Index over a three-year period •Capped at 100% of target if absolute TSR is negative •Enhances alignment with stockholders
In determining specific target levels for LTPS goals at the beginning of fiscal 2023, the Compensation Committee established revenue and Adjusted EBITDA goals intended to motivate our executive officers to target long-term growth opportunities and also added a rTSR metric to strengthen stockholder and market-practice alignment. The Compensation Committee established goals designed to be challenging at target for fiscal 2023 and applied an annual positive growth factor for each of the years in the three-year performance period for both revenue and Adjusted EBITDA. As noted above, our TSR performance is measured relative to the S&P 600 Index.
In order to receive any shares under a LTPS award, a NEO must achieve threshold performance levels on at least one goal. Awards are capped at 200% of target. Also, if the Company’s TSR performance is negative, but rTSR would have resulted in a payout above target, the rTSR LTPS payout is capped at 100% of target.

Performance Level	Performance Metrics & Objectives			LTPS Shares Earned
	Revenue	Adjusted EBITDA	rTSR (Percentile Achievement)
Threshold	70% of Target		25th Percentile	50%
Target	100% of Target		50th Percentile	100%
Maximum	200% of Target		75th Percentile	200%
If performance for the three-year performance period is achieved at a level between the threshold and the target or between the target and the maximum, the payout level is determined through straight-line interpolation.

As part of our commitment to good corporate governance and to support the continued alignment of our compensation programs with stockholder interests and best practices, for fiscal 2024, we adjusted the threshold performance level from 70% of target to 85% of target and adjusted the maximum performance level from 200% of target to 115% of target.

2023 Proxy Statement	57

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2021 LTPS Performance (August 1, 2020-July 31, 2023) Results and Payouts. On July 31, 2023, the three fiscal-year performance period for the LTPS granted in fiscal 2021 ended. For these awards, for the current, then-serving NEOs at the time of the grant, the performance goal for revenues was achieved at 78.8% of target and the performance goal for Adjusted EBITDA was below threshold resulting in a performance level achievement of 0%. As each performance goal was weighted 50%, the aggregate performance level was 39.4% of target (the target revenue goal equaled $2.05 billion, with actual performance equal to $1.62 billion). Based on these results, the current, then-serving NEOs received the following shares:

Name	Target LTPS Granted	LTPS Shares Earned
Michael A. Bondi	9,050	3,565
Nancy Stallone	2,399	945
OTHER COMPENSATION POLICIES, PRACTICES AND GUIDELINES
STOCK OWNERSHIP GUIDELINES AND MANDATORY HOLDING PERIODS
Our Board of Directors has adopted stock ownership guidelines and related holding requirements for our NEOs and our non-employee directors, which must be achieved during a five-year phase-in period after the NEO or director first becomes subject to the guidelines. The Board believes these guidelines further align our NEOs’ and our non-employee directors’ interests with the interests of our stockholders. The minimum equity ownership guidelines for our continuing NEOs and our non-employee directors are as follows:

Title	Guideline
CEO	3x annual base salary
Non-Employee Directors	6x annual cash retainer
All other NEOs	Lower of 2x annual base salary or 20,000 shares
Shares owned outright as well as unvested RSUs and performance shares will be considered as ownership under the guidelines; however, unexercised stock options will not be considered to constitute ownership of shares for purposes of the share ownership guidelines. As of July 31, 2023, all of our continuing NEOs and our non-employee directors held equity positions that met their full applicable guidelines or were within the five-year phase-in period.
RECOUPMENT ("CLAWBACK”) POLICY
Our Annual Incentive Plan award payouts and equity awards made to all of our NEOs are subject to a recoupment policy (often referred to as a "clawback” policy). Pursuant to the recoupment policy, under certain circumstances, including if the NEO were to engage in certain activities that would be grounds for termination for cause, if the employee competed with us or if the employee engaged in other specified activities detrimental to us (i) the NEO would be required to forfeit a specified portion of the annual non-equity incentive award, and (ii) the NEO would forfeit all equity awards (whether or not vested) and would be required to repay the Company the full value (if any) of such awards that the NEO received. The foregoing is in addition to the requirement under the Sarbanes-Oxley Act of 2002 of the CEO and CFO to reimburse certain equity-based incentive compensation in the event of certain accounting restatements as well as the requirements applicable to all of our NEOs under our clawback policy described below.

2023 Proxy Statement	58

COMPENSATION DISCUSSION AND ANALYSIS
The recoupment policy with respect to the equity awards applies through the date that is the later of (i) one year following the termination of the NEO’s employment, or (ii) one year following the NEO engaging in such activities.
In connection with the Nasdaq’s adoption of new listing standards implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Compensation Committee adopted a new Dodd-Frank Policy on Recoupment of Incentive Compensation, which provides for the recoupment of compensation of certain of the Company’s current and former executive officers in certain circumstances in the event of a restatement of financial results by the Company.

ANTI-HEDGING AND ANTI-PLEDGING POLICY
The Board of Directors believes that it is inappropriate and undesirable for executives (including NEOs), directors or officers of Comtech to engage in hedging transactions that lock in the value of holdings in equity securities of Comtech. Such transactions, by allowing the insiders to own equity securities of Comtech without the full risks and rewards of ownership, potentially separate the insiders’ interests from the public holders of such securities. The Board also recognizes that pledging by executives, directors or officers of Comtech’s equity securities as collateral for indebtedness creates the risk of an unplanned sale that may occur at a time when the executive, director or officer is aware of material nonpublic information or is otherwise not permitted to trade in Comtech’s securities. The Board has therefore adopted a policy which establishes certain prohibitions against hedging or pledging transactions involving equity securities of Comtech by executives, directors and officers as well as their designees in accordance with the terms therein.
Executives, directors and officers of Comtech or any subsidiary of Comtech, and their designees, are prohibited from: (a) purchasing any financial instruments or engaging in any transactions that are designed to hedge or offset or have the effect of hedging or offsetting any decrease in the market value of equity securities of Comtech, including, without limitation, prepaid variable forward contracts, equity swaps, collars, exchange funds and transactions with economic consequences comparable to the foregoing financial instruments; and (b) pledging equity securities of Comtech as collateral for a loan, purchasing such securities on margin, or holding such securities in a margin account.
Any violation of this anti-hedging and anti-pledging policy may result in disciplinary action by the Company, including suspension without pay, loss of pay or bonus, demotion or other sanctions, dismissal for cause, and loss of severance benefits.
ANNUAL COMPENSATION RISK ASSESSMENT
The Compensation Committee is responsible for reviewing and assessing potential risk arising from the Company’s compensation policies and practices. Each year, in conjunction with management, the Compensation Committee conducts a risk assessment of the Company’s compensation policies and practices to ascertain any potential material risks that may be created by the policies and practices. The Compensation Committee considered the findings of the assessment and concluded that the Company’s compensation programs and practices are aligned with the interests of our stockholders, appropriately reward for performance, and do not promote excessive or imprudent risk-taking.
OTHER ANNUAL COMPENSATION AND BENEFITS
Although direct compensation, in the form of salary, non-equity incentive awards, as applicable, and long-term equity incentive awards provide most of the compensation to each NEO, we also provide for the following items of additional compensation:
Retirement savings are provided by our tax qualified 401(k) plan, in the same manner available to all U.S. employees. This plan includes an employer matching contribution that is intended to encourage employees (including our NEOs) to save for retirement.

2023 Proxy Statement	59

COMPENSATION DISCUSSION AND ANALYSIS
Health, life and disability benefits are offered to NEOs in the same manner available to all of our U.S. employees. Certain NEOs are also eligible to be reimbursed for additional life insurance.
Perquisites are provided at modest levels to certain NEOs, primarily in the form of an automobile allowance. These perquisites are intended to recognize senior employee status. Additional information is set forth in the "All Other Compensation” column of the "Fiscal 2023 Summary Compensation Table.”
EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE-IN-CONTROL PRACTICES

Employment Agreements. The Company does not enter into employment agreements with its NEOs, other than with respect to the President and Chief Executive Officer role. The Company entered into an employment agreement with Mr. Peterman on September 12, 2022, which agreement expires on August 9, 2025 (subject to automatic annual renewals) (the “CEO Employment Agreement”). The CEO Employment Agreement provides for the initial base salary, annual target bonus opportunity and equity awards, as described above. In addition, the CEO Employment Agreement provides for the payment of severance in the event of certain qualifying terminations of employment, as described in further detail under “Severance and Change-in-Control Practices” and detailed further under “Summary and Table of Potential Payments Following a Change-in-Control or Upon Termination” below.
Severance and Change-in-Control Practices. During fiscal 2023, we worked closely with our independent compensation consultant to conduct a competitive review of our executive compensation program, which included a comprehensive review of our severance and change-in-control practices, which have been evolving along with our business strategy transformation and leadership transitions. We are committed to putting forth a program that aligns with our shareholders’ preferences, market practices and is competitive with organizations with whom we compete for executive talent.
In fiscal 2023, each of our NEOs was subject to the company-wide severance plan, which provides for up to 26 weeks of the employee's annual salary, based on years of service. In addition, our NEOs have varying severance and change-in-control arrangements the provisions of which vary based on their roles in the Company.

CEO Arrangement. As confirmed by our independent compensation consultant, Mr. Peterman’s severance and change-in-control arrangement aligns with prevailing market practices. Below is a summary of the material elements of Mr. Peterman’s provisions upon termination without cause or a resignation by Mr. Peterman for good reason which are included in his employment agreement:

Element	Termination without Cause or for Good Reason not in Connection with a Change-in-Control	Termination without Cause or for Good Reason in Connection with a Change-in-Control
Cash Severance
Formula	1x Base	2x (Base + Target Bonus)
Other	Unpaid prior year bonus, if any; Pro-Rated Current Year Bonus	Unpaid prior year bonus, if any; Pro-Rated Current Year Bonus
Other Benefits/Provisions
Excise Tax Gross-Up	n/a	Payments curtailed if cutback results in a better after-tax benefit
COBRA Premium Reimbursement	12 mos. maximum	24 mos. maximum
Restrictive Covenants
Non-Compete	24 mos.	24 mos.
Non-Solicit	24 mos.	24 mos.

2023 Proxy Statement	60

COMPENSATION DISCUSSION AND ANALYSIS

As described above, Mr. Peterman’s severance entitlement is governed under the terms of the CEO Employment Agreement (which severance terms are described under “Summary and Table of Potential Payments Following a Change-in-Control or Upon Termination” below).
NEO Arrangements. Mr. Bondi and Ms. Stallone have change-in-control agreements, the terms of which vary based on their roles within the Company. These agreements are described further in the section entitled “Summary and Table of Potential Payments Following a Change-in-Control or Upon Termination.”
Porcelain Separation Agreement. As disclosed in the Company’s 2022 Proxy Statement, filed with the SEC on November 18, 2022, the Company entered into a separation agreement with Mr. Porcelain in connection with his mutually agreed separation from the Company. Pursuant to the separation agreement, the parties agreed that Mr. Porcelain would receive certain severance payments and benefits consistent with the severance payable under Mr. Porcelain’s employment agreement for a termination without cause, if he executed and did not revoke a release of claims in favor of the Company. The details of Mr. Porcelain’s separation payments are quantified in the “Summary and Table of Potential Payments Following a Change-in-Control or Upon Termination.”

Equity Incentive Awards. Treatment of each NEO’s long-term equity incentive awards is also set forth in the applicable award agreements, and described in greater detail under “Summary and Table of Potential Payments Following a Change-in-Control or Upon Termination” below.

COMPENSATION COMMITTEE REPORT
Our Compensation Committee has furnished the following report. The information contained in this "Compensation Committee Report” is not to be deemed to be "soliciting material” or to be "filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended (the "Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filings.
Our Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Exchange Act with management.
Based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the "Compensation Discussion and Analysis” be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended July 31, 2023 for filing with the SEC.

COMPENSATION COMMITTEE

Mark Quinlan, Chairperson
Wendi B. Carpenter
Lisa Lesavoy
Ellen M. Lord
Lawrence J. Waldman
Compensation Committee Interlocks and Insider Participation
During fiscal 2023, Messrs. Waldman and Quinlan and Mses. Carpenter, Lesavoy and Lord served as members of our Compensation Committee. No member of our Compensation Committee (i) is or was, during fiscal 2023, an employee or an officer of Comtech or its subsidiaries, (ii) was previously an officer of Comtech or its subsidiaries or, (iii) has any relationship requiring disclosure as a related person transaction.
During fiscal 2023, no executive officer of Comtech served as a director or a member of the compensation committee of another company whose executive officers served on the compensation committee of Comtech.

2023 Proxy Statement	61

FISCAL 2023 COMPENSATION TABLES
Executive Compensation
The table below provides information concerning the compensation of our NEOs for the fiscal year ended July 31, 2023 and to the extent required by SEC disclosure rules, the fiscal years ended July 31, 2022 and 2021.

Summary Compensation Table - Fiscal 2023
Name and Principal Position (1)	Fiscal Year	Salary ($)	Bonus (2) ($)	Option Awards ($)	Stock Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation (5) ($)	Total ($)

Ken A. Peterman	2023	692,308	1,000,000	—	3,307,270	—	19,258	5,018,836
President and
Chief Executive Officer
Michael A. Bondi	2023	386,636	—	—	1,005,769	—	20,356	1,412,761
Chief Financial Officer	2022	351,488	—	—	431,357	64,076	17,923	864,844
	2021	341,250	—	—	301,908	339,261	17,547	999,966
Maria Hedden	2023	509,250	—	—	771,626	—	18,775	1,299,651
Chief Operating Officer	2022	149,231	—	—	488,900	47,096	5,969	691,196
Donald E. Walther	2023	155,289	305,683	—	581,642	—	5,115	1,047,729
Chief Legal Officer and
Corporate Secretary
Nancy M. Stallone	2023	366,412	—	—	236,889	—	21,289	624,590
Treasurer	2022	333,102	—	—	88,044	17,610	19,542	458,298
	2021	302,820	—	—	80,030	93,911	18,155	494,916
Michael D. Porcelain	2023	126,000	—	—	—	—	3,660,190	3,786,190
Former President and	2022	659,795	924,380	—	1,795,656	—	26,634	3,406,465
Chief Executive Officer	2021	525,000	—	—	787,530	924,380	24,417	2,261,327
(1)As noted in the CD&A, in fiscal 2023, the Company undertook a program of leadership refreshment and transition resulting in a number of senior leadership changes. In early fiscal 2023, Michael Porcelain ceased to serve as President and Chief Executive Officer and member of the Board and Ken Peterman was appointed President and Chief Executive Officer. Donald E. Walther was appointed Chief Legal Officer in April 2023 and Corporate Secretary in October 2023.
(2)The amount reported for Mr. Peterman represents a one-time sign-on cash bonus which Mr. Peterman was required to use to purchase shares of the Company’s Common Stock in open market transactions pursuant to the terms of his employment agreement. The amount reported for Mr. Walther represents a relocation incentive bonus pursuant to the terms of his offer of employment.

(3)The amounts reported for fiscal 2023 represent the aggregate grant date fair value of grants in fiscal 2023 of LTPS, time-vested restricted stock units, and VWAP PSUs for Mr. Peterman, all calculated in accordance with FASB ASC Topic 718. In addition, the amounts reported for fiscal 2023 include the aggregate grant date fair value of discretionary fully vested deferred share units (or, in the case of Ms. Stallone, discretionary fully vested shares of Common Stock) granted in recognition of fiscal 2023 performance in lieu of cash payouts under the fiscal 2023 annual incentive program. Assumptions used in the calculation of the amounts reported in this column are discussed in Note 10 to our consolidated audited financial statements for the fiscal year ended July 31, 2023, included in our Annual Report on Form 10-K filed with the SEC on October 12, 2023.

2023 Proxy Statement	62

FISCAL 2023 COMPENSATION TABLES
LTPS awarded in fiscal 2023 have a three-year performance period (fiscal 2023 through fiscal 2025), with the number of LTPS that may be earned based on performance over the full performance period ranging from 70% of the target number if performance goals are achieved at the threshold performance level, to 200% of the target number if performance goals are achieved at the maximum performance level or zero if not achieved. See "Compensation Discussion and Analysis" and the "Table of Grants of Plan-Based Awards - Fiscal 2023." No part of the LTPS will be earned if such performance fails to reach the threshold performance level for at least one of the performance goals. The LTPS amounts included for fiscal 2023 in the stock awards column are the grant date fair values of the target number of LTPS, which was the probable level of achievement at the time of grant. In fiscal 2023, the stock awards column included restricted stock units as follows: Mr. Peterman, $500,012; Mr. Bondi, $176,213; Ms. Hedden, $135,189; Mr. Walther, $352,324 (with $52,319 representing a pro-rated amount of time-vested restricted stock units as a result of his mid-year commencement of employment and $300,005 representing a one-time new hire restricted stock unit grant); and Ms. Stallone, $48,411. In fiscal 2023, the stock awards column also included LTPS as follows: Mr. Peterman, $906,257; Mr. Bondi, $212,821; Ms. Hedden, $163,274; Mr. Walther, $94,313; and Ms. Stallone, $58,468. If the performance goals for the three-year performance period were to be achieved at the maximum levels, the grant-date fair value of the LTPS in this column would be as follows: Mr. Peterman, $1,812,514 (rather than $906,257 at target); Mr. Bondi, $425,641 (rather than $212,821 at target); Ms. Hedden, $326,549 (rather than $163,274 at target); Mr. Walther, $188,625 (rather than $94,313 at target); and Ms. Stallone, $116,936 (rather than $58,468 at target). As referenced above, the stock awards column includes a one-time award to Mr. Peterman of 200,000 VWAP PSUs with a grant date fair value of $588,500 which is scheduled to vest subject to achievement of certain VWAP targets. See "Compensation Discussion and Analysis" and the "Table of Grants of Plan-Based Awards - Fiscal 2023." Under FASB ASC Topic 718, the vesting condition related to Mr. Peterman’s VWAP PSUs is considered a market condition and not a performance condition. Given the ultimate achievement of the VWAP PSUs is dependent on future unknown market conditions, we cannot calculate or disclose any amount in excess of the VWAP PSUs’ grant date fair value at this time. Dividends and dividend equivalents accrued as cash amounts on the 2023 performance-based and time-based restricted stock unit awards granted, and are subject to the same performance-based and time-based vesting requirements that apply to the underlying award.

(4)Non-equity incentive plan compensation for each fiscal year was settled at or shortly after fiscal year end upon final approval by the Compensation Committee and subject to the issuance of the Company’s annual audited financial statements. As noted in the CD&A, the Compensation Committee approved awards under the annual incentive program for fiscal 2023 which were settled in awards of fully vested deferred share units, except for Ms. Stallone who received fully vested shares of Common Stock, in recognition of fiscal 2023 annual performance rather than non-equity incentive plan cash payouts under the fiscal 2023 annual incentive compensation program. Please see footnote (3) for the amounts received in fully vested share awards in recognition of fiscal 2023 annual performance.
(5)See “Details of All Other Compensation” table below. Amounts in this table reflect amounts reported in each individual NEO’s IRS Form W-2 relating to the calendar year that ended during such fiscal year.

Details of All Other Compensation
Name	401(k) Matching Contribution ($)	Automobile Allowance ($)	Health Savings Account Matching Contribution /Medical Allowance ($)	Severance Payment and Benefits ($)(a)	Total “All Other” Compensation ($)
Ken A. Peterman	19,258	—	—	—	19,258
Michael A. Bondi	13,856	6,500	—	—	20,356
Maria Hedden	18,775	—	—	—	18,775
Donald E. Walther	5,115	—	—	—	5,115
Nancy M. Stallone	13,789	6,000	1,500	—	21,289
Michael D. Porcelain	—	—	—	3,660,190	3,660,190
(a)Amount represents a cash payment equal to two times the sum of Mr. Porcelain’s base salary and an amount equal to the target annual incentive award opportunity for fiscal 2022 payable in accordance with the term of the change-in-control agreement ($3,431,552) and an additional payment of $228,638 representing five weeks of salary and unused sick time.

2023 Proxy Statement	63

FISCAL 2023 COMPENSATION TABLES

	Table of Grants of Plan-Based Awards - Fiscal 2023

		(1) Estimated Future Payouts Under Fiscal 2023 Non-Equity Incentive Plan Awards			(2) Estimated Future Payouts Under Fiscal 2023 Equity Incentive Plan Awards			(3) All other Stock Awards:	(4) Grant Date
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#)	Value of Stock Awards ($)
Ken A.		525,000	750,000	1,312,500	-	-	-	-	-
Peterman	9/12/2022	-	-	-	31,888	63,776	127,552	-	906,257
	9/12/2022	-	-	-	50,000	100,000	200,000	-	588,500
	9/12/2022	-	-	-	-	-	-	42,518	500,012
	7/27/2023	-	-	-	-	-	-	131,119	1,312,501
Michael A.		246,694	352,419	616,734	-	-	-	-	-
Bondi	8/12/2022	-	-	-	7,264	14,527	29,054	-	212,821
	8/12/2022	-	-	-	-	-	-	14,527	176,213
	7/27/2023	-	-	-	-	-	-	61,612	616,736
Maria		189,263	270,375	473,156	-	-	-	-	-
Hedden	8/12/2022	-	-	-	5,573	11,145	22,290	-	163,274
	8/12/2022	-	-	-	-	-	-	11,145	135,189
	7/27/2023	-	-	-	-	-	-	47,269	473,163
Donald E.		54,658	78,082	136,644	-	-	-	-	-
Walther	4/28/2023	-	-	-	3,773	7,545	15,090	-	94,313
	4/28/2023	-	-	-	-	-	-	28,986	300,005
	4/28/2023	-	-	-	-	-	-	5,055	52,319
	7/27/2023	-	-	-	-	-	-	13,487	135,005
Nancy M.		67,760	96,800	169,400	-	-	-	-	-
Stallone	8/12/2022	-	-	-	1,996	3,991	7,982	-	58,468
	8/12/2022	-	-	-	-	-	-	3,991	48,411
	7/27/2023	-	-	-	-	-	-	12,988	130,010
(1)Our fiscal 2023 non-equity incentive awards were granted under our 2000 Stock Incentive Plan. Amounts presented as “Threshold” assume all personal goals (if applicable) were achieved, and all financial performance goals were met at the threshold level (i.e., 70% of target) resulting in an ultimate 70% payout. Amounts presented as “Maximum” assume all personal goals (if applicable) were achieved, and all financial performance goals were met at the maximum level (i.e., 115% of target) resulting in an ultimate 175% payout. As noted in the CD&A, on July 27, 2023, the Compensation Committee approved awards of fully vested deferred share units, except for Ms. Stallone who received fully vested shares of Common Stock, in recognition of fiscal 2023 annual performance rather than non-equity incentive plan cash payouts under the fiscal 2023 annual incentive compensation program, as follows: Mr. Peterman, 131,119 share units (grant value $1,312,501); Mr. Bondi, 61,612 share units (grant value $616,736); Ms. Hedden, 47,269 share units (grant value $473,163); Mr. Walther, 13,487 share units (grant value $135,005); and Ms. Stallone, 12,988 shares of Common Stock (grant value $130,010), which are reported separately in this table.

(2)LTPS were granted pursuant to our 2000 Stock Incentive Plan and are considered Performance Shares under the terms of the plan. See Note (3) to the “Summary Compensation Table – Fiscal 2023.” The LTPS vest following the conclusion of the fiscal 2023 – fiscal 2025 performance period. For additional information regarding the performance conditions applicable to these awards, see Note (3) to the “Summary Compensation Table – Fiscal 2023.” In the case of Mr. Peterman, Mr. Peterman received a grant on September 12, 2022 of 200,000 VWAP PSUs that are eligible to vest on September 12, 2025, assuming continued service as an employee, as follows: (i) 50,000 of the VWAP PSUs will vest if the 60-day VWAP (as defined below) at any time prior to September 12, 2025 is at or above $30.00, (ii) an additional 50,000 VWAP PSUs will vest if the 60-day VWAP at any time prior to September 12, 2025 is at or above $40.00, (iii) an additional 50,000 VWAP PSUs will vest if the 60-day VWAP at any time prior to September 12, 2025 is at or above $50.00 and (iv) an additional 50,000 VWAP PSUs will vest if the 60-day VWAP at any time prior to September 12, 2025 is at or above $60.00. 60-day VWAP is generally defined as the volume-weighted average price per share the Company’s Common Stock over 60 consecutive trading days.

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(3)Amounts reported in this column represent (i) time-based restricted stock units granted as part of the annual grant and which vests at a rate of one-third per year on the first through the third anniversary dates of the grant date, subject to the recipient’s continued service, (ii) in the case of Mr. Walther, a new hire grant of 28,986 restricted stock units and which cliff vests on the third anniversary of the grant, assuming continued service through such date and (iii) in the case of the grants on July 27, 2023, the grants of fully vested deferred share units, except for Ms. Stallone who received fully vested shares of Common Stock, in recognition of fiscal 2023 annual performance rather than non-equity incentive plan cash payouts under the fiscal 2023 annual incentive compensation program.

(4)For stock awards, this amount represents the grant date fair value of the target number of performance-based restricted stock units and the grant-date fair value of the full number of shares of time-based restricted stock units and fully vested share units. Assumptions used in the calculation of these amounts are discussed in Note 10 to our consolidated audited financial statements for the fiscal year ended July 31, 2023, included in our Annual Report on Form 10-K filed with the SEC on October 12, 2023.

Outstanding Equity Awards at Fiscal Year End – Fiscal 2023

Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares of Stock or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Stock or Other Rights That Have Not Vested ($) (1)
Ken A.	9/12/2022	-	-	-	-	-	-	63,776	647,964
Peterman	9/12/2022	-	-	-	-	-	-	50,000	508,000
	9/12/2022	-	-	-	-	42,518	431,983	-	-
	5/5/2022	-	-	-	-	1,980	20,117	-	-
Michael A.	8/12/2022	-	-	-	-	14,527	147,594	14,527	147,594
Bondi	8/10/2021	-	-	-	-	4,781	48,575	5,976	60,716
	8/4/2020	-	-	-	-	5,430	55,169	9,050	91,948
	5/28/2020	3,240	2,160	17.88	5/28/2030	-	-	-	-
	8/9/2019	-	-	-	-	2,164	21,986	-	-
	10/4/2018	-	-	-	-	430	4,369	-	-
	8/8/2018	-	-	-	-	404	4,105	-	-
	8/4/2015	10,550	-	28.35	8/4/2025	-	-	-	-
	6/4/2014	10,550	-	31.44	6/4/2024	-	-	-	-
Maria	8/12/2022	-	-	-	-	11,145	113,233	11,145	113,233
Hedden	3/31/2022	-	-	-	-	2,267	23,033	2,833	28,783
	3/31/2022	-	-	-	-	25,494	259,019	-	-
Donald E.	4/28/2023	-	-	-	-	28,986	294,498	7,545	76,657
Walther	4/28/2023	-	-	-	-	5,055	51,359	-	-
Nancy M.	8/12/2022	-	-	-	-	3,991	40,549	3,991	40,549
Stallone	8/10/2021	-	-	-	-	1,314	13,350	1,642	16,683
	8/4/2020	-	-	-	-	1,440	14,630	2,399	24,374
	8/9/2019	-	-	-	-	1,004	10,201	-	-
	8/8/2018	-	-	-	-	404	4,105	-	-
	8/4/2015	4,220	-	28.35	8/4/2025	-	-	-	-
	6/4/2014	2,110	-	31.44	6/4/2024	-	-	-	-

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(1)Each option vests as to 20% of the underlying shares on each of the first five anniversaries of the grant date. The options granted are subject to accelerated vesting in the event of a change-in-control and, for Mr. Bondi, certain events outside a change-in-control. The performance-based restricted stock unit awards granted 8/4/2020, 8/10/2021 (and 3/31/2022 in the case of Ms. Hedden’s commencement of employment in fiscal 2022) and 8/12/2022 (and 9/12/2022 in the case of Mr. Peterman’s award of 63,776 performance-based restricted stock units upon his commencement of employment and 4/28/2023 in the case of Mr. Walther's commencement of employment) as shown in the two right-hand columns under the heading "Stock Awards" vest over a three-year performance period that ends on July 31, 2023, July 31, 2024 and July 31, 2025, respectively, if pre-established performance goals are attained (including potential attainment in years one and two of the three-year period) and service-based vesting requirements are met. The number of outstanding performance-based restricted stock units included in the above table, and the related payout values, assume achievement of the pre-established goals at a target level. Unless the NEO has elected deferral, for each unit earned under the performance-based restricted stock unit award, the NEO will receive one share of Common Stock on the applicable settlement date for such award. Except as noted below, time-based restricted stock units granted on 8/8/2018, 10/4/2018, 8/9/2019, 8/4/2020 and 8/10/2021 (and 3/31/2022 in the case of Ms. Hedden’s commencement of employment and 5/5/2022 in the case of Mr. Peterman’s appointment as director) (as shown in the two left-hand columns under the heading "Stock Awards") vest as to 20% of the shares initially awarded on each of the first five anniversaries of the grant date. Time-based restricted stock units granted 8/12/2022 (and 9/12/2022 in the case of Mr. Peterman’s grant of 42,518 restricted stock units and 4/28/2023 in the case of Mr. Walther’s grant of 5,055 time-based restricted stock units) vest in equal installments on the first three anniversaries of the grant date. Ms. Hedden’s new hire time-based restricted stock unit award of 25,494 RSUs cliff vests on the fifth anniversary of the date of grant and Mr. Walther’s new hire RSU award of 28,986 RSUs cliff vests on the third anniversary of the date of grant, subject to their respective continued service through such dates. Mr. Peterman also received a one-time sign-on grant of 200,000 VWAP PSUs that are eligible to vest on September 12, 2025, subject to the satisfaction of certain performance goals as described above under “Table of Grant of Plan-Based Awards – Fiscal 2023.” Given the VWAP PSUs threshold performance was not achieved as of July 31, 2023, the number of shares reported in the table are at the threshold. Market value of stock awards is based on the closing price of our Common Stock on July 31, 2023 of $10.16 per share.

Table of Options Exercised and Stock Vested - Fiscal 2023

Name of Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (2) (3)	Value Realized on Vesting ($) (4)
Ken A. Peterman	-	-	131,614	1,317,817
Michael A. Bondi	-	-	72,847	737,914
Maria Hedden	-	-	47,835	480,226
Donald E. Walther	-	-	13,487	135,005
Nancy M. Stallone	-	-	16,349	167,214
Michael D. Porcelain	-	-	180,931	1,985,699
(1)Includes performance-based restricted stock units that vested during fiscal 2023 as follows: Mr. Bondi, 5,613; and Ms. Stallone, 945. Mr. Porcelain, 103,858, including 47,214 performance-based restricted stock units that vested in connection with his termination of employment on August 9, 2022 and pursuant to the terms of his employment agreement.
(2)Includes fully vested share units (in the case of Ms. Stallone, fully vested shares of Common Stock) acquired on July 27, 2023 upon settlement of non-equity incentive plan compensation as follows: Mr. Peterman, 131,119; Mr. Bondi, 61,612; Ms. Hedden, 47,269; Mr. Walther, 13,487; and Ms. Stallone, 12,988.
(3)Includes restricted stock units that vested during fiscal 2023 as follows: Mr. Peterman, 495; Mr. Bondi, 5,622; Ms. Hedden, 566; Ms. Stallone, 2,416; and Mr. Porcelain, 77,073, including 66,042 shares that vested in connection with his termination of employment on August 9, 2022.
(4)Amounts represent the aggregate market value of the award on the date it is fully vested, based on the closing price per share of our Common Stock on Nasdaq on that date (or the nearest preceding trading date).

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Non-Qualified Deferred Compensation - Fiscal 2023
The following table sets forth information with respect to amounts earned by the NEO, including earnings, in prior years, and for which delivery of the underlying shares is deferred until the earlier of (i) separation of service (within the meaning of Code Section 409A), (ii) a change of control of the Company, or (iii) death or disability, or, in the case of share units granted in payment of fiscal 2022 and fiscal 2023 annual incentives, deferred for one year. All of these share deferrals are settled by issuance and delivery of shares of our Common Stock.

Name of Executive Officer	NEO Contributions In Last Fiscal Year	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings (Loss) in Fiscal 2023 ($) (2)	Aggregate Withdrawals/ Distributions ($) (3)	Aggregate Balance at July 31, 2023 ($) (4)
Ken A. Peterman	-	1,312,501	-	-	1,312,501
Michael A. Bondi	-	616,736	(24,978)	(150,022)	616,736
Maria Hedden	-	473,163	(5,625)	(41,471)	473,163
Donald E. Walther	-	135,005	-	-	135,005
Nancy M. Stallone	-	-	(2,240)	(15,369)	-
Michael D. Porcelain	-	-	(63,199)	(948,039)	-
(1)These amounts represent the dollar value of share units issued in respect of fiscal 2023 performance. Shares of Common Stock underlying these fully vested share units will be delivered to the NEOs following the one-year anniversary of the date the fully vested share units were granted. These amounts are reported in the “Stock Awards” column of the "Summary Compensation Table – Fiscal 2023."
(2)The aggregate earnings (loss) in fiscal 2023 reflect changes in the market value of the Company’s Common Stock during fiscal 2023, increased by accrued dividend equivalents, which equaled the cash dividends per share paid to our stockholders in fiscal 2023 for each deferred share unit credited to the participant as of the dividend payment date.
(3)Represents the dollar value of shares of Common Stock delivered to NEOs, including dividend equivalents, upon the settlement of the share units issued in respect of the respective NEO's fiscal 2022 non-equity incentive compensation payments.
(4)In accordance with SEC rules, the grant-date value of the share-denominated compensation that was originally deferred was previously reported in the "Summary Compensation Table" for the applicable fiscal year.
Summary and Table of Potential Payments Following a Change-in-Control or Upon Termination
In this section, we describe our commitments, in effect at the end of fiscal 2023, under agreements and plans to provide payments in connection with a change-in-control and in connection with terminations of employment, in each case, occurring on July 31, 2023.
All of our NEOs serving as of July 31, 2023, except Ms. Hedden, Mr. Walther and Mr. Peterman, were parties to change-in-control agreements reflecting the terms and conditions, as described below. Mr. Peterman’s severance benefits are reflected in his CEO Employment Agreement, as he is not a party to a separate change-in-control agreement.

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The CEO Employment Agreement provides that in the event of Mr. Peterman’s termination of employment by us without “cause” (other than due to death or disability) or by Mr. Peterman for “good reason” (in each case, as defined in the CEO Employment Agreement), then Mr. Peterman will be entitled to receive, in addition to accrued benefits: (i) any unpaid annual bonus in respect of the fiscal year prior to the year in which the termination occurs, payable at the same time such annual bonuses are paid to other senior executives; (ii) subject to satisfaction of the performance objectives applicable for the fiscal year in which such termination occurs, a pro-rated portion of Mr. Peterman’s annual bonus for the year in which the termination occurred, pro-rated based on the number of days during the fiscal year in which Mr. Peterman was employed by us, payable at the same time annual bonuses are payable to other senior executives; (iii) an amount equal to one times Mr. Peterman’s base salary as of his termination date, payable in lump sum on the 60th day following the termination date; and (iv) if Mr. Peterman timely elects COBRA coverage, reimbursement for the monthly premium paid by Mr. Peterman for himself and his dependents until the first anniversary of his termination (the “Benefits Reimbursement Date”) (or, if earlier, the date he ceases to be eligible for COBRA or becomes eligible for substantially similar coverage from another employer). If such termination occurs during the period that begins 90 days prior to the effective time of a “change in control” (as defined in the CEO Employment Agreement) and ends on the 12 month anniversary of the change in control, then Mr. Peterman’s severance under clause (iii) of the previous sentence will be increased to an amount equal to two times the sum of (A) an amount equal to Mr. Peterman’s base salary as of his termination date, and (B) Mr. Peterman’s target bonus for the year in which his termination date occurs, and his benefits continuation will be for 24 months. Payment of any severance benefits is subject to Mr. Peterman’s execution and non-revocation of a release of claims.

Our change-in-control agreements contain “double-trigger” clauses. In other words, before any individual NEO who is party to a change-in-control agreement could receive any change-in-control payments, two events must occur: (i) a "change-in-control" (as defined in the 2000 Stock Incentive Plan) and (ii) the NEO is terminated by the Company without “cause” or circumstances arise constituting “good reason” (as those terms are defined in the agreement), in each case, within two years of a change-in-control. Good reason includes the assignment of any duties inconsistent in any material adverse respect with the individual NEO’s original position, authorities or responsibilities; a material reduction in compensation (as defined in the agreement); or the relocation of employment to a location more than 50 miles from the location of the individual NEO’s principal place of employment prior to the change-in-control. We believe that providing this improved job security is important in order to retain executives through the disruption of a change-in-control and thereafter. In addition, these provisions are intended to be fair and competitive to aid in attracting and retaining experienced executives.
Upon a change-in-control and qualifying termination on July 31, 2023, our NEOs with change-in-control agreements would have received payments and other benefits pursuant to each of their change-in-control agreements based on the “tier” to which the NEO is assigned which was based on an assessment of market competitiveness. These payments and benefits are summarized below:

Title	Tier	Summary of Change-in-Control Amounts Payable
CFO	1
•A lump sum in cash, equal to three times the sum of annual base salary in effect and an amount equal to target non- equity incentive opportunity for the fiscal year in which termination of employment occurs.
•Health insurance continuation for a three-year period. Standard severance in accordance with Company guidelines.
•Certain other benefits, shown in the table below, would also be payable.

Treasurer	2
•Similar to Tier 1, except the multiplier is up to 2.5 times (based on length of service), and stock options and other equity awards shall be governed by the terms of the applicable plans and award agreements.

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In addition to what is summarized in the above table, such change-in-control agreements also provided for the following:
•With respect to each participating NEO’s annual incentive award for the fiscal year in progress at the date of their qualifying termination (as that term is defined) and their annual incentive award for any previously completed year for which a final annual incentive award has not yet been determined, awards will vest as follows:
(i)any award based on pre-set performance goals based on the actual achievement of the performance goals through the earlier of the end of the performance period or the date of the qualifying termination, with no proration for the portion of each applicable performance period during which the NEO was employed and without negative discretion; and
(ii)any discretionary award as of the date of termination based on a level consistent with the level of annual incentives (as a percentage of base salary) of other executives of comparable rank whose annual incentives are based on pre-set performance goals, but in an amount not less than the pro rata amount of the participating NEO’s target award opportunity for the year of termination and without negative discretion.
•For NEOs with a Tier 1 change-in-control agreement, for a period prior to and up to two (2) years following the 24-month protected period after the change-in-control, termination of his employment by us not for cause or by such NEO for "modified good reason" (as defined in the agreement) would entitle him to receive a cash payment equal to two (2) times the sum of his base salary and an amount equal to the target non-equity incentive award opportunity for the fiscal year in which the termination occurs.
•For participating NEOs’ with a Tier 2 change-in-control agreement, for a period of up to one (1) year following the 24-month protected period after the change-in-control, termination of the participating NEO’s employment by us not for cause or by the participating NEO for "modified good reason" (as defined in the applicable agreement) would entitle the NEO to receive a payment equal to one and a half (1.5) times the sum of their base salary and an amount equal to the target non-equity incentive award opportunity for the fiscal year in which the termination occurs.
•For NEOs with a change-in-control agreement, stock-based awards granted under the 2000 Stock Incentive Plan will not become immediately vested and exercisable (and restrictions on such awards will not lapse) unless an additional “double-trigger” event occurs in connection with the change-in-control, which could include a decision by the acquirer not to assume or replace awards in existence prior to the change-in-control which would provide equivalent rights and benefits to the NEO.
Our change-in-control agreements and the CEO Employment Agreement do not provide for a tax “gross-up” if change-in-control payments were to trigger “golden parachute” excise taxes. In the event that the amounts payable to the individual NEO in connection with a change-in-control are subject to the golden parachute excise tax, the payment to be made to the individual NEO may be reduced if the reduction would provide the individual NEO with a greater net after-tax amount than would be the case if no such reduction took place. If the excise tax is triggered, however, it will be payable by the NEO without reimbursement by the Company.
Under the change-in-control agreements for our participating NEOs, each individual NEO would be eligible in connection with a qualifying termination, subject to compliance with certain post-employment restrictions, for company-provided health-care benefits. In addition, each agreement prohibits an participating NEO from competing (as defined) with us for a period of one-year after a change-in-control. NEOs are required to execute and not revoke a release of claims in order to receive payments and benefits under the change-in-control agreements. The initial term of the change-in-control agreements is two years, with automatic successive two-year renewals for the Tier 1 agreement, and automatic successive one-year renewals for Tier 2 agreements.

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Tier 1 change-in-control agreements provide for severance payments and benefits (including accelerated vesting of outstanding equity awards) in the event employment is terminated by us without cause or terminated by such NEO for "modified good reason" (as defined in the agreement) outside a change-in-control. The agreement provides that, in the event that such NEO's employment is terminated by us without cause or terminated by such NEO for "good reason" or "modified good reason," the "performance awards" (as defined in the agreement) will vest at the maximum level of performance.
Our NEOs, other than Mr. Peterman, also participate in our company-wide severance plan which provides U.S. employees, who are terminated by us without cause, with severance payments approximating three weeks of salary for less than five years of service, four weeks of salary for five or more years of service but less than 15 years of service, and five weeks of salary for 15 or more years of service, plus, an amount equivalent to accumulated but unvested restricted sick time. Under no circumstance shall the total payment related to our company-wide severance plan exceed more than the value of 26 weeks of the employee's annual salary. Severance payments under the company-wide plan do not include annual incentives such as cash bonuses, non-equity incentive awards or equity-based awards, and the plan does not provide outplacement services or subsidized medical coverage.
Our LTPS granted in fiscal 2021, 2022 and 2023 (other than in the case of Mr. Peterman’s VWAP PSUs) provide for accelerated vesting upon death or disability, without proration, with the performance deemed to be the greater of (x) target achievement and (y) actual achievement of the performance goals from the beginning of the full three-year performance period through the end of the fiscal quarter in which death or disability occurred and projected at that level over the remainder of the full three-year performance period. For NEOs without Tier 1 change-in- control agreements, those awards also provide for accelerated vesting in the case of a termination of the executive by us without cause, with the performance deemed to be the actual achievement of the performance goals through the end of the fiscal quarter in which termination occurred and projected at that level through the end of each applicable performance period (including the one- and two-year performance periods), but with the earned shares pro-rated for the portion of each applicable performance period during which the participant was employed, less any earned shares from completed performance periods to avoid double counting.
For participants who, as of the grant date, have ten or more years of service with the Company, as determined by the Compensation Committee, in its sole discretion (a "Qualified Long-Term Employee"), upon such participant’s voluntary termination of employment for any or no reason prior to the Final Certification Date, the participant will be entitled to receive a number of shares determined based on actual achievement of the performance goals for the full three-year performance period, determined without negative discretion by the Compensation Committee but pro-rated for the portion of the full three-year performance period the participant was employed. This provision applied to Mr. Bondi and Ms. Stallone and, prior to his separation, Mr. Porcelain, during fiscal 2023.

For participants who, as of the grant date, have three or more years of service with the Company, as determined by the Compensation Committee in its sole discretion, upon such participant’s termination of employment without cause (other than due to death or disability) the participant will be entitled to receive, in addition to the number of restricted stock units that have already vested prior to such termination of employment, a pro-rated number of unvested restricted stock units based on the number of days elapsed from the vesting date to the date of termination.

Under the terms of Mr. Peterman’s VWAP PSU agreement which is subject to satisfaction of VWAP goals, upon his termination of employment during the performance period, all units thereunder will be forfeited, provided that in the event of a termination of employment for death or disability, the date of such death or disability will be deemed the vesting eligibility date for purposes of determining whether the performance goals have been satisfied. In the event that Mr. Peterman remains employed through a change in control occurring during the performance period, the date of such change in control will be deemed the vesting eligibility date for purposes of determining whether the performance goals have been satisfied; provided that if the price per share of the

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Company’s Common Stock achieved in the change in control falls between two 60-day VWAP targets, then an additional number of VWAP PSUs will vest determined using linear interpolation between the two such targets.

Under Mr. Peterman’s LTPS award granted in fiscal 2023, in the event of Mr. Peterman’s death or disability prior to the final certification date for the award, the award provides for vesting for the full three-year performance period at a level equal to the greater of target or actual achievement of the performance goals from the beginning of the full three-year performance period through the end of the fiscal quarter in which death or disability occurred and projected at that level over the remainder of the full three-year performance period, less earned shares from prior annual performance periods in order to avoid double-counting. In the event of any other termination of employment, all LTPS will be forfeited on the date of such termination for no consideration. In the event of a “409A change in control” (as defined in the award agreement), the performance goal for the three-year performance period will be deemed satisfied at a level equal to the greater of target or actual achievement of the performance goals from the beginning of the full three-year performance period through the end of the fiscal quarter in which the change in control occurred and projected at that level over the remainder of the full three year performance period, and the resulting number of units will become vested as of such date (less earned shares from prior annual performance periods in order to avoid double-counting), including in certain limited situations in which Mr. Peterman is terminated within 10 days following a change in control. However, if it is determined within a certain fixed period that any LTPS which are not deemed “earned shares” will be honored, assumed, or substituted in connection with the change in control and such substitute awards meet specified criteria, then no acceleration of earning or vesting will occur with respect to the LTPS. Among other criteria, the substitute awards must provide that, in the event of a termination of employment by Mr. Peterman’s employer without “cause” or by Mr. Peterman for “good reason” (each as defined in the 2000 Plan) within 12 months following the change in control, then the performance goal for the full three-year performance period must be deemed satisfied at a level equal to the greater of target and actual achievement of the performance goals from the beginning of the full three-year performance period through the end of the fiscal quarter in which such termination occurred and projected at that level over the remainder of the full three-year performance period, and the resulting earned shares (less earned shares from prior annual performance periods in order to avoid double-counting) will be deemed vested.

Mr. Peterman’s restricted stock unit agreement granted during fiscal 2023 provides that in the event of a termination of employment for death or disability, all then-unvested restricted stock units will become fully vested as of such date. In the event of any other termination of employment, all unvested restricted stock units will be forfeited. In the event of a “change in control” (as defined in the 2000 Plan), all unvested units will fully vest as of the date of such change in control, unless such unvested units are honored, assumed or substituted in accordance with the agreement. The substitute awards must, among other criteria, provide that in the event of Mr. Peterman’s termination of employment by his employer other than for “cause” or Mr. Peterman’s termination of employment for “good reason” (in each case, as defined in the 2000 Plan), then all unvested restricted stock units will become fully vested as of such termination date.

The summary table below takes into consideration the circumstances of the event and the additional payments that each NEO would be entitled to under the agreements described and the 2000 Stock Incentive Plan, assuming the event occurred as of July 31, 2023. In accordance with SEC rules, company-wide benefits and plans that are generally available to all salaried employees and are non-discriminatory were insignificant and were excluded from the below table. Amounts shown are calculated without regard to the potential for reduction in order that the executive not incur a golden parachute excise tax. The actual payments and benefits that would be made to each NEO under each circumstance can only be known once a qualifying event occurs.

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FISCAL 2023 COMPENSATION TABLES
Please see the summary below the table for amounts paid to Mr. Porcelain in connection with his separation from the Company in early fiscal 2023.

Termination Scenario (As of July 31, 2023)	Ken A. Peterman ($)	Michael A. Bondi ($)	Maria Hedden ($)	Donald E. Walther ($)	Nancy M. Stallone ($)
Potential Change-in-Control Payments:

Assuming no Termination (as defined)
Equity award vesting (1)	905,408	485,069	487,406	399,481	138,146

Termination Without Cause or For Good Reason (as defined)
Health insurance continuation (2)	68,720	5,629	—	—	91,920
Equity award vesting (1)	905,408	785,327	487,406	399,481	138,146
Change-in-control payment (3)	3,057,151	2,366,924	42,199	30,217	1,267,541
Potential Severance Payments upon Termination (not in connection with a Change-in-Control):
Voluntary Termination by the NEO
Equity award vesting (4)	—	97,312	—	—	26,386

Termination Due to Death or Disability
Equity award vesting (1)	905,408	485,069	142,016	76,657	81,605

Termination by Us Without Cause or Voluntary Termination Due to Modified Good Reason (as defined and applicable)
Health insurance continuation (2)	34,360	3,752	—	—	—
Equity award vesting (1)	194,655	785,327	41,961	23,033	41,158
Amount payable (3)	807,151	1,627,869	42,199	30,217	109,511
(1)For all NEOs, these amounts represent the aggregate value of stock-based awards as of July 31, 2023 that would become vested as a direct result of a change-in-control or upon an applicable termination. For purposes of this table, it is assumed that replacement awards were not granted upon a change-in-control. For NEOs with change in control agreements, in the event that a change-in-control occurs with no termination, or in the event of the NEO’s death or disability, the LTPS will be deemed to be earned at the higher of the target or actual performance level to-date projected through the end of the performance period and without proration. In the event that Mr. Bondi is terminated by us without cause or terminated by the NEO for "good reason" or "modified good reason," his LTPS will vest at the maximum level of performance, without proration or negative discretion by the Compensation Committee. In the event of termination without cause prior to a change-in-control, awards for any NEOs subject to a Tier 2 agreement are earned based on actual achievement and would be subject to proration. For Mr. Peterman, in the event that a change-in-control occurs with no termination, or in the event of Mr. Peterman’s death or disability, the LTPS will be deemed for purposes of this table to be earned based on the projected performance level as of July 31, 2023. Values are based on the closing price of our Common Stock, $10.16, on July 31, 2023.
(2)For NEOs terminated upon a change-in-control, health insurance continuation amounts reported for eligible NEOs are estimates for the maximum period set forth in their applicable agreements based on the current plan in which the executive officer is enrolled and will vary in amount for a given executive officer based on the actual plan and actual costs following termination of employment. For NEOs terminated by us without cause or voluntarily terminated due to good reason or modified good reason, health insurance continuation amounts are estimates for the maximum period set forth in their applicable agreements.
(3)For each NEO, the amount represents (i) for Mr. Bondi and Ms. Stallone, the sum of the NEO’s annual base salary and an amount equal to target non-equity incentive opportunity for the fiscal year in which the termination of employment occurs multiplied by the applicable multiple, as defined in each NEO’s "tier" agreement, (ii) as applicable, an estimate of severance payments under the general company-wide plan described above, and (iii) for Mr. Peterman, the amounts provided under the CEO Employment Agreement (as described above).

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FISCAL 2023 COMPENSATION TABLES
(4)As Mr. Bondi and Ms. Stallone are Qualified Long-Term Employees, these NEOs would be entitled to receive a number of shares determined based on actual achievement of the performance goals for the full three-year performance period, determined without negative discretion by the Compensation Committee but pro-rated for the portion of the full three-year performance period the NEO was employed. The amounts in the table are estimates based upon actual performance through July 31, 2023. Because the ultimate payout would be based on actual performance determined at the end of the three-year performance period, the actual payout is not determinable as of July 31, 2023. Any earned shares would be distributed to the NEOs within 75 days of the Final Certification Date.
Michael Porcelain
On August 10, 2022, the Company announced the mutually agreed separation of Mr. Porcelain as President and Chief Executive Officer and member of the Board of Directors. The Company entered into a separation agreement with Mr. Porcelain, which reflected the severance amounts payable to Mr. Porcelain for a termination without cause under his change-in-control agreement ($3,660,190 in cash severance, representing two times his base salary of $780,000 and non-equity incentive awards of $924,380, severance payments under the general company-wide plan of $251,431 representing five weeks of salary plus an amount equal to accumulated but unvested restricted sick time and a pro-rated amount for his fiscal 2023 non-equity incentive plan award). Pursuant to the separation agreement, the parties agreed that Mr. Porcelain would receive certain payments and benefits if he executed and did not revoke a release of claims in favor of the Company. In exchange, the Company agreed that all of Mr. Porcelain’s outstanding and unvested stock options and other equity awards (excluding long-term performance share or similar performance-vesting equity awards), would become immediately vested and exercisable (if subject to exercise) and all restrictions on such awards would lapse as of the date of his separation of employment, and further, that Mr. Porcelain’s long-term performance share or similar performance-vesting equity awards would immediately vest at the maximum performance target as described in the applicable award agreement (estimated value of equity awards, based on the Company’s closing stock price on August 10, 2022, $2,436,871).
CEO Pay Ratio
Presented below is information regarding the ratio of the fiscal 2023 annual total compensation of our CEO as compared to that of our employee compensated at the median level. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
For fiscal 2023:
•Our CEO’s annual total compensation was $5,076,528. This amount differs from the amount reported in the Total column of the “Summary Compensation Table - Fiscal Year 2023” due to the annualization of Mr. Peterman’s annual salary to reflect his appointment to CEO effective August 9, 2022. We did not adjust Mr. Peterman’s fiscal 2023 one-time bonus, non-equity incentive award or long-term incentive awards, including his VWAP PSUs, since the amounts included in the “Summary Compensation Table – Fiscal 2023” were determined on a full year basis and were not pro-rated for the portion of the year before his appointment to serve as CEO.

•Our median employee's annual total compensation that would be reportable in the "Summary Compensation Table" was $98,336.
•Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was approximately 52:1.
We identified our median employee by using fiscal 2023 base salaries, our consistently applied compensation measure, for all individuals, excluding our CEO, who were employed by us in the United States, Canada and the United Kingdom on a full-time or part-time basis on July 31, 2023. As permitted by applicable rules, we excluded 43 employees, representing less than 5% of the employee base, from this analysis that are located outside of the United States, Canada and the United Kingdom. Our total employee work force in all countries, as of the determination date, was 1,482, of which a combined 1,439 (97.1%) were located in the United States, Canada and the United Kingdom.

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FISCAL 2023 COMPENSATION TABLES
Pay vs. Performance (“PvP”) Disclosure

In compliance with Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K ("Item 402(v)"), the Company is furnishing the following details concerning the correlation between the “compensation actually paid” by the Company and the financial performance of the Company during the relevant disclosure period, computed in accordance with Item 402(v). “Compensation actually paid” represents a new required calculation of compensation that differs significantly from the Summary Compensation Table calculation of compensation, the NEO’s realized or earned compensation, as well as from the way in which the Compensation Committee views annual compensation decisions, as discussed in the CD&A. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to RSUs and LTPS which remain subject to forfeiture if the vesting conditions are not satisfied. Please consult the "Compensation Discussion and Analysis" section in this Proxy Statement for a detailed review of how the Compensation Committee evaluates the compensation of NEOs.
Pay vs. Performance Table (a)

Fiscal Year	Summary Compensation Table ("SCT") Total for CEO Peterman	SCT Total for CEO Porcelain	SCT Total for CEO Kornberg	Compensation Actually Paid ("CAP") to CEO Peterman (b)(c)	CAP to CEO Porcelain (b)(c)	CAP to CEO Kornberg (b)(c)	Average SCT Total for Non- CEO NEOs	Average CAP to Non-CEO NEOs (b)(c)	Year-End Value of $100 Invested on 7/31/20		Net Income ($mm)	Adj. EBITDA ($mm) (d)
									Comtech (CMTL) TSR	Nasdaq Telecom Index (IXTC) TSR
2023	$5,018,836	$3,786,190	n/a	$4,431,786	$4,262,568	n/a	$1,096,646	$1,011,071	$65.89	$94.11	($27)	$54
2022	n/a	$3,406,465	$8,515,624	n/a	$995,127	$9,690,691	$614,731	$378,243	$74.06	$89.82	($33)	$39
2021	n/a	n/a	$3,886,838	n/a	n/a	$5,529,922	$1,057,737	$1,424,421	$155.01	$123.56	($73)	$77
(a)Each executive that has served the Company as CEO during the last three fiscal years is displayed individually in the table above. Ken A. Peterman has served as our CEO since August 9, 2022, following Michael Porcelain, who served as CEO from December 31, 2021 to August 9, 2022, and preceded by Mr. Kornberg, who served as our CEO from 1976 until December 31, 2021. For fiscal 2021, Mr. Porcelain served as a non-CEO NEO and his individual compensation amounts are included in the average columns for the non-CEO NEOs. Average Non-CEO NEOs for each year include:
-Fiscal 2023: Michael Bondi, Maria Hedden, Donald E. Walther, Nancy Stallone
-Fiscal 2022: Michael Bondi, Maria Hedden, Nancy Stallone, Yelena Simonyuk
-Fiscal 2021: Michael Bondi, Nancy Stallone, Yelena Simonyuk, Michael Porcelain
(b)Deductions from, and additions to, total compensation in the Summary Compensation Table (“SCT”) by year to calculate Compensation Actually Paid (“CAP”) include:

CAP Reconciliation for Mr. Peterman	Fiscal 2023	Fiscal 2022	Fiscal 2021
Summary Compensation Table (SCT) Total for Mr. Peterman	$5,018,836	n/a	n/a
- Grant date values in SCT	($3,307,270)	n/a	n/a
+ Year-end fair value of unvested awards granted in the current year	$1,407,719	n/a	n/a
± Change in fair value of unvested awards granted in prior years	n/a	n/a	n/a
+ Fair values at vest date for awards granted and vested in current year	$1,312,501	n/a	n/a
± Change in fair value of prior-year equity awards vested in current year	n/a	n/a	n/a
Compensation Actually Paid for Mr. Peterman	$4,431,786	n/a	n/a

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FISCAL 2023 COMPENSATION TABLES

CAP Reconciliation for Mr. Porcelain	Fiscal 2023	Fiscal 2022	Fiscal 2021
Summary Compensation Table (SCT) Total for Mr. Porcelain	$3,786,190	$3,406,465	n/a
- Grant date values in SCT	n/a	($1,795,656)	n/a
+ Year-end fair value of unvested awards granted in the current year	n/a	$839,638	n/a
± Change in fair value of unvested awards granted in prior years	n/a	($1,047,111)	n/a
+ Fair values at vest date for awards granted and vested in current year	n/a	n/a	n/a
± Change in fair value of prior-year equity awards vested in current year	$476,378	($408,209)	n/a
Compensation Actually Paid for Mr. Porcelain	$4,262,568	$995,127	n/a

CAP Reconciliation for Mr. Kornberg	Fiscal 2023	Fiscal 2022	Fiscal 2021
Summary Compensation Table (SCT) Total for Mr. Kornberg	n/a	$8,515,624	$3,886,838
- Grant date values in SCT	n/a	($2,581,455)	($1,260,008)
+ Year-end fair value of unvested awards granted in the current year	n/a	$256,967	$1,901,342
± Change in fair value of unvested awards granted in prior years	n/a	n/a	$862,964
+ Fair values at vest date for awards granted and vested in current year	n/a	$2,274,197	n/a
± Change in fair value of prior-year equity awards vested in current year	n/a	$1,225,358	$138,786
Compensation Actually Paid for Mr. Kornberg	n/a	$9,690,691	$5,529,922

CAP Reconciliation for Non-CEO NEOs	Fiscal 2023	Fiscal 2022	Fiscal 2021
Average Summary Compensation Table (SCT) Total for Non-CEO NEOs	$1,096,646	$614,731	$1,057,737
- Grant date values in SCT	($649,445)	($269,328)	($307,371)
+ Year-end fair value of unvested awards granted in the current year	$274,517	$143,857	$463,820
± Change in fair value of unvested awards granted in prior years	($16,405)	($103,433)	$183,728
+ Fair values at vest date for awards granted and vested in current year	$338,728	$27,731	n/a
± Change in fair value of prior-year equity awards vested in current year	($32,971)	($35,315)	$26,507
Average Compensation Actually Paid for Non-CEO NEOs	$1,011,071	$378,243	$1,424,421
(c)The following summarizes the valuation assumptions used for stock option awards included as part of Compensation Actually Paid:
-Expected life of each stock option is based on the “simplified method” using an average of the remaining vest and remaining term, as of the vest/fiscal year end date.
-Strike price is based on each grant date closing price and asset price is based on each vest/fiscal year end closing price.
-Risk free rate is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vest/fiscal year end date.
-Historical volatility is based on daily price history for each expected life (years) prior to each vest/fiscal year end date. Closing prices provided by S&P Capital IQ are adjusted for dividends and splits.
-Represents annual dividend yield on each vest/fiscal year end date.

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FISCAL 2023 COMPENSATION TABLES

(d)Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before income taxes, interest (income) and other, change in fair value of the convertible preferred stock purchase option liability, write-off of deferred financing costs, interest expense, amortization of stock-based compensation, amortization of intangibles, depreciation expense, amortization of cost to fulfill assets, estimated contract settlement costs, settlement of intellectual property litigation, acquisition plan expenses, restructuring costs, COVID-19 related costs, strategic emerging technology costs (for next-generation satellite technology), facility exit costs, CEO transition costs, proxy solicitation costs, strategic alternatives analysis expenses and other.
Relationship Between Pay and Performance
The following charts provide a visual comparison of Compensation Actually Paid (“CAP”) to our CEO(s) and the average CAP to our Non-CEO NEOs, as outlined in the Pay vs. Performance Table above. These comparisons are made against select performance measures, including: (1) TSR, (2) net income, and (3) Adjusted EBITDA.
In the chart below, the total shareholder return for both Comtech and the NASDAQ Telecommunications Index illustrates the cumulative return of a hypothetical $100 investment made on July 31, 2020, including the reinvestment of any dividends.

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FISCAL 2023 COMPENSATION TABLES

2023 Proxy Statement	77

FISCAL 2023 COMPENSATION TABLES
Tabular List of Financial Performance Measures Linked to Fiscal 2023 Compensation Actually Paid

The most important financial measures used by the Company to link “Compensation Actually Paid” (as defined by SEC rules) to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance considered, among other items related to the Company’s “One Comtech” transformation:

Adjusted EBITDA
Revenue
Relative TSR vs. S&P 600 Index
Pre-Tax Profit
Free Cash Flow
Securities Authorized for Issuance Under Equity Compensation Plans
Equity Compensation Information Table
The following table sets forth information as of July 31, 2023 regarding our compensation plans and the Common Stock we may issue under the plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights, and conversion of stock units, restricted stock units and performance shares (1)	Weighted-average exercise price of outstanding options, warrants and rights, and conversion of stock units, restricted stock units and performance shares (1)	Number of securities remaining available for future issuance under equity compensation plans (2)

Equity compensation plans approved by stockholders	2,354,004	$2.45	1,432,469

Equity compensation plans not approved by stockholders	-	-	-

Total	2,354,004	$2.45	1,432,469
(1)The number reported in this column assumes that long-term performance shares are earned at 200% of the target number of long-term performance shares. See Note (4) to the "Summary Compensation Table - Fiscal 2022." Stock units, restricted stock units and performance shares are convertible into shares of our Common Stock on a one-for-one basis, subject to certain vesting and other requirements, and do not require the payment of an exercise price. As such, for these awards, the weighted average exercise price reflected in the above table assumes a zero exercise price. The weighted average exercise price of stock option awards only was $23.99 as of July 31, 2023.
(2)Includes 301,474 shares available for issuance under the Comtech Telecommunications Corp. Second Amended and Restated 2001 Employee Stock Purchase Plan. That plan permits employees to purchase shares at a discount from fair market value of up to 15% of the market price of our Common Stock at the beginning or end of each calendar quarter. 1,130,995 shares remained available for issuance under the 2000 Stock Incentive Plan for either stock options, stock appreciation rights (which constitute options, warrants or rights for purposes of this table), restricted stock, restricted stock units, and other full-value awards. For purposes of this table, we assumed maximum achievement for all outstanding three-year performance-based restricted stock unit awards.

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AUDIT COMMITTEE AND OTHER MATTERS
Audit Committee Report
Our Audit Committee has furnished the following report.
The information contained in the "Audit Committee Report" is not to be deemed to be “soliciting material” or to be “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act or the Exchange Act, as amended, except to the extent that we specifically incorporate it by reference into such filings.
The Audit Committee assists the Board of Directors in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Comtech, the audits of Comtech’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as Comtech’s independent auditor, and the performance of Comtech’s internal auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. Deloitte & Touche LLP ("Deloitte"), Comtech’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting.
In fiscal 2023, the Audit Committee, in fulfilling its responsibilities, among other things:
•reviewed and discussed the audited financial statements contained in the 2023 Annual Report on SEC Form 10-K with Comtech’s management and with Deloitte;
•discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 1301, Communication with Audit Committees, as amended and adopted by the Public Company Accounting Oversight Board; and
•received written disclosures and the letter from Deloitte required by Public Company Accounting Oversight Board Rule 3526, "Communication with Audit Committees Concerning Independence," and discussed with Deloitte its independence from Comtech and its management.
In reliance on the reviews and discussion noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Comtech’s Annual Report on Form 10-K for the fiscal year ended July 31, 2023, for filing with the SEC.

Audit Committee

Lawrence J. Waldman, Chairperson
Judy Chambers
Hon. Ellen M. Lord
Dr. Yacov A. Shamash

2023 Proxy Statement	79

AUDIT COMMITTEE AND OTHER MATTERS
Certain Relationships and Related Transactions
Policies and Procedures Regarding Related Party Transactions
Our Standards of Business Conduct provide that transactions with related parties, as defined in the Standards of Business Conduct, must be communicated to the Corporate Compliance Officer and, as applicable, the Audit Committee. The Audit Committee's responsibilities involve evaluating related party transactions, including all transactions between the Company and any of its directors, executive officers, family members of directors and executive officers, and companies in which any director, executive officer or family member is known to be employed or is known to be a partner, principal or in a similar position.
In addition, our Corporate Governance Policy and Guidelines adopted by the Nominating and Governance Committee provide that, without the prior approval of a majority of disinterested members of the full Board of Directors and, if required by applicable listing standards, the Audit Committee, the Company will not make significant charitable contributions to organizations in which a director or family member of the director is affiliated, enter into consulting contracts with (or otherwise provide indirect compensation to) a director, or enter into any relationships or transactions (other than service as a director and Board of Directors committee member) between the Company and the director (or any business or nonprofit entity or organization in which the director is a general partner, controlling stockholder, officer, manager, or trustee, or materially financially interested).
When evaluating any related party transaction, the Audit Committee considers, among other matters, the terms of the proposed transaction or arrangement, as compared to the terms that could reasonably be expected to be obtained from an unrelated party, whether there are compelling business reasons for the Company to enter into the related party transaction and the nature of any available alternative transactions, whether the transaction would impair the independence of an otherwise independent director, whether the transaction would create an improper conflict of interest for any director or executive officer of the Company, and whether the proposed transaction or arrangement is in the best interests of the Company and its stockholders, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship.
Certain Transactions
We lease a 45,000 square foot facility in Melville, New York from a partnership controlled by our former Chairman and CEO. This facility has been used by our Satellite and Space Communications segment for manufacturing, engineering, sales and other administration functions for many years. In March 2021, in connection with our lease expiring in December 2021, our Audit Committee of the Board of Directors performed a comprehensive assessment to determine: (i) whether or not the facility met our current and future business requirements, and (ii) what terms and conditions we should consider in potentially negotiating a new lease. In determining current and future business requirements, the Audit Committee considered detailed operational requirements prepared by appropriate management levels. In determining the terms and conditions that we should consider, our Audit Committee obtained a market appraisal regarding prevailing rents for comparable facilities in the general vicinity. Our annual rent for this facility was $688,000 for fiscal 2023. The lease provides for our use of the premises as they exist through December 2031. Additionally, we have a right of first refusal in the event of a sale of the facility.

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PROPOSALS

PROPOSAL NO. 1 – ELECTION OF SIX DIRECTORS ♦♦♦ Our Board of Directors recommends a vote FOR the Election of

Ken A. Peterman Rear Admiral (Ret.) Wendi B. Carpenter LTG (Ret.) Bruce T. Crawford The Honorable Ellen M. Lord Mark R. Quinlan and Dr. Yacov A. Shamash to our Board of Directors

Background of Proposal 1
The Board recommends Ken A. Peterman, Rear Admiral (Ret.) Wendi B. Carpenter, LTG (Ret.) Bruce T. Crawford, The Honorable Ellen M. Lord, Mark R. Quinlan and Dr. Yacov A. Shamash to be elected to serve on our Board until the next annual meeting of stockholders and until their successors are duly elected and qualified.
All directors are elected for one-year terms. Assuming the election of the director nominees, following the Annual Meeting, all of our directors will have a term of office that expires at the 2024 Annual Meeting. All directors serve until their successors are duly elected and qualified.
If you properly execute your proxy card and do not provide voting instructions on Proposal 1, your shares will be voted in accordance with our Board’s recommendations. You may mark instructions with respect to any or all of the nominees in Proposal 1. We urge you to vote “FOR” all of the director nominees under Proposal 1.
Vote Required
Pursuant to our By-Laws, directors will be elected at the Annual Meeting using a majority voting standard. This means that in order to be elected, the votes cast for each nominee’s election must exceed the votes cast against such nominee’s election. You may vote “For,” “Against,” or “Abstain” with respect to each nominee for election under this proposal. Abstentions and broker non-votes are not considered votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS VOTING ON YOUR PROXY CARD
“FOR” EACH OF THE COMPANY’S DIRECTOR NOMINEES,
KEN A. PETERMAN, REAR ADMIRAL (RET.) WENDI B. CARPENTER,
LTG (RET.) BRUCE T. CRAWFORD, THE HON. ELLEN M. LORD,
MARK R. QUINLAN AND DR. YACOV A. SHAMASH

See Section 3 - "Stockholders, Directors and Executive Officers" for biographies and qualifications of our nominees for Director.

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PROPOSALS

PROPOSAL NO. 2 – APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
♦♦♦
Our Board of Directors recommends a vote FOR the proposal to approve compensation of our Named Executive Officers.

Background of Proposal 2
The Compensation Committee believes that compensation of our executive officers, along with the progressive changes made to our compensation programs, in fiscal 2023 met the objectives of our program which were to foster long-term business success using a pay-for-performance philosophy.
We are providing stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement, including in the section entitled “Compensation Discussion and Analysis,” the compensation tables and other executive compensation disclosures. Stockholders are being asked to vote on the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Comtech’s executive officers named in the Summary Compensation Table, as disclosed in Comtech’s Proxy Statement dated November 16, 2023 including the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.”
Although this proposal is advisory and not binding, the Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to our executive officers, will carefully consider the stockholder vote on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions. In each case, as it did throughout fiscal 2023 with respect to the prior year approval vote, the Compensation Committee will seek to understand the concerns that influenced the vote and address them in making future decisions affecting our executive compensation program.
Please refer to the sections of this Proxy Statement entitled “Compensation Discussion and Analysis” and “Fiscal 2023 Compensation Tables” for a detailed discussion of our executive compensation principles and practices, the fiscal 2023 compensation of our NEOs and any changes implemented in our program for fiscal 2023.
We urge you to read these sections of this Proxy Statement and the related compensation tables closely in determining how to vote on this matter.
Vote Required
Provided that a quorum is present, in order to be approved on an advisory basis, this proposal must receive the affirmative vote of a majority of the shares of capital stock of the Company present in person or represented by proxy at the meeting and voting thereon. Abstentions and broker non-votes are not considered votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE ON YOUR PROXY CARD
“FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

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PROPOSALS

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
♦♦♦
Our Board of Directors recommends you vote for a frequency of “say-on-pay” votes of
ONE YEAR.

Background of Proposal 3
We are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the preferred frequency of future advisory votes on the compensation of our Named Executive Officers in accordance with Section 14A of the Exchange Act. We currently hold such advisory votes on the compensation of our Named Executive Officers every year. Stockholders may indicate whether they would prefer that we conduct future advisory votes on the compensation of our Named Executive Officers every one year, every two years or every three years. After careful consideration, the Board has concluded that an advisory vote on the compensation of our Named Executive Officers that occurs every year is the most appropriate alternative for the Company and therefore the Board recommends that you vote for every “one year” as the preferred frequency.
An annual advisory vote on the compensation of our Named Executive Officers will allow our stockholders to provide direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year, which is consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation, corporate governance and other matters of importance to the Company. We believe an annual advisory vote on the compensation of our Named Executive Officers will benefit stockholder engagement by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation philosophy. We currently provide for an annual advisory vote on the compensation of our Named Executive Officers. This vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee. Notwithstanding the advisory nature of the vote, the Board values the opinions of stockholders and will review and consider seriously the outcome of this vote in determining how frequently the Company conducts an advisory vote on the compensation of our Named Executive Officers.
Vote Required

Since this proposal is an advisory vote with multiple choices, the provisions of our By-Laws regarding the vote required to “approve” a proposal are not applicable to this matter. Abstentions and broker non-votes will not be counted as expressing any preference. We will consider the frequency that receives the highest number of votes cast by stockholders to be the frequency that has been selected by stockholders. However, because this vote is advisory and non-binding on us or our Board, our Board may decide that it is in our and our stockholders’ best interest to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE ON YOUR PROXY CARD
TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS OF
“ONE YEAR”

2023 Proxy Statement	83

PROPOSALS

PROPOSAL NO. 4 – RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
♦♦♦
Our Board of Directors recommends a vote FOR the ratification of the selection of
Deloitte & Touche LLP as our independent registered public accounting firm.

Background of Proposal 4
The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the current fiscal year, ending July 31, 2024. If our stockholders do not ratify the selection of Deloitte, it will be reconsidered by our Audit Committee. Representatives of Deloitte are expected to be in attendance at the 2023 Annual Meeting, with the opportunity to make a statement, should they so desire, and to be available to respond to appropriate questions.
Our Audit Committee reviews each service performed by Deloitte on a case-by-case basis before approving all audit or permissible non-audit services. Our Audit Committee has concluded that the non-audit services provided by Deloitte are compatible with maintaining the independent registered public accounting firm’s independence.
Principal Accountant Fees and Services
The following is a summary of the fees billed to us for the fiscal year ended July 31, 2022 and fees billed to or payable by us for the fiscal year ended July 31, 2023 by Deloitte for professional services rendered:

Fee Category	Fiscal 2023 Fees	Fiscal 2022 Fees

Audit fees (1)	$1,392,000	$1,413,000
Audit-related fees	—	—
Tax fees (2)	84,000	84,000
All other fees (3)	12,000	12,000
Total fees	$1,488,000	$1,509,000

(1)Audit fees consist of fees for assurance and related services that are reasonably related to the performance of the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided in connection with statutory and regulatory filings or engagements. Audit fees include fees related to the audit of our report on internal control over financial reporting, issuance of consents and statutory audits of certain foreign subsidiaries.
(2)Tax fees consist of fees billed for professional services regarding federal, state and international tax compliance, tax advice and tax planning.
(3)All other fees represent technical accounting subscription fees and other permitted services other than those that meet the criteria above.
Vote Required
The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year will require the affirmative vote of a majority of the shares of capital stock of the Company present in person or represented by proxy at the meeting and voting thereon. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions and broker non-votes are not considered votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE ON YOUR PROXY CARD
“FOR” THE RATIFICATION OF
THE SELECTION OF DELOITTE & TOUCHE LLP

2023 Proxy Statement	84

PROPOSALS

PROPOSAL NO. 5 – APPROVAL OF THE COMTECH
TELECOMMUNICATIONS CORP. 2023 EQUITY AND INCENTIVE PLAN
♦♦♦
Our Board of Directors recommends voting FOR this proposal to approve the
2023 Equity and Incentive Plan.

Background of Proposal 5
On November 10, 2023, the Board approved the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan (the “2023 Plan”), subject to approval by our stockholders. The 2023 Plan will replace the Comtech Telecommunications Corp. Amended and Restated 2000 Stock Incentive Plan (the “2000 Plan”). If the 2023 Plan is approved by our stockholders, no awards will be granted under the 2000 Plan after the 2023 Plan becomes effective. As of October 23, 2023, there were 19,992 shares of Common Stock that remained available for future issuances under the 2000 Plan (assuming outstanding performance awards are counted at the maximum vesting level), which will terminate and cease to be available for future grants if the 2023 Plan is approved by our stockholders.
If the 2023 Plan is approved by stockholders, we will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented team who will contribute to our success. If the 2023 Plan is not adopted by our stockholders, the Company will continue to operate the 2000 Plan pursuant to its current provisions and we may be required to increase the cash component of our compensation mix which we believe would inhibit our ability to align participant interests with the interests of our stockholders, to recruit and retain new executives, key employees and non-employee directors, and motivate our current executives and key employees over a long-term horizon.
Equity Grant Practices
Outstanding Equity Awards
As of October 23,2023, there were approximately 2,317,053 full value awards (that is, awards other than stock options and stock appreciation rights, and with performance-based awards counted assuming the maximum vesting level) issued and outstanding and approximately 234,260 stock options outstanding under the 2000 Plan. As of that date, the weighted average exercise price of our outstanding stock options was $23.99, and the weighted average remaining contractual term for the outstanding stock options was 3.85 years. As noted above, as of October 23, 2023, 19,992 shares of Common Stock remained available for issuance under the 2000 Plan.
Dilution
Annual dilution from our equity compensation program is measured as the total number of shares subject to equity awards granted in a given year, less cancellations and other shares returned to the reserve that year, divided by total shares outstanding at the end of the year. Annual dilution from our equity compensation program for fiscal year 2023 was 4.8%, including 595,890 fully vested share units and other stock-based awards granted in lieu of non-equity incentive cash compensation. Overhang is another measure of the dilutive impact of equity programs. Our overhang is equal to the number of shares subject to outstanding equity compensation awards plus the number of shares available to be granted, divided by the total number of outstanding shares. As of October 23, 2023, our overhang was 7.9%. As of October 23, 2023, the 1,600,000 shares being requested under the 2023 Plan would bring our aggregate overhang to approximately 12.4%. Overhang percentages are based on approximately 28.4 million shares of Common Stock outstanding as of October 23, 2023.

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PROPOSALS
Burn Rate
Burn rate is a measure of the number of shares subject to equity awards that we grant annually, which helps indicate the life expectancy of our equity plans and is another measure of stockholder dilution. We determine our burn rate by dividing the aggregate number of shares subject to awards granted during the year by the weighted average number of shares outstanding during the year. The Company’s burn rate for the past three fiscal years has been as follows:

		Full Value Awards
		Restricted	Performance		Weighted Average
Fiscal Year	Options Granted	Stock Units Granted	Shares Earned*	Options + Full Value Awards*	Number of Ordinary Shares Outstanding	Burn Rate
2023	—	505,668	138,930	644,598	28,002,000	2.3%
2022	—	331,143	84,409	415,553	26,506,000	1.6%
2021	—	263,983	44,643	308,626	25,685,000	1.2%
*Performance share awards are shown based on the number earned. The Company granted 383,270, 94,888, and 123,120 performance share awards at target in fiscal 2023, fiscal 2022, and fiscal 2021, respectively.

*For each of fiscal 2023, 2022 and 2021, the Company issued 595,890, 265,962 and 234,710, respectively, of both fully vested share units and other stock-based awards to certain employees in lieu of annual non-equity incentive compensation which are excluded from the table above.
Our three-year average Burn Rate, calculated on a fiscal year basis, is 1.7%.
Certain Features of the 2023 Plan
The following features of the 2023 Plan are designed to reinforce the alignment between the equity compensation arrangements awarded pursuant to the 2023 Plan and our stockholders’ interests:
•Awards will be subject to a one-year minimum vesting period, subject to limited exceptions set forth in the 2023 Plan as described below and the Plan Committee’s (as defined below) ability to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the Award Agreement or otherwise;

•No discounting of stock options or stock appreciation rights;

•No repricing or replacement of underwater stock options or stock appreciation rights without stockholder approval;

•No dividend equivalents on stock options or stock appreciation rights;

•No dividends or dividend equivalents paid on unearned awards;

•Prohibition of the recycling of shares which were not issued or delivered upon the net settlement or net exercise of an option or stock appreciation right or used to pay the purchase price or taxes with respect to an award, as well as shares repurchased by the Company on the open market with the proceeds of an option exercise;

•Annual non-employee director compensation limit, which cannot be amended without stockholder approval; and

•No liberal definition of “change in control.”

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PROPOSALS
Purposes of the 2023 Plan
Equity-based compensation is a significant component of our compensation program and the 2023 Plan is intended to serve the following purposes:

•Align the interests of the Company’s stockholders and recipients of awards under the 2023 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•Advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors, consultants, independent contractors and agents; and

•Motivate such persons to act in the long-term best interests of the Company and its stockholders.
Under the 2023 Plan, the Company may grant:
•Non-qualified stock options;

•Incentive stock options (within the meaning of Section 422 of the Internal Revenue Code);

•Stock appreciation rights (“SARs”);

•Restricted stock, restricted stock units and other stock awards (collectively, “Stock Awards”); and

•Performance awards.
Description of the 2023 Plan
The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix A and incorporated into this Proxy Statement by reference.
Administration
The 2023 Plan will be administered by the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board (the “Plan Committee”), in each case consisting of two or more members of the Board. Each member of the Plan Committee is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the Nasdaq stock market or such other principal exchange on which the Common Stock is then traded. Notwithstanding the above, the “Committee” will mean the Board (or a designated subcommittee of the Board) with respect to awards granted to non-employee directors.
Subject to the express provisions of the 2023 Plan, the Plan Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards are evidenced by an agreement containing such provisions not inconsistent with the 2023 Plan as the Plan Committee approves. The Plan Committee also has authority to establish rules and regulations for administering the 2023 Plan and to decide questions of interpretation or application of any provision of the 2023 Plan. The Plan Committee may take any action such that (1) any outstanding options and SARs become exercisable in part or in full, (2) all or any portion of a restriction period on any outstanding awards lapse, (3) all or a portion of any performance period applicable to any outstanding awards lapse, and (4) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other level.
The Plan Committee may delegate some or all of its power and authority under the 2023 LTIP to the Board, a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of the Board, the Chief Executive Officer or any executive officer with regard to awards to persons subject to Section 16 of the Exchange Act.

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PROPOSALS
Available Shares
Under the 2023 Plan, the number of shares of Common Stock initially be available for all awards, other than substitute awards granted in connection with a corporate transaction, will be (i) 1,600,000 shares plus (ii) any shares of Common Stock that are available for awards under the 2000 Plan, as of the effective date of the 2023 Plan. This amount is subject to adjustment in the event of any equity restructuring that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend. The number of available shares will be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding awards. On the Record Date, the closing sales price per share of Common Stock as reported on the Nasdaq stock market was $10.29.
To the extent that shares of Common Stock subject to an outstanding award granted under the 2023 Plan or the 2000 Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of Common Stock subject to an option canceled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock will again be available under the 2023 Plan; provided, however, that shares of Common Stock subject to an award under the 2023 Plan or the 2000 Plan will not again be available for issuance under the 2023 Plan if such shares are (i) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (ii) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award or (iii) shares repurchased by the Company on the open market with the proceeds of an option exercise.
Change in Control
Unless otherwise provided in an award agreement or a participant’s effective employment, change in control, severance or other similar agreement in effect on the date of grant of the applicable award, in the event of a change in control of the Company in which the successor company assumes or substitutes for the applicable award, if a participant’s employment with such successor company (or the Company) or an affiliate thereof terminates within 24 months following such change in control without cause or under circumstances specified in the award agreement, then: (i) options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 36 months (but in no event beyond the regularly-scheduled term of such award); and (ii) the restrictions, limitations and other conditions applicable to performance awards or Stock Awards outstanding as of the date of such termination of employment will lapse and such awards will become fully vested (with the attainment of the performance goals determined as set forth in the award agreement or as otherwise determined by the Plan Committee).
Subject to the terms of the applicable award agreement, in the event of a change in control in which the awards are not effectively assumed or substituted as described above, then the Board (as constituted prior to such change in control) may, in its discretion, require that (i) some or all outstanding options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restriction period applicable to some or all outstanding Stock Awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (iv) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level. In addition, in the event of a change in control, the Board may, in its discretion, require that shares of capital stock of the company resulting from or succeeding to the business of the Company pursuant to such change in control, or the parent thereof, or other property be substituted for some or all of the shares of Common Stock subject to outstanding awards as determined by the Board, and/or require outstanding awards, in whole or in part, to be surrendered to the Company in exchange for a payment of cash, other property, shares of capital stock in the company resulting from the change in control, or the parent thereof, or a combination of cash, other property and shares.

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PROPOSALS
Under the terms of the 2023 Plan, a change in control is generally defined as (i) certain acquisitions of 30% or more of the combined voting power of the Company’s then-outstanding securities, (ii) certain changes in the composition of a majority our Board over a 24-month period, (iii) the consummation of certain mergers or consolidations of the Company with any other corporation, or (iv) the approval by the Company’s stockholders of a plan of complete liquidation of the Company or the consummation of certain sales or dispositions by the Company of all or substantially all of the Company’s assets.
No Repricing
The Plan Committee may not, without the approval of stockholders, (i) reduce the purchase price or base price of any previously granted stock option or SAR, (ii) cancel any previously granted stock option or SAR in exchange for another stock option or SAR with a lower purchase price or base price or (iii) cancel any previously granted stock option or SAR in exchange for cash or another award if the purchase price of such stock option or the base price of such SAR exceeds the fair market value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a change in control or pursuant to the plan’s adjustment provisions.
Clawback of Awards and Detrimental Activity
The awards granted under the 2023 Plan and any cash payment or shares of Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
In addition, the 2023 Plan provides that unless otherwise determined by the Plan Committee at grant, each award will provide that in the event a participant engages in certain detrimental activities prior to, or during the one-year period following, the later of such participant’s termination of employment or service or any vesting of the award, then the Plan Committee may direct (at any time within one year thereafter) that all options and SARs (whether or not vested) and all unvested awards will be immediately forfeited to the Company and that the participant will pay over to the Company an amount equal to the gain realized at the time of exercise or vesting of any awards that were vested during such one-year period.
Effective Date, Termination and Amendment
The 2023 Plan will become effective as of the date of stockholder approval and will terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of the 2023 Plan’s effective date, unless earlier terminated by the Board. The Board may amend the 2023 Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any rule of the Nasdaq stock market, and provided that no amendment may be made that seeks to modify the non-employee director compensation limit or the prohibition on repricing of stock options and SARs without stockholder approval under the 2023 Plan or that materially impairs the rights of a holder of an outstanding award without the consent of such holder.
Eligibility
Participants in the 2023 Plan will consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its affiliates (and such persons who are expected to become any of the foregoing) as selected by the Plan Committee. As of October 23, 2023, approximately 1,510 employees, 231 consultants and eight non-employee directors would be eligible to participate in the 2023 Plan, if selected for participation by the Plan Committee.

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PROPOSALS
Non-Employee Director Compensation Limit
Under the terms of the 2023 Plan, the aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any non-employee director will not exceed $500,000. The non-employee director compensation limit under the 2023 Plan will not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or compensation received by the director in his or her capacity as an executive officer or employee of the Company.
Minimum Vesting Conditions
Notwithstanding any other provision of the 2023 Plan to the contrary, awards granted under the 2023 Plan (other than cash-based awards) will vest no earlier than the first anniversary of the date on which the award is granted; provided, that the following awards shall not be subject to the foregoing minimum vesting requirement: (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries; (ii) shares delivered in lieu of fully vested cash obligations; (iii) awards to non-employee directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting; and (iv) additional awards the Plan Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the 2023 Plan (subject to adjustment under the corporate capitalization provisions under the 2023 Plan). The foregoing restriction does not apply to the Plan Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award agreement or otherwise.
Stock Options and SARs
The 2023 Plan provides for the grant of stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.
Each option will be exercisable for no more than 10 years after its date of grant. If the option is an incentive stock option and the optionee owns greater than 10% of the voting power of all shares of capital stock of the Company (a “ten percent holder”), then the option will be exercisable for no more than 5 years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the exercise price will be the price required by the Internal Revenue Code.
No free-standing SAR shall be exercised later than 10 years after its date of grant, and no SAR granted in tandem with an option (a “tandem SAR”) shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. Other than in the case of substitute awards granted in connection with a corporate transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of Common Stock on the date of grant (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted), provided that the base price of a tandem SAR will be the exercise price of the related option. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of Common Stock (which may be restricted stock) or, to the extent provided in the award agreement, cash or a combination thereof, with an aggregate value equal to the difference between the fair market value of the shares of Common Stock on the exercise date and the base price of the SAR.
All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs (i) upon a termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, are determined by the Plan Committee.
Notwithstanding anything in the award agreement to the contrary, the holder of an option or SAR will not be entitled to receive dividend equivalents with respect to the shares of Common Stock subject to such option or SAR.

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PROPOSALS
Stock Awards
The 2023 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award as a restricted stock award, restricted stock unit award or other stock award. Restricted stock awards and restricted stock unit awards are subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period.
Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock has rights as a stockholder of the Company, including the right to vote and receive dividends with respect to shares of restricted stock and to participate in any capital adjustments applicable to all holders of the Common Stock; provided, however, that any divided or other distribution paid with respect to shares of Common Stock, including a regular cash dividend, will be deposited by the Company and will be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.
The agreement awarding restricted stock units will specify (1) whether such award may be settled in shares of Common Stock, cash or a combination thereof; and (2) whether the holder will be entitled to receive dividend equivalents, and, if determined by the Plan Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to restricted stock units that are subject to vesting conditions will be subject to the same vesting conditions as the underlying awards. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit has no rights as a stockholder of the Company.
The Plan Committee may also grant other stock awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock. Any distribution, dividend or dividend equivalents with respect to such Stock Awards that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards.
All of the terms relating to the satisfaction of performance measures and the termination of a restriction period or performance period relating to a Stock Award, or the forfeiture and cancellation of a Stock Award (i) upon a termination of employment, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee.
Performance Awards
The 2023 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of Common Stock (including shares of restricted stock) or cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. Any dividends or dividend equivalents with respect to a performance award will be subject to the same vesting and other restrictions as such performance award. Prior to the settlement of a performance award in shares of Common Stock, the holder of such award has no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon (i) a termination of employment, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee.
Performance awards which are settled in cash and are granted with a performance period of one year are designated the “annual incentive awards.” Performance awards which are settled in cash must be subject to at least one performance measure (as described below).

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PROPOSALS
Performance Measures
Under the 2023 Plan, the grant, vesting, exercisability or payment of certain awards, or the receipt of shares of Common Stock subject to certain awards, may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Plan Committee in establishing performance measures under the 2023 Plan: the attainment by a share of Common Stock of a specified fair market value for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures, or such other goals as the Plan Committee may determine whether or not listed herein.
Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of one or more other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a performance measure or determining the achievement of a performance measure, the Plan Committee may provide that achievement of the applicable performance measures may be amended or adjusted to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance measures will be subject to such other special rules and conditions as the Plan Committee may establish at any time.
New Plan Benefit
The number of stock options or other forms of award that will be granted under the 2023 Plan is not currently determinable. Information regarding awards granted in fiscal 2023 under the 2000 Plan to the Named Executive Officers is provided in the “Summary Compensation Table – Fiscal 2023” and the “Table of Grants of Plan-Based Awards – Fiscal 2023.” Information regarding awards granted in 2023 under the 2000 Plan to non-employee directors is provided in the “Table of Director Compensation for Fiscal 2023.”
Federal Income Tax Consequences
The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2023 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2023 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2023 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

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PROPOSALS
Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation.
Stock Options
A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company (or, if applicable, the affiliated employer) will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (1) the lesser of the amount realized upon that disposition and the fair market value of those shares on the date of exercise over (2) the exercise price, and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.
SARs
A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.
Stock Awards
A participant will not recognize taxable income at the time restricted stock (i.e., stock subject to restrictions constituting a substantive risk of forfeiture) is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company (or, if applicable, the affiliated employer) as compensation expense, subject to the deduction limits under Section 162(m) of the Internal Revenue Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

2023 Proxy Statement	93

PROPOSALS
A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.
A participant who receives shares of Common Stock that are not subject to any restrictions under the 2023 Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date, and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.
Performance Awards
A participant will not recognize taxable income at the time performance awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.
Vote Required
The approval of the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan will require the affirmative vote of a majority of the shares of capital stock of the Company present in person or represented by proxy at the meeting and voting thereon. Abstentions and broker non-votes are not considered votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE ON YOUR PROXY CARD
“FOR” THE APPROVAL OF THE COMTECH TELECOMMUNICATIONS CORP. 2023
EQUITY AND INCENTIVE PLAN

2023 Proxy Statement	94

Appendix A
COMTECH TELECOMMUNICATIONS CORP.
2023 EQUITY AND INCENTIVE PLAN

I. INTRODUCTION
1.1    Purposes. The purposes of the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining Non-Employee Directors, officers, other employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.
1.2    Certain Definitions.
"Affiliate" shall mean each of the following: (i) any Subsidiary; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (iii) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an "Affiliate" by resolution of the Committee.
“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.
“Board” shall mean the Board of Directors of the Company.
"Board Measurement Period” shall have the meaning set forth in Section 5.8(c)(2).
"Cause" shall mean, with respect to a participant's termination of service: (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the participant at the time of the grant of the Award (or where there is such an agreement but it does not define "cause" (or words of like import)), termination due to a participant's commission of a fraud or a felony in connection with his or her duties as an employee of the Company or an Affiliate, willful misconduct or any act of disloyalty, dishonesty, fraud, breach of trust or confidentiality as to the Company or an Affiliate or any other act which is intended to cause or may reasonably be expected to cause economic or reputational injury to the Company or an Affiliate; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines "cause" (or words of like import), as defined under such agreement; provided, however, that with regard to any agreement that conditions "cause" on occurrence of a change in control, such definition of "cause" shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. Notwithstanding the foregoing, in the case of a participant who is a Non-Employee Director, "cause" shall mean an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.
“Change in Control” shall have the meaning set forth in Section 5.8(c).
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the Nasdaq Stock Market or, if the Common Stock is not listed on the Nasdaq Stock Market, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded; provided, however, the “Committee” shall mean the Board (or a designated subcommittee of the Board) with respect to awards granted to Non-Employee Directors; provided, further, that the Board may, in its discretion, serve as the Committee under the Plan.
“Common Stock” shall mean the common stock, par value $0.10 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Comtech Telecommunications Corp., a corporation organized under the laws of the State of Delaware, or any successor thereto.
“Detrimental Activity” shall mean (i) the disclosure to anyone outside the Company or its affiliates, or the use in any manner other than in the furtherance of the Company's or its affiliate's business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company or its affiliates, acquired by a participant prior to the participant's termination of employment or service; (ii) activity while employed by, or otherwise providing services to, the Company or its affiliates that results, or if known could result, in the participant's termination of employment or service for Cause; (iii) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hire of) any non-clerical employee of the Company or its affiliates to be employed by, or to perform services for, the participant or any person or entity with which the participant is associated (including, but not limited to, due to the participant's employment by, consultancy for, directorship with, equity interest in, or creditor relationship with such person or entity) or any person or entity from which the participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company; (iv) any attempt, directly or indirectly, to solicit in a competitive manner any current or prospective customer of the Company or its Affiliates with whom participant had material contact during participant’s employment with the Company or its Affiliates or about whom participant had confidential information as a result of participant’s employment with the Company or its Affiliates, in each case without prior written authorization from the Company; (v) the participant's Disparagement, or inducement of others to do so, of the Company or its affiliates or their past and present officers, directors, employees or products; (vi) without written authorization from the Company, the rendering of services for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company or its affiliates, or which organization or business, or the rendering of services to such organization or business, is otherwise prejudicial to or in conflict with the interests of the Company or its affiliates, (vii) breach of any material agreement between the participant and the Company or an affiliate (including, without limitation, any employment agreement or non-competition or non-solicitation agreement), or (viii) a violation of the Company’s Standards of Business Conduct as adopted by the Company from time to time and as in effect on the date the award is granted. Unless otherwise determined by the Committee at grant, Detrimental Activity shall not be deemed to occur after the end of the one-year period following the participant’s termination of employment or service. Section (iv) above shall not apply (A) to any participant whose primary work location is in the state of California as set forth in in the Company’s records; and (B) to any customer or prospective customer with whom a participant had a prior business relationship to the extent the participant’s primary work location is in the state of New York as set forth in the Company’s records. For purposes of subsections (i), (iii), (iv) and (vi) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the participant with such authorization, provided that in the case of the Chief Executive Officer and the General Counsel of the Company, the Board shall have authority to provide the participant with written authorization to engage in the activities contemplated by subsections (i), (iii), (iv) and (vi) above and no other person shall have authority to provide the participant with such authorization.
“Disparagement” shall, subject to Section 5.17, mean making comments or statements to the press, the Company's or its affiliates' employees, consultants or any individual or entity with whom the Company or its affiliates has a business relationship which would adversely affect in any manner: the conduct of the business of the Company or its affiliates (including, without limitation, any products or business plans or prospects), or the business reputation of the Company or its affiliates, or any of their products, or their past or present officers, directors or employees.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the Nasdaq Stock Market on the date as of which such value is being determined or, if the Common Stock is not listed on the Nasdaq Stock Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that the Company may in its discretion use the closing transaction price of a share of Common Stock on the day preceding the date as of which such value is being determined to the extent the Company determines such method is more practical for administrative purposes, such as for purposes of tax withholding. If the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.
“Family Member” shall mean “family member” as defined in Section A1(a)(5) of the general instructions of Form S-8.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.
“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.
“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Affiliate.
“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.
“Other Stock Award” shall mean an award granted pursuant to Section 3.4 of the Plan.
“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.
“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, Other Stock Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Committee in establishing Performance Measures under this Plan: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures, or such other goals as the Committee may determine whether or not listed herein. Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee may provide that achievement of the applicable Performance Measures may be amended or adjusted to include or exclude components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.
“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Prior Plan” shall mean the Comtech Telecommunications Corp. 2000 Stock Incentive Plan, as amended and restated effective as of December 15, 2022, and each other equity plan maintained by the Company under which awards are outstanding as of the effective date of this Plan.
“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.
“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.
“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.
“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.
“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Stock Award shall remain in effect.
“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.
“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award.
“Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.
“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.
“Tax Date” shall have the meaning set forth in Section 5.5.
“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).
1.3    Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock Awards; and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.
The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.
No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.
1.4    Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents, and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents of the Company and its Affiliates as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by an Affiliate, and references to employment shall include service as a Non-Employee Director, consultant, independent contractor or agent. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during an approved leave of absence. The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $500,000; provided, however, that this limit shall not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or compensation received by the director in his or her capacity as an executive officer or employee of the Company.
1.5    Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, the number of shares of Common Stock that shall initially be available for all awards under this Plan, other than Substitute Awards, shall equal the sum of (i) 1,600,000 shares of Common Stock and (ii) the number of shares of Common Stock available under the Comtech Telecommunications Corp. 2000 Stock Incentive Plan, as amended and restated effective as of December 15, 2022, as of the effective date of the Plan. Subject to adjustment as provided in Section 5.7, no more than shares 1,600,000 Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. The number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Awards denominated in shares of Common Stock, other than Substitute Awards.
To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan or a Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan or a Prior Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.

    The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).
Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.
1.6     Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the award is granted; provided, that the following awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to Non-Employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 1.5 (subject to adjustment under Section 5.7); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award Agreement or otherwise.
II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
2.1    Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.
Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:
(a)    Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.
    Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.
(b)    Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)    Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise, (E) any other method designated by the Committee or (F) a combination of the foregoing, in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the participant. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2    Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.
SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:
(a)    Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).
Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.
(b)    Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that (i) no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and (ii) no Free-Standing SAR shall be exercised later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)    Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).
2.3    Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.
2.4    No Repricing. The Committee shall not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.
2.5    No Dividend Equivalents.    Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.
III. STOCK AWARDS
3.1    Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or, in the case of an Other Stock Award, the type of award being granted.
3.2    Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)    Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.
(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c)    Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.
d)    Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution or dividend with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.
3.3    Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)    Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.
(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c)    Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.
3.4    Other Stock Awards.  Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee. The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Any distribution, dividend or dividend equivalents with respect to Other Stock Awards that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards.
3.5    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.
IV. PERFORMANCE AWARDS
4.1    Performance Awards. The Committee may, in its discretion, grant Performance Awards, including cash incentive awards, to such eligible persons as may be selected by the Committee.

4.2    Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)    Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee. Performance Awards which are settled in cash and are granted with a Performance Period of one year shall be designated as “Annual Incentive Awards.” Performance Awards which are settled in cash must also be subject to at least one Performance Measure.
(b)    Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.
(c)    Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.
4.3    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.
V. GENERAL
5.1    Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2023 annual meeting of stockholders and, if approved by the Company’s stockholders, shall become effective as of the date on which the Plan was approved by stockholders. This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.
Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than ten years after the date on which the Plan was approved by the Board. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.
5.2    Amendments. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any rule of the Nasdaq Stock Market, or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify the Non-Employee Director compensation limit set forth in Section 1.3 or the prohibition on repricing set forth in Section 2.4 hereof; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.
5.3    Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is issued by the Company and, to the extent required by the Company, executed or electronically accepted by the recipient of such award. Upon such execution or acceptance and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4    Non-Transferability.
(a)    No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by this Section 5.4 or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by this Section 5.4, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.
(b)    Notwithstanding the foregoing, the Committee may in its sole discretion permit awards (other than Incentive Stock Options) to be transferred by the holder, without consideration, subject to such rules as the Committee may adopt, to (i) any person who is a Family Member of the holder; (ii) a trust solely for the benefit of the holder or the holder’s Family Members; (iii) a partnership or limited liability company whose only partners or members are the holder and the holder’s Family Members and where such persons hold more than 50 percent of the voting interests; or (iv) any other transferee as may be approved either (A) by the Board or the Committee, or (B) as provided in the applicable Agreement (each transferee described in clause (i), (ii), (iii) or (iv) above is hereinafter referred to as a “Permitted Transferee”); provided, that the holder provides the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the holder in writing that such transfer would comply with the requirements of the Plan; and provided, further, an award that is “nonqualified deferred compensation” subject to Section 409A of the Code shall not be transferred more than 30 days prior to the date such award is settled.
(c)    The terms of any award transferred in accordance with Section 5.4(b) shall apply to the Permitted Transferee, and any reference in the Plan or in any applicable Agreement to the “Participant,” “Grantee,” or similar terms shall be deemed to refer to the Permitted Transferee (including, but not limited to, the ability to exercise an award, if applicable), except that (i) no Permitted Transferee shall be entitled to transfer any award, other than by will or the laws of descent and distribution; (ii) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the holder under the Plan or otherwise; (iii) the consequences of the termination of the holder under the terms of the Plan and the applicable Agreement shall continue to apply with respect to the transferred award, including, without limitation, that a Stock Option or SAR shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Agreement; and (iv) any non-competition, non-solicitation, non-disparagement, non-disclosure, or other restrictive covenants contained in any Agreement or other agreement between the holder and the Company or any Affiliate shall continue to apply to the holder and the consequences of the violation of such covenants shall continue to be applied with respect to the transferred award, including, without limitation, any forfeiture provisions as may be set forth in the Plan or the applicable Agreement and the terms of any recoupment or clawback policy of the Company as may be in effect from time to time.

5.5    Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise, (E) any other method designated by the Committee or (F) a combination of the foregoing, in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6    Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.
5.7    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
5.8    Change in Control.
(a)    Assumption or Substitution of Certain Awards. Unless otherwise provided in an Agreement or a participant's effective employment, change in control, severance or other similar agreement in effect on the date of grant of the appliable award, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for the applicable award, if a participant's employment with such successor company (or the Company) or an Affiliate thereof terminates within 24 months following such Change in Control (or such other period set forth in the Agreement, including prior thereto if applicable) without cause or under the circumstances specified in the Agreement: (i) options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 36 months (or the period of time set forth in the applicable Agreement, but in no event beyond the end of the regularly scheduled term of such options or SARs) and (ii) the restrictions, limitations and other conditions applicable to Performance Awards or Stock Awards outstanding as of the date of such termination of employment shall lapse and such Awards shall become free of all restrictions, limitations and conditions and become fully vested (with the attainment of the performance goals determined as set forth in the Agreement or as otherwise determined by the Committee). For the purposes of this Section, an award shall be considered assumed or substituted for, if following the Change in Control the award confers the right to purchase or receive, for each share of Common Stock subject to the award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of shares of Common Stock for each share of Common Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an award, for each share of Common Stock subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee (as in effect prior to the Change in Control) in its sole discretion and its determination shall be conclusive and binding.

(b)    Awards Not Assumed or Substituted. Subject to the terms of the applicable Agreements, in the event of a “Change in Control” in which the awards are not effectively assumed or substituted in accordance with Section 5.8(a), the Board, as constituted prior to the Change in Control, may, in its discretion:
(1) require that (i) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the Restriction Period applicable to some or all outstanding Stock Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;
(2) require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or
(3) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment or other property in an amount equal to (A) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (B) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i), whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(1); (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash or other property pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.
(c)    For purposes of this Plan, a “Change in Control” shall be deemed to have occurred:
(1) upon any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;
(2) during any period of two (2) consecutive years (the “Board Measurement Period”), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (1), (3), or (4) of this section) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(3) upon a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than 50% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or
(4) upon approval by the stockholders of the Company of a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale;
provided, that with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (1), (2), (3) or (4) also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) if required in order for the payment not to violate Section 409A of the Code.

5.9    Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.
5.10    No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company or any Affiliate or affect in any manner the right of the Company or any Affiliate to terminate the employment or service of any person at any time without liability hereunder.
5.11    Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.
5.12    Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.
5.13    Awards Subject to Clawback. The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
5.14    Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.15    Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Affiliates operates or has employees.
5.16    Detrimental Activity. Unless otherwise determined by the Committee at grant, each Award shall provide that in the event the participant engages in Detrimental Activity prior to, or during the one year period following, the later of the participant’s termination of employment or service or any vesting of the Award, the Committee may direct (at any time within one year thereafter) that all Options and SARs (whether or not vested) and all unvested Awards shall be immediately forfeited to the Company and that the participant shall pay over to the Company an amount equal to the gain realized at the time of exercise or vesting of any Awards that were exercised or vested during such one-year period.
5.17    Protected Rights. Nothing contained in this Plan is intended to limit the participant’s ability to (i) report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”), (ii) communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company or (iii) under applicable United States federal law to (A) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (B) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.
5.18    Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Common Stock is listed or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid by a court of competent jurisdiction, such unlawfulness or invalidity shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, unenforceable or impermissible, and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

COMTECH

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 13, 2023 for shares held directly and by 11:59 p.m. Eastern Time on December 11, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CMTL2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 13, 2023 for shares held directly and by 11:59 p.m. Eastern Time on December 11, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V24282-P99413 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMTECH TELECOMMUNICATIONS CORP.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Ken A. Peterman	☐	☐	☐
1b. Rear Admiral (Ret) Wendi B. Carpenter	☐	☐	☐
1c. Lieutenant General (Ret) Bruce T. Crawford	☐	☐	☐
1d. The Honorable Ellen M. Lord	☐	☐	☐
1e. Mark R. Quinlan	☐	☐	☐
1f. Dr. Yacov A. Shamash	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Approval, on an advisory basis, of the compensation of our Named Executive Officers.	☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. Advisory vote to approve the frequency of future advisory votes on the compensation of our Named Executive Officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
4. Ratification of selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2024.	☐	☐	☐
5. Approval of the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan.	☐	☐	☐

NOTE: This proxy will be voted in accordance with the instructions specified. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR APPROVAL OF PROPOSALS 2, 4, AND 5 AND IN FAVOR OF "1 YEAR" ON PROPOSAL 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Please sign, date and mail your proxy card back as soon as possible!

Annual Meeting of Stockholders
COMTECH TELECOMMUNICATIONS CORP.
December 14, 2023

V24283-P99413

COMTECH TELECOMMUNICATIONS CORP.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ken Peterman, Nancy Stallone and Don Walther, and each of them, with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Comtech Telecommunications Corp. (the "Company") to be held virtually at www.virtualshareholdermeeting.com/CMTL2023 on December 14, 2023, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card and in their discretion, upon such other matters as may come before the meeting.

This proxy will be voted in accordance with the instructions specified. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR APPROVAL OF PROPOSALS 2, 4, AND 5 AND IN FAVOR OF "1 YEAR" ON PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side